Exhibit 10.17

$13,500,000

CREDIT AGREEMENT

among

IGN ENTERTAINMENT, INC.,

as Borrower,

The Several Lenders
from Time to Time Parties Hereto,

and

US Bank National Association,
as Administrative Agent
and as Collateral Agent

Dated as of May 27, 2005

TABLE OF CONTENTS

SECTION 1. DEFINITIONS

1.1	Defined Terms:

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1	Term Loan Commitments
2.2	Procedure for Term Loan Borrowing
2.3	Repayment of Term Loans
2.4	Repayment of Loans; Evidence of Debt
2.5	Fees
2.6	Optional Prepayments
2.7	Interest Rates and Payment Dates
2.8	Indemnification
2.9	Pro Rata Treatment and Payments
2.10	Requirements of Law
2.11	Taxes

SECTION 3. INTENTIONALLY OMITTED

SECTION 4. REPRESENTATIONS AND WARRANTIES

4.1	Organization, Standing and Qualification
4.2	Capitalization
4.3	Directors, Owners and Affiliates of the Borrower
4.4	Authorization of the Loan Documents
4.5	No Violation
4.6	No Defaults
4.7	Use of Proceeds
4.8	Outstanding Indebtedness; Liens
4.9	Financial Statements; Projections; No Undisclosed Liabilities
4.10	No Material Adverse Change
4.11	Litigation
4.12	Title to and Condition of Properties
4.13	Environmental Compliance
4.14	Intellectual Property
4.15	Taxes
4.16	ERISA
4.17	Material Contracts
4.18	Compliance with Laws; Charter Documents; Material Contracts
4.19	Labor Relations
4.20	No Violation of Regulations of Board of Governors of Federal Reserve System
4.21	Governmental Regulations

i

4.22	Solvency
4.23	Full Disclosure
4.24	Survival of Representations and Warranties
4.25	Security Documents
4.26	Real Property

SECTION 5. CONDITIONS PRECEDENT

5.1	Conditions to Initial Extension of Credit
5.2	Representations and Warranties True; No Event of Default
5.3	Compliance with this Agreement
5.4	AskMen Acquisition
5.5	Compliance Certificates
5.6	Opinion of Counsel
5.7	Intentionally Omitted
5.8	Sources and Uses of Funds
5.9	Financial Statements
5.10	Assets and Liabilities
5.11	Proceedings Satisfactory
5.12	Consents and Permits
5.13	Solvency Certificate
5.14	Loan Documents
5.15	Security
5.16	Payment of Fees and Expenses
5.17	No New Information
5.18	No Material Adverse Change
5.19	Disbursement Instructions
5.20	Other Assurances

SECTION 6. AFFIRMATIVE COVENANTS

6.1	Payment of Obligations
6.2	Delivery of Financial and Other Statements and Reports
6.3	Taxes
6.4	Insurance
6.5	Corporate Existence
6.6	Books and Records
6.7	Compliance with Laws
6.8	Use of Proceeds
6.9	Mandatory Prepayments with Excess Cash and Net Financing Proceeds
6.10	Additional Collateral, etc.
6.11	Security Interests

SECTION 7. NEGATIVE COVENANTS

7.1	Incurrence of Indebtedness and Issuance of Preferred Stock
7.2	No Layering

7.3	Restrictions on Liens
7.4	Limitation on Restricted Payments
7.5	No Amendment to Certain Documents
7.6	Asset Sales; Casualty Proceeds
7.7	Limitation on Sale and Leaseback Transactions
7.8	Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries
7.9	Business Activities
7.10	Stay, Extension and Usury Laws
7.11	Investment Company Act; United States Real Property Holding Corporation
7.12	No Merger, etc.
7.13	Limitation on Transactions With Affiliates
7.14	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries
7.15	Payments for Consent
7.16	Employee Plans
7.17	ERISA Notices

SECTION 8. FINANCIAL COVENANTS

8.1	Minimum Consolidated EBITDA
8.2	Minimum EBITDA to Consolidated Interest Expense
8.3	Limitation on Capital Expenditures
8.4	Leverage Ratio

SECTION 9. DEFAULTS AND REMEDIES

9.1	Event of Default
9.2	Acceleration
9.3	Other Remedies
9.4	Waiver of Past Defaults
9.5	Rights of Lenders to Receive Payment

SECTION 10. THE AGENTS

10.1	Appointment
10.2	Delegation of Duties
10.3	Exculpatory Provisions
10.4	Reliance by Collateral Agent
10.5	Notice of Default
10.6	Non-Reliance on the Collateral Agent and Lenders
10.7	Indemnification
10.8	Collateral Agent in its Individual Capacity
10.9	Successor Collateral Agent
10.10	Authorization to Release Liens and Guarantees
10.11	Withholding Tax

SECTION 11. MISCELLANEOUS

11.1	Notices
11.2	Survival of Agreement
11.3	Transfers
11.4	Successors and Assigns
11.5	Amendment and Waiver
11.6	Independence of Covenants
11.7	No Fiduciary Relationship
11.8	No Duty
11.9	Counterparts
11.10	Calculations; Computations
11.11	Interpretation
11.12	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial
11.13	Entire Agreement
11.14	Severability

SCHEDULES:

Schedule 1	Commitments
Schedule 4.1(a)	Charter Documents
Schedule 4.1(c)	Subsidiaries
Schedule 4.1(d)	Agreements Imposing Restrictions on Payment of Dividends
Schedule 4.2	Capitalization
Schedule 4.3	Directors, Officers and Affiliates
Schedule 4.5	Consents, Approvals, Authorizations and Notices
Schedule 4.8	Existing Indebtedness and Existing Liens
Schedule 4.9(a)	Financial Statements
Schedule 4.9(b)	Projections
Schedule 4.9(c)	Undisclosed Liabilities
Schedule 4.11	Litigation
Schedule 4.13	Environmental Compliance
Schedule 4.14	Intellectual Property
Schedule 4.16(a)	ERISA Plans
Schedule 4.16(b)	ERISA Plan Payments
Schedule 4.17	Material Contacts
Schedule 4.25(a)-1	UCC Filing Jurisdictions
Schedule 4.25(a)-2	UCC Financing Statements to Remain on File
Schedule 4.25(a)-3	UCC Financing Statements to be Terminated
Schedule 4.26	Real Property
Schedule 5.7	Sources and Uses of Funds

EXHIBITS:

Exhibit A	Form of Borrowing Notice
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Guarantee and Collateral Agreement
Exhibit D	Form of Term Note
Exhibit E	Form of Prepayment Option Notice
Exhibit F	Form of Exemption Certificate
Exhibit G	Form of Opinion of Counsel
Exhibit H	Form of Solvency Certificate
Exhibit I	Form of Assignment and Acceptance

i

CREDIT AGREEMENT, dated as of May 27 2005, among IGN Entertainment, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), and US Bank National Association as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, on the Closing Date (as defined below) 4293746 Canada, Inc., a corporation incorporated under the laws of Canada and a Wholly-Owned Subsidiary of the Borrower, will acquire all of the issued and outstanding shares of stock of AskMen, pursuant to the AskMen Acquisition Agreement (as defined below) and immediately thereafter amalgamate with and into AskMen;

WHEREAS, the Borrower wishes to incur the term loans contemplated by this Agreement;

WHEREAS, the Lenders are willing to make such term loans available upon and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

1.1           Defined Terms: As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“3-Month LIBOR”:

(a)           the rate for three-month deposits in United States dollars, that appears on the Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the applicable LIBOR Determination Date; or

(b)           if no rate appears on the particular LIBOR Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Borrower as the arithmetic mean of at least two offered quotations obtained after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Borrower with its offered quotation for deposits in United States dollars for the period of three months to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(c)           if fewer than two offered quotations referred to in clause (ii) are provided as requested, the rate calculated by the Borrower as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular LIBOR Determination Date by three major banks in The City of New York selected by the Borrower for loans in United States dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(d)           if the banks so selected by the Borrower are not quoting as mentioned in clause (iii) above, 3-Month LIBOR in effect on the preceding LIBOR Determination Date.

“Acquired Debt”: with respect to any specified Person:

(i)            Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(ii)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Consideration”: the “Purchase Price” (as defined in the AskMen Merger Document).

“Administrative Agent”:  as defined in the preamble hereto.

“Affiliate”:  with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether in the capacity of officer or director of such Person, through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction”: as defined in Section 7.13(a).

“Agents”:  the Collateral Agent and the Administrative Agent.

“Aggregate Required Prepayment Amount”: for any mandatory prepayment to be prepaid pursuant to Section 6.9, the applicable amount of Net Financing Proceeds or the Applicable Percentage of Excess Cash Flow, as applicable.

“Agreement”:  this Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time, including all Exhibits, Schedules, and Annexes attached hereto.

“Applicable Percentage”: equals

(a)           75% with respect to a mandatory repayment of Loans with Excess Cash Flow generated in any fiscal year if, as of the end of such fiscal year, the Senior Leverage Ratio of the Borrower is equal to or greater than 1.50:1.00, or

(b)           50% with respect to a mandatory repayment of Loans with Excess Cash Flow generated in any fiscal year if, as of the end of such fiscal year, the Senior Leverage Ratio of the Borrower is less than 1.50:1.00.

“Applicable Spread”: equals, on any applicable LIBOR Reset Date,

(a)           7.50%, if on the applicable LIBOR Reset Date the Senior Leverage Ratio is equal to or greater than 2.00:1.00,

(b)           6.50%, if on the applicable LIBOR Reset Date, the Senior Leverage Ratio is equal to or greater than 1.25:1.00 and less than 2.00:1.00, and

(c)           5.50%, if on the applicable LIBOR Reset Date, the applicable LIBOR Reset Date, the Senior Leverage Ratio is less than 1.25:1.00.

“AskMen”: AskMen.com Solutions Canada, Inc.

“AskMen Acquisition”: the acquisition by the Borrower of 100% of the outstanding Capital Stock of AskMen pursuant to the AskMen Acquisition Agreement.

“AskMen Acquisition Agreement”:  Share Transfer Agreement, dated as of May 27, 2005, by and among, the Borrower, 4293746 Canada Inc., a corporation incorporated under the laws of Canada, 3218864 Canada Inc., a corporation incorporated under the laws of Canada, Link Limited, a corporation incorporated under the laws of the Bahamas, 4205235 Canada Inc., a corporation incorporated under the laws of Canada, 4205219 Canada Inc., a corporation incorporated under the laws of Canada, 4205227 Canada Inc., a corporation incorporated under the laws of Canada, and New Freedom Corporation, a corporation incorporated under the laws of the British Virgin Islands, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“AskMen Acquisition Documents”:  collectively, the AskMen Acquisition Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented, replaced or otherwise modified from time to time.

“AskMen Financing Documents”: this agreement and all other agreements and documents relating to the incurrence of the Loans on the Closing Date.

“Asset Sale”:

(i)            the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole will be governed by the provisions of Section 7.12 and not by the provisions of Section 7.6,

(ii)           the issuance of Equity Interests in any of the Borrower’s Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a)           any single transaction or series of related transactions that involves assets having a fair market value of less than $100,000;

(b)           a transfer of assets between or among the Borrower and its Wholly Owned Subsidiaries;

(c)           the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(d)           an issuance of Equity Interests by a Subsidiary to the Borrower or to another Wholly Owned Subsidiary;

(e)           a Restricted Payment that does not violate Section 7.4 or a Permitted Investment; and

(f)            the sale or other disposition of Cash Equivalents.

“Attributable Debt”: in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law”: Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner”: has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Borrower”:  as defined in the preamble hereto.

“Borrowing Date”:  any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Notice”:  with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by,  Exhibit A, delivered to each Lender.

“Business Day”:  any day that is not a Legal Holiday.

“Capital Lease”:  any lease of any property which would in accordance with GAAP be required to be classified and accounted for on the balance sheet of the lessee as a capital lease.

“Capitalized Lease Obligation”: with respect to any Person for any period, any obligation of such Person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

“Capital Stock”:  any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

“Cash Equivalents”:

(i)            marketable direct obligations issued or unconditionally Guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(ii)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having the highest ratings obtainable from Standard & Poor’s Corporation, Moody’s Investors Service, Inc. or another nationally recognized rating agency;

(iii)          commercial paper maturing no more than one year from the date of issuance thereof and, at the time of issuance, having at least A-1 ratings from Standard & Poor’s Corporation, and P-1 ratings for Moody’s Investors Service, Inc. or equivalent ratings from another nationally recognized rating agency;

(iv)          certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100.0 million and having a rating of at least Aa from Moody’s Investors Service, Inc. or a rating of at least AA from Standard and Poor’s Corporation; and

(v)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (iv) of this definition.

“Cash Flow from Investing Activities”: the cash flow from investing activities as determined in accordance with GAAP.

“Cash Flow from Operating Activities”: the cash flow from operating activities as determined in accordance with GAAP.

“Casualty Proceeds”: any net insurance proceeds or other awards payable in connection with the loss, destruction or condemnation of any assets of the Borrower or any of its Subsidiaries (net of any costs incurred in connection with the adjustment or settlement thereof).

“CERCLA”:  the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) and any regulations promulgated thereunder

“Change of Control”:  the occurrence of any of the following:

(e)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(f)            the adoption of a plan relating to the liquidation or dissolution of the Borrower;

(g)           the consummation of the first transaction (including any merger or consolidation) the result of which is that any “person” (as defined above), other than Great Hill or any of its Affiliates, becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock of the Borrower (measured by voting power rather than number of shares) than is at the time Beneficially Owned by Great Hill and its Affiliates; or

(h)           the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Borrower or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(i)            after an initial public offering of the Borrower or any direct or indirect parent of the Borrower, the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors; or

(j)            Great Hill, Affiliates of Great Hill, Liberty Mutual Insurance Company and BACI collectively shall cease to own and control a majority of the Voting Stock of the Borrower (measured by voting power rather than number of shares); provided, that in no event shall Liberty Mutual Insurance Company or any of its Affiliates be deemed to be an Affiliate of Great Hill for purposes of this definition.

“Charter Documents” the Articles of Organization, Articles of Incorporation, Certificate of Incorporation, Bylaws, or other organizational or governing documents, as amended or restated (or both) to date, of the Borrower and any of its Subsidiaries, as applicable.

“Closing Date”:  the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than June 3, 2005.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or law thereto.

“Collateral”:  all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Trust Agreement”: that certain Collateral Trust Agreement, dated the date hereof, among the Borrower, the Guarantors, the Collateral Agent, US Bank National Association, as collateral agent under the Note Purchase Agreement, and US Bank National Association, as collateral trustee thereunder.

“Collateral Agent”: as described in the preamble hereto.

“Commitment”:  as to any Lender, the obligation of such Lender to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Schedule 1 hereto.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

“Consolidated Capital Expenditures”:  of any Person for any period, (a) the aggregate gross increase during that period, in the property, plant or equipment as reflected in the consolidated balance sheet of such Person and its consolidated Subsidiaries, in conformity with GAAP, and (b) the fair market value of all Intellectual Property purchased or otherwise acquired (whether by license, distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing), other than in-bound “shrink wrap” end-user licenses, in each case (a) and (b), excluding,

(k)           expenditures made in connection with the replacement, substitution or restoration of assets (including any expenditures made pursuant to Section 7.6(b)),

(i)            to the extent financed from Casualty Proceeds received on account of the loss, destruction or condemnation of the assets being replaced or restored; and

(ii)           to the extent such expenditure is attributable to a credit granted by the seller of property, plant or equipment purchased with the trade-in of existing property, plant or equipment;

(b)           the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the Capital Stock of such Person or through merger or consolidation) to the extent such amount is an Investment and allocable to the property, plant and equipment or the Intellectual Property of such Person or its Subsidiaries.

“Consolidated EBITDA”:  with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,

(l)            the Consolidated Interest Expense of such Person and its Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(m)          provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(n)           depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(o)           non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP; provided that for each period of four consecutive fiscal quarters ending on or before December 31, 2005, Consolidated EBITDA shall exclude (without duplication of amounts excluded pursuant to any other provision of this definition of “Consolidated EBITDA”) up to $2,961,000 of charges relating to a potential public offering of the Borrower’s equity that were actually incurred during such four consecutive fiscal quarters.

“Consolidated Interest Expense”: with respect to any specified Person for any period, the sum, without duplication, of:

(p)           the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates (but excluding amortization of original issue discount); plus

(q)           the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

(r)            any interest paid during such period on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(s)           the product of (a) all dividends paid and whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Stock) or to the Borrower or a Subsidiary of the Borrower, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income”:  with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(t)            the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Wholly-Owned Subsidiary of the Person; and

(u)           the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

“Continuing Directors”:  as of any date of determination, any member of the Board of Directors of the Borrower who:

(i)            was a member of such Board of Directors on the date of this Agreement; or

(ii)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Default”:  any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Disposition”:  with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock”: any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“Dollars” and “$”:  lawful currency of the United States of America.

“Domestic Subsidiary”:  any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

“Employee Pension Plan”: any “employee pension benefit plan” as defined in Section 3(2) of ERISA and which is maintained by the Borrower or any of its Subsidiaries and is qualified under Section 401 of the Code.

“Environmental Laws”:  any and all applicable federal, state, regional or local laws, statutes, ordinances, rules, regulations, judgments, orders, decrees, Environmental Permits or other governmental restrictions or requirements and the common law relating to pollution or protection of public or employee health or the environment, including without limitation CERCLA and RCRA.

“Environmental Permits”:  any and all federal, state, regional or local permits, licenses, consents, authorizations, waivers, exemptions, variances, orders or approvals pursuant to Environmental Law.

“Equity Incentive Plan”: the 2003 Stock Option and Grant Plan of the Borrower, as amended or supplemented from time to time.

“Equity Interest”: the Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

“Event of Default”:  as defined in Section 9.1.

“Excess Cash Flow”: for any Person for any period for which such amount is being determined, the consolidated Cash Flow from Operating Activities of such Person and its Subsidiaries during such period plus the consolidated Cash Flow from Investing Activities of such Person and its Subsidiaries during such Period.

“Excess Proceeds”: as defined in Section 7.6(b).

“Excess Proceeds Prepayment”: as defined in Section 7.6(b).

“Exchange Act”: the Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.

“Excluded Foreign Subsidiaries”:  any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.  For the avoidance of doubt, AskMen, Acquisition Sub and each subsidiary of AskMen shall be an Excluded Foreign Subsidiary.

“Existing Debt”: Indebtedness of the Borrower outstanding on the date hereof in an aggregate principal amount not to exceed $49,950,000, all as set forth on Schedule 4.8.

“Exit Event”: a Change of Control or Qualified Public Offering.

“Financing Proceeds”: the cash (other than cash that constitutes Net Asset Sale Proceeds) received by the Borrower or any of its Subsidiaries, directly or indirectly, from any financing transaction of whatever kind or nature, including from any incurrence of Indebtedness (other than Permitted Debt), any mortgage or pledge of an asset or interest therein (including a transaction which is the substantial equivalent of a mortgage or pledge), from the sale of tax benefits, from a lease to a third party and a pledge of the lease payments due thereunder to secure Indebtedness, from a joint venture arrangement, from an exchange of assets and a sale of the assets received in such exchange, or any other similar arrangement or technique whereby the Borrower or any of its Subsidiaries obtains cash or Cash Equivalents in respect of an asset.  For the avoidance of doubt, Financing Proceeds shall not include revenue received from licensing of the Borrower’s Intellectual Property on a non-exclusive basis in the ordinary course of business.

“Financing Change”: as defined in Section 7.5(vi).

“First Lien Debt”: has the meaning given to such term in the Collateral Trust Agreement.

“First Lien Percentage”: at any time of measurement with respect to any single Series of First Lien Debt, the percentage that the aggregate outstanding principal amount of such Series of First Lien Debt bears to the aggregate outstanding principal amount of all Series of First Lien Debt.

“Foreign Subsidiary”:  any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funded Indebtedness”: all Indebtedness of any Person described in clauses (a), (b), (d) and (e) of the definition of “Indebtedness” (other than intercompany Indebtedness) without duplication.

“GAAP”:  generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Great Hill”: Great Hill Equity Partners II L.P. and its Affiliated investment funds.

“Guarantee”: a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness. The term “Guarantee” used as a verb (and the participle formed therefrom) will have a correlative meaning.

“Guarantee and Collateral Agreement”:  the Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by the Borrower, each Guarantor, each holder of Senior Notes and the Collateral Agent, substantially in the form of Exhibit C, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Guarantors”:  each of:

(a)           the guarantors listed on the signature pages to the Guarantee and Collateral Agreement; and

(b)           any other Subsidiary of the Borrower that executes a Loan Guarantee or grants a Lien in favor of the Collateral Agent in accordance with the provisions of this Agreement,

and their respective successors and assigns.

“Hazardous Materials”: any “hazardous substances,” “pollutants” or “contaminants” as defined in CERCLA and its implementing regulations, any “hazardous waste,” “hazardous materials” or “regulated substances” as defined in RCRA and its implementing regulations and any toxic substance, hazardous or other waste, hazardous constituent, petroleum, including crude oil and any fractions thereof, chemicals, materials or substances regulated under any Environmental Laws.

“Hedging Obligations”: with respect to any specified Person, the obligations of such Person under:

(c)           interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(d)           other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“incur”: as defined in Section 7.1(a).

“Indebtedness”:  with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(e)           in respect of borrowed money;

(f)            evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(g)           in respect of banker’s acceptances;

(h)           representing Capital Lease Obligations;

(i)            representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except (i) any such balance that constitutes an accrued expense or trade payable not overdue by more than 90 days incurred in the ordinary course of such Person’s business, (ii) any such balance due that is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves or other appropriate provisions have been made in accordance with GAAP, and (iii) any such obligation incurred under ERISA; or

(j)            representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be the principal amount of the Indebtedness (including all amounts capitalized to principal and all other payments in kind), together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Information”: all information, other than financial projections of the Borrower, AskMen or their respective Subsidiaries, provided to the Lenders by the Borrower, AskMen or their Agents or Affiliates in connection with the transactions contemplated by this Agreement.

“Initial Public Offering”: the initial public offering of Capital Stock of the Borrower or any direct or indirect parent of the Borrower registered after the date of this Agreement under the Securities Act.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Intellectual Property”:  any or all of the following and all rights in, arising out of, or associated therewith:  (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all proprietary databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all Web addresses, sites and domain names and numbers; (ix) goodwill and remedies against infringement thereof and rights of protection of an interest therein under the laws of all jurisdictions; or (x) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Intellectual Property Rights”: as defined in Section 4.14.

“Investments”: with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Borrower or any of its Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Borrower’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 7.4.  The acquisition by the Borrower or any of its Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Borrower or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 7.4.

“Junior Debt”: as defined in Section 7.4.

“Legal Holiday”:  a Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Borrower or in New York are not required to be open.  If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

“Lenders”:  as defined in the preamble hereto.

“Leverage Ratio”: as defined in Section 8.4.

“LIBOR Determination Date”: as defined in Section 2.7(b).

“LIBOR Reset Date”: each March 31, June 30, September 30, and December 31, unless such day is not a Business Day, in which case the applicable LIBOR Reset Date will be the immediately preceding Business Day.

“Lien”:  any material mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any lien in favor of the PBGC or any Plan under ERISA or the Code or any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Loan”:  as defined in Section 2.1.

“Loan Documents”:  this Agreement, the Security Documents and the Notes.

“Loan Guarantees”:  the guarantee of the Obligations of the Borrower made by each Guarantor.

“Loan Parties”:  the Borrower, each Guarantor and each Subsidiary of the Borrower that is a party to a Loan Document.

“London Banking Day”: a day on which commercial banks are open for business, including dealing in United States dollars, in London.

“Majority Lenders”: Lenders holding an aggregate principal amount of Loans representing more than 50% of the aggregate principal amount of Loans then outstanding.

“Mandatory Prepayment Amount”: as defined in Section 2.9(b).

“Material Adverse Effect”:

(k)           any material adverse effect on the business results of operations, cash flows, properties, assets, liabilities or condition (financial or otherwise) of the Borrower and AskMen and their respective Subsidiaries taken as a whole; or

(l)            any material adverse effect on the ability of the Borrower, AskMen or any Guarantor, as applicable, to fulfill their respective obligations under the Loan Documents, the AskMen Financing Documents or the AskMen Acquisition Documents or any document contemplated hereby or thereby; or

(m)          any material adverse effect on the ability of the Lenders or the Administrative Agent to enforce in any material respect their rights purported to be granted hereunder or under any of the other Loan Documents or the Obligations of the Borrower or any Guarantor under a Loan Document (including realizing on the Collateral).

“Material Contracts”: all contracts, agreements, licenses and commitments to which the Borrower or any of its Subsidiaries is a party or to which any of their respective assets or properties is bound, the breach or termination of which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

“Mortgage”:  each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, which shall in each case be in form and substance satisfactory to the Collateral Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Mortgaged Property”: as defined in Section 6.10(e).

“Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) or 3(37)(A) of ERISA which covers any of the employees of the Borrower or any Commonly Controlled Entity.

“Net Asset Sale Proceeds”: with respect to any sale or other disposition of any assets or stock:

(n)           cash (freely convertible into United States dollars) received by the Borrower or any of its Subsidiaries from such sale or other disposition, after:

(i)            provision for all income or other taxes measured by or resulting from such sale or other disposition,

(ii)           payment of all brokerage commissions and other fees and expenses related to such sale or other disposition, and

(iii)          deduction of appropriate amounts as a reserve, in accordance with GAAP, against any liabilities associated with such assets or stock and retained by the Borrower or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the sale or other disposition of such assets or stock; and

(o)           any non-cash consideration received by the Borrower or any of its Subsidiaries from such sale or other disposition upon the liquidation or conversion of such non-cash consideration into cash.

“Net Financing Proceeds”: Financing Proceeds, net of underwriting discounts and commissions, loan fees and other reasonable direct expenses of the transaction and net of taxes (including income taxes) currently paid or payable in cash as a result thereof in the current year or in the next succeeding year with respect to the current year as a result of the transaction generating Net Financing Proceeds.

“Net Income”:  with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,

(p)           any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

(q)           any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

(r)            the cumulative effect of a change in accounting principles.

“Non-Excluded Taxes”:  as defined in Section 2.11(a).

“Non-U.S. Lender”:  as defined in Section 2.11(d).

“Note”:  any promissory note evidencing any Loan.

“Note Purchase Agreement”: that certain Note Purchase Agreement, dated as of March 3, 2004, by and among the Borrower, the purchasers listed on the signature pages thereto and US Bank National Association, as the collateral agent thereunder, as amended by that certain Amendment and Waiver No. 1 dated as of July 9, 2004, that certain Amendment No. 2 to Note Purchase Agreement dated February 4, 2005, that certain Amendment No. 3 to Note Purchase Agreement dated March 31, 2005, and that certain Amendment No. 4 to Note Purchase Agreement dated May [   ], 2005.

“Obligations”: any principal, interest, penalties, fees, indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate”: a certificate signed by any two officers, one of whom must be the chairman of the board, the president, the controller, the treasurer or a vice president of the Borrower.

“Operating Lease”: any lease other than a Capital Lease.

“Other Taxes”:  any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant”: as defined in Section 11.3(b).

“Payment Default”: as defined in Section 9.1(v)(A).

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Business”: the business engaged in by the Borrower and its Subsidiaries on the Closing Date and similar or related businesses.

“Permitted Debt”: as defined in Section 7.1(b).

“Permitted Investments”:

(i)            any Investment in the Borrower or in a domestic Wholly Owned Subsidiary of the Borrower;

(ii)           any Investment in Cash Equivalents;

(iii)          any Investment by the Borrower or any of its Subsidiaries in a Person that is engaged in a Permitted Business, if as a result of such Investment:

(A)          such Person becomes a domestic Wholly Owned Subsidiary of the Borrower; or

(B)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a domestic Wholly Owned Subsidiary of the borrower, provided, that

(C)           the aggregate amount of such Investments, exclusive of Investments made pursuant to clause (xiii) of this definition, does not exceed the lesser of (1) $3.5 million plus 50% of the Excess Cash Flow of the Borrower that was not required to be applied to prepay the Loan pursuant to Section 6.9 and (2) $7.5 million;

(D)          the aggregate amount of all such Investments, exclusive of Investments made pursuant to clause (xiii) of this definition, does not exceed $2.0 million in any fiscal year; and

(E)           on a pro forma basis, giving effect to such Investment as if it were made on the first day of the four consecutive completed fiscal quarters of the Borrower ended immediately preceding such Investment, the Senior Leverage Ratio for the Company would be no more than,

Test Period	Ratio

June 30, 2005	2.75:1.00
September 30, 2005	2.50:1.00
December 31, 2005	2.25:1.00
March 31, 2006	2.00:1.00
June 30, 2006	2.00:1.00
September 30, 2006	1.75:1.00
December 31, 2006	1.75:1.00
March 31, 2007	1.50:1.00
June 30, 2007	1.50:1.00
September 30, 2007	1.50:1.00
December 31, 2007	1.50:1.00
March 31, 2008	1.25:1.00
June 30, 2008	1.25:1.00
September 30, 2008	1.25:1.00
December 31, 2008	1.25:1.00
March 31, 2009	1.25:1.00

(iv)          any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 7.5;

(v)           any acquisition of assets that constitute Collateral solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower;

(vi)          any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(vii)         Hedging Obligations otherwise permitted to be incurred pursuant to this Agreement;

(viii)        Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Borrower or at the time such Person merges or consolidates with the Borrower or any of its Subsidiaries, in either case in compliance with this Agreement; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Borrower or such merger or consolidation;

(ix)           Investments made by the Borrower or any Subsidiary in connection with purchase price adjustments, contingent purchase price payments or other earn-out payments required in connection with Investments otherwise permitted under this Agreement;

(x)            negotiable instruments held for deposit or collection in the ordinary course of business;

(xi)           prepaid expenses and workers compensation, utility, and similar deposits in the ordinary course of business;

(xii)          intercompany loans that constitute Permitted Debt; and

(xiii)         Investments made pursuant to the AskMen Acquisition Documents.

“Permitted Liens”: with respect to any Person:

(i)            Liens on assets owned by the Borrower or any of its Subsidiaries in favor of any Lender under the Loan Documents;

(ii)           pledges or deposits by such Person under workers compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory, contractual  or warranty obligations of such Person or deposits of cash or United States Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

(iii)          Liens imposed by law, such as carriers, warehousemen’s and mechanics’ Liens or Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review;

(iv)          Liens securing the payment of taxes, assessments and governmental charges or levies which are not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings provided that such proceedings stay the applicable tax or charge;

(v)           Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(vi)          minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning of other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(vii)         judgment Liens not giving rise to an Event of Default;

(viii)        Liens arising from filing Uniform Commercial Code financing statements regarding leases and contractual landlord’s Liens not securing Indebtedness;

(ix)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(x)            Liens listed on Schedule 4.8.

“Permitted Refinancing Indebtedness”: any Indebtedness of the Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Borrower or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(s)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(t)            such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(u)           if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Loans, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(v)           such Indebtedness is incurred either by the Borrower or by the Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(w)          after giving effect to the incurrence of such Indebtedness, the Borrower would be in compliance on a pro-forma basis with the covenants in Section 8.

“Person”:  an individual, partnership, corporation, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Plan”:  at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Date”: as defined in Section 2.9(b).

“Prepayment Premium”: as defined in Section 2.6(a).

“Projections”: as defined in Section 4.9(b).

“Property”:  any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Qualified Public Offering”: the consummation of a firmly underwritten public offering pursuant to the Securities Act, on Form S-1 (as defined in the Securities Act) or any successor form, provided, however, that the aggregate gross proceeds to the Company are not less than $50,000,000.

“RCRA”: Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901 et seq.) and any regulations promulgated thereunder.

“Real Property”:  the offices, stores, warehouses, distribution facilities factories and all real property and related facilities that are currently owned, leased, operated, used, controlled, managed or occupied by the Borrower or any of its Subsidiaries.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA.

“Required Leverage Ratio”: for each date listed in Section 8.4, the corresponding Leverage Ratio for such date.

“Requirement of Law”:  as to any Person, the Charter Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Exchange Act, Regulations U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, the Social Security Act, and Environmental Laws (including, without limitation, those applicable to the disposal of medical waste).

“Responsible Officer”:  as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person.  Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Investment”: any investment other than a Permitted Investment.

“Restricted Payments”:  as defined in Section 7.4.

“SEC”:  the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”:  as defined in the Guarantee and Collateral Agreement.

“Security Documents”:  the collective reference to the Guarantee and Collateral Agreement, the Mortgages, any intellectual property security agreements or control agreements required to be delivered pursuant to the Guarantee and Collateral Agreement or any other Loan Document and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Securities Act”: the Securities Act of 1933, as amended from time to time, and any successor statute or law thereto and the rules and regulations of the SEC thereunder.

“Securities Purchase Agreement”: the Securities Purchase Agreement, dated as of March 3, 2004, among the Borrower and the purchasers named therein, pursuant to which the Borrower issued $20.0 million in aggregate principal amount of its Senior Subordinated Notes due March 3, 2010, 56,298 shares of its Series B Preferred Stock, and warrants to purchase 56,298 shares of its Common Stock.

“Senior Leverage Ratio”: equals, as of any date of measurement, the ratio of (a) the aggregate principal amount of secured Indebtedness of the Borrower and its Subsidiaries under the Notes and Indebtedness of the Borrower and its Subsidiaries that is pari passu in right of payment with the Notes on such date to (b) the Consolidated EBITDA of the Borrower and its Subsidiaries for the 12-month period ending on such date.

“Senior Notes”: the notes outstanding on the date hereof pursuant to the Note Purchase Agreement.

“Senior Subordinated Notes”: the notes outstanding on the date hereof pursuant to the Securities Purchase Agreement.

“Senior Subordinated Note Waiver”: that certain Amendment and Waiver No. 4 to Securities Purchase Agreement dated as of May [   ], 2005, by and among IGN Entertainment, Inc., the Guarantors, and Banc of America Capital Investors, L.P.

“Series A Preferred Stock”: the Borrower’s Series A Preferred Stock.

“Series B Preferred Stock”: the Borrower’s Series B Preferred Stock.

“Series of First Lien Debt”: has the meaning given to such term in the Collateral Trust Agreement.

“Significant Subsidiary”: with respect to any Person, any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Single Employer Plan”:  any Plan which is a single employer plan as defined in Section 4001(a)(15) of ERISA and which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”:  with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law.  For purposes of this definition, (i) ”debt” means liability on a “claim”, and (ii) ”claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Stockholders Agreement”: that certain Amended and Restated Stockholders Agreement, dated as of March 4, 2004, between the Borrower and certain holders of its Equity Interests.

“Subsequent Acquisition Indebtedness Cap”: with respect to the Rotten Tomatoes Merger Agreement, $6,500,000 plus up to $100,000 of working capital adjustments made pursuant to Section 1.11 of the Rotten Tomatoes Merger Agreement; with respect to the 3D Gamers Agreement, $800,000; and with respect to the AskMen Acquisition Agreement, $13,500,000.

“Subsidiary”:  with respect to any Person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by that Person or one or more subsidiaries of that Person or by that Person and one or more subsidiaries of that Person.  For purposes of the representations and warranties set forth in Section 4, AskMen and each of its Subsidiaries shall be deemed to be Subsidiaries of the Borrower as of the date hereof and as of the Closing Date.

“Survey”: a survey of any Mortgaged Real Property (and all improvements thereon):  (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, and (v) sufficient for the

Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) and issue a survey endorsement.

“Term Loan”:  as defined in Section 2.1.

“Term Note”: as defined in Section 2.4(e).

“Test Period”: the four consecutive completed fiscal quarters of the Borrower ending on the applicable date of measurement, including periods prior to the Closing Date; provided that for periods prior to the Closing Date the financial results of the Borrower and AskMen shall be measured on a combined basis; and

“Title Insurance Company”: as defined in Section 6.10(g).

“Treasury Rate”: as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2005; provided, however, that if the period from the redemption date to March 15, 2005, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC”:  the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

“Voting Stock”: of any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity”:  when applied to any Indebtedness at any date, the number of years obtained by dividing:

(i)            the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(ii)           the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary”:  as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

2.1           Term Loan Commitments.  Subject to the terms and conditions hereof, the Lenders severally agree to make term loans (each, a “Term Loan” or a “Loan”) to the Borrower on the Closing Date in an amount for each Lender not to exceed the amount of the Commitment of such Lender.

2.2           Procedure for Term Loan Borrowing.  The Borrower shall deliver to each Lender a Borrowing Notice (which Borrowing Notice must be received by each Lender prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed.  Not later than 12:00 Noon, New York City time, on the Closing Date each Lender shall make available to the Borrower an amount in immediately available funds equal to the Term Loan to be made by such Lender.

2.3           Repayment of Term Loans.  The Term Loan of each Lender shall mature on September 30, 2009.

2.4           Repayment of Loans; Evidence of Debt

(a)           The Borrower hereby unconditionally promises to pay to each Lender the principal amount of each Term Loan of such Lender on the date set forth in Section 2.3 (or on such earlier date on which the Term Loans become due and payable pursuant to Section 9).  The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.7.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Term Loan of such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)           The Borrower shall maintain the Register pursuant to Section 11.5(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Term Loan made hereunder and any Note evidencing such Term Loan and (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder.

(d)           The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Borrower to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e)           The Borrower agrees that, upon the request of any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans of such Lender, substantially in the forms of Exhibit D (a “Term Note”), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans on the Closing Date.

2.5           Fees

(a)           Whether or not any of the Loans are made, the Borrower agrees:

(i)            to pay or reimburse each Lender and the Agents for their respective reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including (A) the reasonable fees and disbursements and other charges of one counsel to the Lenders (plus any local counsel) and one counsel to each Agent (plus any local counsel), (B) all reasonable out-of-pocket expenses incurred by each Lender and each Agents and or their respective general partners, if applicable, in connection with the transactions contemplated by this Agreement and the other documents referred to herein, including travel and lodging expenses and (C) all costs incurred in connection with its review of the Borrower’s business and operations;

(ii)           to pay or reimburse each Lender and each Agent for all of their respective costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to each Agent;

(iii)          to pay, indemnify, or reimburse each Lender and each Agent for, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and;

(iv)          to pay all other reasonable out-of-pocket expenses, including reasonable fees and expenses of one counsel (plus any local counsel), incurred by the Borrower in connection with the transactions contemplated by this Agreement; and

(v)           to pay such fees of each Agent as are agreed from time to time and the reasonable out-of-pocket expenses of each Agent.

2.6           Optional Prepayments

(a)           The Borrower may prepay all of the Term Loans, or any portion of the Term Loans, upon not less than 10 Business Days nor more than 60 days’ notice, at a prepayment price equal to 100% of the principal amount of Term Loans prepaid, plus, subject to Section 2.6(b), accrued and unpaid interest to the date of prepayment, plus the applicable prepayment premium shown below (expressed as a percentage of principal being redeemed and referred to herein as the “Prepayment Premium”):

Prepayment Date	Prepayment Premium
March 15, 2005 through but excluding March 15, 2006	3.0%
March 15, 2006 through but excluding March 15, 2007	2.0%
March 15, 2007 through but excluding March 15, 2008	1.0%
After March 15, 2008	0.0%

(b)           Any time on or before December 31, 2005, the Borrower may prepay all of the Term Loans, upon not less than 10 Business Days nor more than 60 days’ notice, at a redemption price of 101% of the principal amount of the Term Loan if such prepayment is made immediately prior to the consummation of an Exit Event.  No Prepayment Premium will be payable under Section 2.6(a) with regard to any prepayment under this Section 2.6(b).

(c)           Mandatory prepayment required by Section 6.9 or 7.6 shall not be subject to any Prepayment Premium under Section 2.6(a).

2.7           Interest Rates and Payment Dates

(a)           The Borrower shall pay interest on the principal amount of each Loan (measured on the date immediately preceding the date such interest payment is due) at a variable rate that will be reset quarterly commencing June 30, 2005, from the date of this Agreement until the Loans are repaid.  The interest rate for any period beginning from and including a LIBOR Reset Date to but excluding the next LIBOR Reset Date will be equal to the 3-Month LIBOR Rate plus the Applicable Spread per annum.  The initial interest rate for the Loan for the period from and including the Closing Date to but excluding the first LIBOR Reset Date will be calculated using 3-Month LIBOR as determined by the Borrower on the second London Banking Day preceding the Closing Date.

(b)           The Borrower will determine, and notify the Lenders of its determination of, 3-Month LIBOR on the second London Banking Day preceding the related LIBOR Reset Date (the “LIBOR Determination Date”).  The initial LIBOR Determination Date for the initial interest period will be the second London Banking Day preceding the Closing Date.

(c)           The Borrower will pay interest quarterly in arrears on each March 31, June 30, September 30, and December 31 of each year (each, an “Interest Payment Date”).  Interest on the Loans will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date, at the rate in effect for such period.  Interest will be computed on the basis of a 360 day year and actual days elapsed in each relevant interest period.

(d)           So long as any Event of Default shall have occurred and be continuing, the unpaid principal amount of the Loans and, to the extent not paid when due, each other amount payable hereunder (provided that the Borrower shall have received notice that such other amount is payable), shall bear interest (including post-petition interest in any proceeding under any Bankruptcy Law) at a rate per annum equal to 2% in excess of the rate then in effect.

(e)           Notwithstanding anything to the contrary set forth in this Agreement, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lenders is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply.  In the event that a court determines that the Lenders have received interest hereunder in excess of the Maximum Lawful Rate, the amount of such excess interest shall be applied against (i) any accrued and unpaid interest on the Loans, (ii) the principal amount and premium, if any, then outstanding under the Loans, and (iii) any such excess interest payments remaining with the Lenders after such application shall be refunded to the Borrower.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

2.8           Indemnification.

In addition to any and all obligations to indemnify each Lender pursuant to the Loan Documents, each Loan Party (collectively, the “Indemnifying Parties”) hereby agrees, jointly and severally, without limitation as to time, to indemnify each Lender and its agents and Affiliates, including its officers, directors, employees, advisors and representatives (collectively, the “Indemnified Parties”), against, and hold such Lender and them harmless from, all losses, claims, damages, liabilities and related expenses (including the expenses of preparation and attorneys’ fees and disbursements) (collectively, the “Losses”) incurred by such Lender or them and arising out of or in connection with the Loan Documents or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any claim, litigation, investigation or proceeding, except to the extent, and only to the extent, that any Losses directly result from action on the part of any Indemnified Party which is finally judicially determined to arise primarily from such Indemnified Party’s or agent’s either gross negligence or willful misconduct.  The Indemnifying Parties agree to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party.  No Indemnified Party will be liable for:

(i)            any Losses arising from the use by unauthorized Persons of Information or other materials sent through electronic, telecommunications or other information transmissions systems that are intercepted by such Persons;

(ii)           any special, indirect, consequential or punitive damages arising out of or in connection with the Loan Documents or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto); or

(iii)          any other Losses except to the extent, and only to the extent, that any Losses directly result from action or failure to act on the part of any Indemnified Party which is finally judicially determined to arise primarily from such Indemnified Party’s either gross negligence or willful misconduct.

The obligations of the Indemnifying Parties to each Indemnified Party hereunder shall be separate obligations, and the Indemnifying Parties’ liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.  The obligations of the Indemnifying Parties under this Section 2.5 shall survive the payment or prepayment of the Loans at maturity, upon acceleration or otherwise, any transfer of Loans by any Lender and the termination of the Loan Documents.

In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against any of the Indemnifying Parties hereunder, such Indemnified Party shall promptly notify the Borrower in writing and the Borrower shall, if it desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses.  The failure to so notify the Borrower shall not affect any obligation any of the Indemnifying Parties may have to any Indemnified Party under this Agreement or otherwise.  Each Indemnified Party and each group of Indemnified Parties under common control (a “Affiliated Group”) shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party or Affiliated Group, as applicable, unless:

(i)            the Indemnifying Parties have agreed in writing to pay such expenses;

(ii)           the Indemnifying Parties have failed to assume the defense and employ counsel; or

(iii)          the named parties to any such action (including any impleaded parties) include any Indemnified Party and any Indemnifying Party, and such Indemnified Party shall have been advised by outside counsel that there may be one or more legal defenses available to it which are inconsistent with or additional to those available to the Indemnifying Party;

provided that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clauses (i), (ii) or (iii) above, the Borrower shall not have the right to assume the defense of such action or proceeding; provided, however, that the Indemnifying Parties shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any necessary local counsel), which counsel shall be designated by such Indemnified Party.  The Indemnifying Parties shall not be liable for any settlement of any such action effected without the written consent of the Borrower (which shall not be unreasonably withheld).  The Indemnifying Parties agree that they will not, without the Indemnified Party’s prior consent, which shall not be unreasonably withheld, settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of the Indemnified Parties from all liability and obligation arising therefrom.

2.9           Pro Rata Treatment; Mandatory Payments

(a)           Subject to Section 2.9(b), each mandatory prepayment in respect of the Term Loans made pursuant to Section 6.9 or 7.6 shall be allocated among the Lenders pro rata according to the respective outstanding principal amounts of Term Loans held by each such Lender.  Each optional prepayment in respect of the Term Loans made pursuant to Section 2.6 shall be allocated among the Lenders pro rata according to the respective outstanding principal amounts of Term Loans held by each such Lender.  Amounts prepaid on account of the Term Loans may not be re-borrowed.

(b)           Notwithstanding anything to the contrary herein, each Lender may, at its option, decline up to 100% of the portion of any mandatory payment applicable to the Term Loans of such Lender; accordingly, with respect to the amount of any mandatory prepayment described in  Section 6.9 or 7.6 of Term Loans (such amounts, “Mandatory Prepayment Amount”), the Borrower will, on the date specified in Section 6.9 or 7.6 for such prepayment, (A) give the Administrative Agent notice by telephone and fax (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Lender a Prepayment Option Notice as described below and (B) deposit with the Administrative Agent the Mandatory Prepayment Amount.

As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Lender a Prepayment Option Notice, which shall be substantially in the form of Exhibit E, and shall include an offer by the Borrower to prepay on the Prepayment Date the Term Loans of such Lender by an amount equal to the portion of the Mandatory Prepayment Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Term Loans.  The “Prepayment Date” in respect of any Prepayment Option Notice shall be the date which is five Business Days after the date of such Prepayment Option Notice.

On the Prepayment Date, the Administrative Agent shall (A) apply the Mandatory Prepayment Amount toward prepayment of the outstanding Term Loans in respect of which Lenders have accepted such mandatory prepayment pursuant to the terms of the Prepayment Option Notice and (B) return any unpaid portion of the Mandatory Prepayment Amount to the Borrower.  The procedures described above in this paragraph shall not be applicable in the case of a prepayment in full of all Term Loans.

(c)           All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Lenders in Dollars and in immediately available funds by wire transfer to the bank account designated by the Lenders on its signature page hereto, or such other account designated by such Lender.  Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day.  If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

2.10         Requirements of Law

(a)           If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)            shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.11 and changes in the rate of tax on the overall net income of such Lender);

(ii)           shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

(iii)          shall impose on such Lender any other condition;

and the result of any of the foregoing is to reduce any amount receivable hereunder, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled.

(b)           If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction on an after-tax basis.

(c)           A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower shall be conclusive in the absence of manifest error.  The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.11         Taxes

(a)           All payments made by the Borrower under this Agreement or any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to any Lender hereunder (or are required to be withheld or paid by any Lender), the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower or any Guarantor shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) of this Section or (ii) in the case of any Non-U.S. Lender, that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).  The Borrower or the applicable Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

(b)           In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the relevant Lender a certified copy of an original official receipt received by the Borrower showing payment thereof.  If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the relevant Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

(d)           Each Lender or Participant that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a “Non-U.S. Lender”) shall deliver to the Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit F to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (and in the case of any Participant, on or before the date such Participant purchases the related participation).  In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(e)           The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 3.  INTENTIONALLY OMITTED

SECTION 4.  REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants on behalf of itself and each of its Subsidiaries that each of the following statements is true as of the date of this Agreement and will be true as of the Closing Date (unless related to a specific date, in which case it shall be true as of such specific date), as if made on and as of the Closing Date, after giving effect to all the transactions contemplated by this Agreement to occur on the Closing Date:

4.1           Organization, Standing and Qualification.

(a)           Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; has all requisite corporate and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, except where the failure to be so qualified or licensed would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Borrower has heretofore delivered to Latham & Watkins LLP complete and correct copies of the Charter Documents of the Borrower and each of its Subsidiaries as currently in effect and has identified on Schedule 4.1(a) all jurisdictions in which the Borrower and each of its Subsidiaries is qualified or licensed to do business as a foreign corporation.

(b)           The Borrower and each Guarantor has all requisite corporate power and authority to enter into and perform all of its obligations under the Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

(c)           The Borrower has identified on Schedule 4.1(c):

(i)            the name and jurisdiction of incorporation or organization of each of its Subsidiaries; and

(ii)           the percentage of the issued and outstanding Capital Stock and other equity securities (including rights, warrants and options to acquire, and all securities convertible into or exchangeable for, such Capital Stock) of each such Subsidiary owned by the Borrower or any of its Wholly Owned Subsidiaries.

All such shares of Capital Stock and other equity securities have been duly authorized and validly issued and are fully paid and nonassessable and are (or will be, in the case of AskMen and its Subsidiaries) owned by the Borrower and its Wholly Owned Subsidiaries beneficially and of record, free and clear of any Lien except for Permitted Liens.

(d)           No Subsidiary of the Borrower is a party to, or otherwise subject to, any law, restriction or any agreement (other than this Agreement and the agreements listed on Schedule 4.1(d) and customary limitations imposed by the applicable law) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrower or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity securities of such Subsidiary, except for such restrictions that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.2           Capitalization.

Immediately after the closing of the transactions contemplated hereby, the authorized capital stock of the Borrower shall consist solely of:

(i)            28,000,000 shares of Common Stock, of which (A) 20,824,090 shares will be issued and outstanding, owned of record by the

Persons in the respective amounts set forth on Schedule 4.2, (B) 1,125,960 shares of which are reserved for issuance upon conversion of the Series B Preferred Stock, (C) no shares of which are reserved for issuance upon exercise of the Warrant issued pursuant to the Securities Purchase Agreement, and (D) 5,519,168 shares of which are reserved for issuance pursuant to the Equity Incentive Plan; and

(ii)           40,000,000 shares of Preferred Stock, of which (A) 39,922,957 shares will be designated as Series A Preferred Stock, all of which are issued and outstanding, owned of record by the Persons in the respective amounts set forth on Schedule 4.2, (B) 56,298 shares will be designated as Series B Preferred Stock, all of which are issued and outstanding, owned of record by the Persons in the respective amounts set forth on Schedule 4.2, and (C) 20,745 shares will be undesignated preferred stock, none of which are outstanding.

All such shares have been duly authorized and validly issued (or validly reserved for future issuance) and are (or will be, when issued) fully paid and nonassessable.

Except as set forth in Schedule 4.2:

(iii)          there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any Person to purchase or otherwise acquire any Capital Stock or other equity securities of the Borrower or any of its Subsidiaries;

(iv)          there are no obligations or securities convertible into or exchangeable or exercisable for shares of any Capital Stock or other equity securities of the Borrower or any of its Subsidiaries or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities; and

(v)           there are no preemptive or similar rights to subscribe for or to purchase any Capital Stock or other equity securities of the Borrower or any of its Subsidiaries;

provided that the representation set forth in clauses (i) through (iii) above, insofar as it relates to any agreements or arrangements to which the Borrower is not a party, is qualified by the Borrower’s knowledge.

Schedule 4.2 identifies:

(vi)          (x) all holders of Capital Stock of the Borrower, and (y) holders of outstanding rights, warrants and options to acquire Capital Stock of the Borrower and all holders of any other obligations or securities convertible into or exchangeable or exercisable for shares of Capital Stock, other than such holders holding less than 5% of the Capital Stock on a fully diluted as-converted basis;

(vii)         the title of the class and series, and amount, of securities held by each of such holders;

(viii)        the number of shares of Common Stock into which the securities held by each of such holders may be exchanged, exercised or converted; and

(ix)           the total number of shares of Common Stock that are reserved for future issuance for any purpose.

4.3           Directors, Owners and Affiliates of the Borrower.

Schedule 4.3 contains (except as noted therein) complete and correct lists:

(i)            of the Affiliates controlled by the Borrower, other than its Subsidiaries; and

(ii)           of the Borrower’s directors and senior officers.

4.4           Authorization of the Loan Documents

The Borrower has taken all actions necessary to authorize it:

(i)            to enter into and perform all of its obligations under each of the Loan Documents and the AskMen Acquisition Documents; and

(ii)           to issue and perform all of its obligations with respect to the Loan,

and to consummate the transactions contemplated hereby and thereby.  Each of the Loan Documents and the AskMen Acquisition Documentation is a valid and legally binding obligation of the Borrower, enforceable against it in accordance with its terms, except for (A) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (B) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

Each of the Guarantors has taken all actions necessary to authorize it:

(iii)          to enter into and perform all of its obligations under this Agreement; and

(iv)          to perform all of its obligations with respect to the Guarantee of the Loan,

and to consummate the transactions contemplated hereby and thereby.  This Agreement and the Loan Guarantees constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their respective terms, except for (A) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (B) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

4.5           No Violation.

The execution and delivery of the Loan Documents and the AskMen Acquisition Documents, the incurrence of the Loans, the performance by the Borrower and the Guarantors of their respective obligations under the Loan Documents, the AskMen Acquisition Documents and the AskMen Financing Documents, and the consummation of the transactions contemplated hereby and thereby, will not:

(i)            violate any provision of the Charter Documents of the Borrower or any of its Subsidiaries;

(ii)           violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which the Borrower or any of its Subsidiaries or any of their respective assets or properties may be subject, except for such violations as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(iii)          permit or cause the acceleration of the maturity of any Indebtedness or other obligation of the Borrower or any of its Subsidiaries; or

(iv)          violate, or conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation of any Lien upon any asset or property of the Borrower or any of its Subsidiaries under any mortgage, indenture, loan agreement, note, debenture or other agreement to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries (or the respective assets or properties of any of them) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Except as disclosed on Schedule 4.5, all required consents, approvals or authorizations of, or notices to or filings, registrations or qualifications with, any Governmental Authority or other Person required in connection with the transactions contemplated by the Loan

Documents, the AskMen Acquisition Documents, and the AskMen Financing Documents have been obtained or made.

4.6           No Defaults

No event has occurred or failed to occur that constitutes with respect to the Borrower or any of its Subsidiaries:

(i)            a default or event of default (or that would constitute a default or event of default with the giving of notice or the passage of time or both) under this Agreement or any other AskMen Financing Document; or

(ii)           an event of default under any other agreement for borrowed money, and the conditions to the closing of the AskMen Acquisition set forth in the AskMen Acquisition Agreement shall have been satisfied.

4.7           Use of Proceeds

The proceeds of the Term Loans shall be used solely to finance a portion of the AskMen Acquisition and to pay related fees and expenses.

4.8           Outstanding Indebtedness; Liens

The capitalization table on Schedule 4.8 sets forth and identifies in reasonable detail all outstanding short-term and long-term Indebtedness of the Borrower and its Subsidiaries as of the Closing Date (other than under this Agreement and the Senior Notes), including all notes issued by the Borrower to finance the acquisition of real or personal property, prior to and after giving effect to the AskMen Acquisition and the other transactions contemplated by this Agreement.  Schedule 4.8 includes the names of the holders, principal amounts, required interest payments and maturity dates of all such Indebtedness and specifies all Indebtedness which is in any way subordinated to the Indebtedness represented by the Notes.  Set forth on Schedule 4.8 is a list and description of all existing Liens, other than Permitted Liens, on the property of the Borrower and the Guarantors as of the Closing Date.

As of the Closing Date and after giving effect to the transactions contemplated hereby to occur on the Closing Date (including the AskMen Acquisition), the Borrower shall have total Funded Indebtedness (excluding accounts payable and accrued expenses) on a consolidated basis not in excess of $49,950,000.

4.9           Financial Statements; Projections; No Undisclosed Liabilities

(a)           The Borrower has delivered to each Lender copies of the financial statements of the Borrower and its Subsidiaries listed on Schedule 4.9(a).  All such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject to the normal year-end adjustments and the absence of footnotes in the case of the unaudited financial statements).

(b)           The Borrower has delivered to each Lender copies of the financial projections listed on Schedule 4.9(b) (the “Projections”).  All of those financial projections were prepared by the Borrower in good faith based upon reasonable assumptions.  It is understood and agreed that the Projections are estimates and not a guarantee of actual results.

(c)           Except as set forth on Schedule 4.9(c), neither the Borrower nor any of its Subsidiaries has any liability (absolute or contingent) except:

(i)            those shown on the most recent balance sheets described in Section 4.9(a) hereof;

(ii)           those incurred in the ordinary course of business since the date of such balance sheets;

(iii)          those incurred under the Loan Documents and the AskMen Acquisition Documents; and

(iv)          those that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.10         No Material Adverse Change

Since December 31, 2004, no event, condition, occurrence or development has occurred that has had, either individually or in the aggregate, a Material Adverse Effect, on the Borrower and its Subsidiaries taken as a whole, and no event, condition, occurrence or development has occurred that would, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

4.11         Litigation

Except as set forth on Schedule 4.11, there is no action, proceeding or investigation commenced or, to the Borrower’s knowledge, threatened, against or affecting the Borrower or any of its Subsidiaries in any court or before any governmental or quasi-Governmental Authority or arbitration board or tribunal, foreign or domestic, except for such actions which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there is no such action seeking to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Loan Documents, the AskMen Acquisition Documents, or the consummation of any of the other transactions contemplated hereby or thereby.

Neither the Borrower nor any of its Subsidiaries is subject to any judgment, order, decree, rule or regulation of any court, Governmental Authority or arbitration board or tribunal that has had or that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.12         Title to and Condition of Properties

Except for Permitted Liens, each of the Borrower and its Subsidiaries has good and marketable title to all the real properties and other material assets (tangible or intangible) it purports to own, free and clear of all Liens.

All leases and other material agreements to which the Borrower or any of its Subsidiaries is a party are valid and binding and in full force and effect, no default has occurred or is continuing thereunder and no consent need be obtained (other than consents that have been or will be obtained prior to the closing of the transactions contemplated hereby) from any Person in respect of any such lease or agreement in connection with the transactions contemplated by the AskMen Acquisition Documents or the Loan Documents, except such as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee, except for such leases that, both singly and in the aggregate, are immaterial to the business of the Borrower and its Subsidiaries taken as a whole.

Except for such assets, plants and facilities as are immaterial in the aggregate to the business of the Borrower and its Subsidiaries taken as a whole, all tangible assets, plants and facilities of each of the Borrower and its Subsidiaries are in good condition and repair and are adequate, in the reasonable opinion of the Borrower, for the uses to which they are being put or would be put in the ordinary course of business.

4.13         Environmental Compliance

(a)           Except as disclosed on Schedule 4.13 and except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)            each of the Borrower and its Subsidiaries:

(A)          is in compliance with the provisions of all Environmental Laws relating to its business, properties and assets, including to the Real Property owned, leased or operated by any of them or the ownership, use, control, management, operation or occupancy thereof; and

(B)           possesses all Environmental Permits that may be necessary for such ownership, use, control, management, operation or occupancy as may otherwise be necessary for the operation of its business;

(ii)           none of the Borrower or any of its Subsidiaries has violated any provision of any applicable Environmental Laws; and

(iii)          none of the Borrower or any of its Subsidiaries has any liability, absolute or contingent, under any Environmental Law, including, any liability related to the “release” (as defined in CERCLA) of, or any containment caused by, any Hazardous Materials.

(b)           To the knowledge of the Borrower, there have been no discharges, emissions, or releases of Hazardous Material on, upon, under, into or from any Real Property, or any real property owned, leased or operated by any predecessor in interest of the Borrower and any of its Subsidiaries.

(c)           To the knowledge of the Borrower, no current or former Real Property of the Borrower or any of its Subsidiaries or any current or former Real Property of any predecessor in interest of the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both as promulgated under CERCLA, or any comparable state list, and none of the Borrower or any of its Subsidiaries has received any written notification of potential or actual liability, or any written request for information, with respect to any current or former Real Property of the Borrower or any of its Subsidiaries pursuant to CERCLA or any comparable state or local Environmental Laws.

4.14         Intellectual Property

Except as disclosed in Schedule 4.14 and except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Borrower’s knowledge:

(i)            the Borrower and its Subsidiaries own, possess or license all right, title and interest in and to all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, trade dress, trade secrets, know-how, computer software, data source code, object code and documentation thereof, trade names, domain names and corporate names and registrations or rights thereto (“Intellectual Property Rights”), that are required to conduct its business as currently being conducted and as proposed to be conducted in the future, free and clear of all Liens and of claims of others;

(ii)           there have been no claims made or threatened against the Borrower or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any of the Intellectual Property Rights owned, possessed or licensed by them, and no product of the Borrower or any of its Subsidiaries infringes, in any material respect, any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

(iii)          the Borrower and its Subsidiaries have taken all necessary actions to maintain the Intellectual Property Rights that they own, possess and license, and there is no material violation by any Person of any right of the Borrower or any of its Subsidiaries with respect to Intellectual Property Rights owned, possessed, licensed or used by the Borrower or any of its Subsidiaries.

4.15         Taxes

Except as would not, individually or in the aggregate, have a Material Adverse Effect on the liability of Borrower or its Subsidiaries for taxes:

(i)            all tax returns required to be filed by the Borrower or any of its Subsidiaries in any jurisdiction (including foreign jurisdictions) have been timely filed, and all such tax returns are true, correct and are complete;

(ii)           all taxes, assessments, fees and other charges due from the Borrower or any of its Subsidiaries that are due and payable have been paid other than any taxes being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves or other appropriate provisions have been made in accordance with GAAP;

(iii)          the Borrower knows of no actual or proposed material additional tax assessments for any fiscal period against the Borrower or any of its Subsidiaries;

(iv)          none of the Borrower’s or any of its Subsidiaries’ tax returns are under audit, and no waivers of the statute of limitations or extensions of time with respect to any tax returns have been granted by the Borrower or any of its Subsidiaries;

(v)           neither the Borrower nor any of its Subsidiaries has received written notice from any governmental agency in a jurisdiction in which such entity does not file a tax return stating that such entity is or may be subject to taxation by that jurisdiction; and

(vi)          the charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP.

The Borrower is not a United States real property holding corporation as defined in Section 897(c)(2) of the Internal Revenue Code.

4.16         ERISA

(a)           Schedule 4.16(a) contains a complete list of Plans.  Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the Closing Date with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code.  No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period.  The sum of the present value of all accumulated benefits under all Single Employer Plans (based on the assumptions used to fund such plans) did not, as reflected in the last annual actuarial valuation report issued prior to the Closing Date, exceed the aggregate market value of the assets of such plans.  Except as would not reasonably be expected to have a Material Adverse Effect, (x) neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in any liability under ERISA, and (y) neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any Commonly Controlled Entity was to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the Closing Date.  No such Multiemployer Plan is in Reorganization or is Insolvent.

(b)           Except as listed on Schedule 4.16(b) or as required under Part 6 of Title I of ERISA and Section 4980B of the Code or other comparable state or local law, neither the Borrower nor any Commonly Controlled Entity has an obligation to make any payment to, or with respect to, any former employee of the Borrower or any Commonly Controlled Entity pursuant to Plans which are “employee welfare benefits plans” (as defined in Section 3(1) of ERISA).

4.17         Material Contracts

All Material Contracts are set forth in Schedule 4.17.

4.18         Compliance with Laws; Charter Documents; Material Contracts

Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither of the Borrower nor any of its Subsidiaries is in violation of any statutes, laws, ordinances, or governmental rules or regulations or any judgment, order or decree (federal, state, local or foreign) to which any of them or any of their respective assets or properties is subject or has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses.

Additionally, neither the Borrower nor any of its Subsidiaries is in conflict with, or breach or violation of, their respective Charter Documents, and except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries is in breach or violation of, or default under, any Material Contract.

4.19         Labor Relations

Neither the Borrower nor any of its Subsidiaries is, to the knowledge of the Borrower, engaged in any unfair labor practice.  Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is:

(i)            no unfair labor practice complaint pending or to the best knowledge of the Borrower threatened against the Borrower or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or known to be threatened;

(ii)           no strike, labor dispute, slowdown or stoppage pending or to the best knowledge of the Borrower threatened against the Borrower or any of its Subsidiaries; and

(iii)          no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activities are taking place.

4.20         No Violation of Regulations of Board of Governors of Federal Reserve System

None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto or, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

4.21         Governmental Regulations

Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Borrower Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

4.22         Solvency

The Borrower and its Subsidiaries are, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

4.23         Full Disclosure

None of the Loan Documents, any document attached hereto or thereto or contemplated hereby or thereby, or furnished by or on behalf of the Borrower to any of the Lenders in connection with the Loan (other than the Projections, the standard for disclosure of which is set forth in Section 4.9(b)), contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.  There is no fact known to the

Borrower that has not been disclosed to each Lender that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  In addition, to the best knowledge of the Borrower, there is not currently any statute, regulation, rule or requirement that would have, either individually or in the aggregate, a Material Adverse Effect on the ability of the Borrower and its Subsidiaries to conduct their respective businesses as currently conducted.

4.24         Survival of Representations and Warranties

All statements contained in any certificate or other document delivered to any Lender by or on behalf of the Borrower (a) at the closing of the transactions contemplated hereby, pursuant to the terms of this Agreement, and (b) after the closing of the transactions contemplated hereby, pursuant to Section 6.2, shall be deemed to constitute representations and warranties under this Agreement with the same force and effect as the representations and warranties expressly set forth herein.  All of the Borrower’s representations and warranties thereunder and hereunder shall survive the execution and delivery of the same, any investigation by any Lender and the Loan.

4.25         Security Documents

(a)           The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof.  In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent (and, in the case of shares of AskMen, when the hypothec has been executed and delivered and registration effected in Canada), and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.25(a)-1 (which financing statements may be filed by the Administrative Agent acting at the direction of the Majority Lenders) at any time and such other filings and actions as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed (all of which filings may be filed by the Administrative Agent acting at the direction of the Majority Lenders) at any time, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, Permitted Liens).  Schedule 4.25(a)-2 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date.  Schedule 4.25(a)-3 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Closing Date; and on or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, signed by the relevant secured party, in respect of each such UCC Financing Statement.

4.26         Real Property

Except as set forth on Schedule 4.26, neither the Borrower nor any of its Subsidiaries has any interest in any real property.

SECTION 5.  CONDITIONS PRECEDENT

5.1           Conditions to Initial Extension of Credit.  The obligation of each Lender to make the extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

5.2           Representations and Warranties True; No Event of Default

The representations and warranties of the Borrower contained in Section 4 shall be true at and as of the Closing Date (unless related to a specific date, in which case it shall be true as of such specific date), after giving effect to the transactions contemplated by this Agreement to occur on that date, as if made on and as of that date.

5.3           Compliance with this Agreement

The Borrower shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Loan Documents or any other document contemplated hereby or thereby to be performed or complied with by the Borrower on or before the Closing Date.  Neither the Borrower nor any of its Subsidiaries shall have entered into any transaction since the date of this Agreement that would have been prohibited by any section hereof had such section applied since such date.

5.4           AskMen Acquisition

All of the AskMen Acquisition Documents shall have been completed on terms reasonably satisfactory to each Lender including those pertaining to representations, warranties, indemnification rights, and any tax elections by the Borrower in connection with the AskMen Acquisition.  Fully executed copies of all of the AskMen Acquisition Documents shall have been delivered to each Lender simultaneously with the closing of the transactions contemplated hereby.  The AskMen Acquisition shall be consummated concurrently with the closing of the transactions contemplated hereby and on the terms contemplated by the AskMen Acquisition Documents, and all conditions precedent to such consummation shall have been satisfied or, with each Lender’s consent, waived.  The purchase price for AskMen shall not exceed $13,500,000 .

5.5           Closing Date Certificates

(a)           Officer’s Certificate.  Each Lender and the Administrative Agent shall have received a certificate dated the Closing Date and signed by each of (i) the Chief Executive Officer of the Borrower and (ii) the Chief Financial Officer or Controller of the Borrower, certifying that the conditions set forth in Sections 5.2, 5.3, 5.4, 5.8, 5.9(b), 5.10, 5.12 and 5.19 have been satisfied on and as of such date and further certifying as to such other matters as any Lender may request in the exercise of its reasonable discretion.

(b)           Secretary’s Certificate.  Each Lender and the Administrative Agent shall have received a certificate, dated the Closing Date and signed by the Secretary of the Borrower and each Guarantor (other than Two Cents, Inc.), certifying as to (i) the board resolutions and Charter Documents attached thereto, (ii) the incumbency of the Borrower’s or Guarantors’, as applicable, officers executing the Loan Documents, and (iii) all other corporate proceedings relating to the authorization, execution and delivery of the Loans and the Loan Documents.

5.6           Opinion of Counsel

Each Lender and the Administrative Agent shall have received opinions, dated the Closing Date and addressed to it, from Fenwick & West, United States counsel for the Borrower, and Fasken Martineau DuMoulin, Quebec counsel to the Borrower, each in form and substance reasonably satisfactory to such Lenders, as to the matters set forth on Exhibit G.

5.7           Intentionally Omitted

5.8           Sources and Uses of Funds

Schedule 5.8 sets forth a statement of the sources and uses of funds from the Loan and the other transactions being undertaken by the Borrower concurrently herewith including the AskMen Acquisition.

5.9           Financial Statements

To the best of the Company’s knowledge, (a) for the 12-month period ended December 31, 2004, the unaudited Consolidated EBITDA of AskMen and its Subsidiaries shall be no less than $1.0 million, and (b) for the 12-month period ended March 31, 2005, the Consolidated EBITDA of the Borrower and its Subsidiaries shall be no less than $13.9 million.  For the 12-month period ended December 31, 2004, the Consolidated EBITDA of the Borrower and its Subsidiaries shall be no less than $11.6 million.  On a pro forma basis after giving effect to the transactions contemplated hereby as if such transactions occurred on March 31, 2005, the aggregate cash on the Borrower’s balance sheet shall be at least $5 million.

5.10         Assets and Liabilities

Since December 31, 2004, there shall have been (a) no material increase in the liabilities, contingent or otherwise, of the Borrower and AskMen taken as a whole (other than in the ordinary course of business consistent with past practice), and (b) no material decrease in the assets of the Borrower and AskMen taken as a whole.

5.11         Proceedings Satisfactory

All proceedings taken in connection with the transactions contemplated by the Loan Documents, and all documents and papers relating thereto, shall be reasonably satisfactory to each Lender.  Each Lender and its counsel shall have received copies of such documents and papers as such Lender or they may reasonably request in connection therewith, or as a basis for their opinions, all in form and substance reasonably satisfactory to each Lender.

5.12         Consents and Permits

Each Loan Party shall have obtained all consents, approvals and authorizations and sent or made all notices, filings, registrations and qualifications required to be obtained, sent or made in connection with the AskMen Acquisition and the transactions contemplated by the Loan Documents (including the AskMen Financing Documents), except where the failure to obtain, send, or make the same would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There shall have expired all applicable waiting periods without any action having been taken or threatened by any competent authority that could restrain, prevent or otherwise impose material adverse conditions on the AskMen Acquisition or any of the other or the transactions contemplated by this Agreement.

5.13         Solvency Certificate

Each Lender shall have received a solvency certification for each Loan Party prepared and executed by the Chief Financial Officer or Controller of such Loan Party in the form attached hereto as Exhibit H.

5.14         Loan Documents

The Borrower and each Guarantor shall have duly executed and delivered and caused their respective Subsidiaries party thereto to duly execute and deliver to such Lender:

(a)           this Agreement; and

(b)           the Security Documents.

5.15         Security

The Security Documents shall have been duly executed and delivered by the respective parties thereto and there shall have been delivered to the Collateral Agent with respect to such Security Documents:

(c)           certificates representing all Pledged Securities (as defined in the Guarantee and Collateral Agreement), together with executed and undated stock powers and/or assignments in blank;

(d)           instruments representing all intercompany Indebtedness that would be required to be evidenced by a demand promissory note if incurred after the Closing Date, together with executed and undated instruments of assignment in blank;

(e)           certificate of insurance required pursuant to Section 5.3(b) of the Guarantee and Collateral Agreement;

(f)            appropriate financing statements or comparable documents of, and executed by, the appropriate entities in proper form for filing under the provisions of the UCC and applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, in the Collateral Agent’s sole discretion, to grant to the Secured Parties a perfected priority Lien on such Collateral superior to and prior to the rights of all third persons other than the holders of Permitted Liens;

(g)           UCC, judgment and tax lien search reports listing all effective financing statements or comparable documents which name the Borrower or any Guarantor as debtor and which are filed in those jurisdictions in which any of such Collateral is located and the jurisdictions in which the Borrower’s or any Guarantor’s principal place of business is located in the United States, together with copies of such existing financing statements, none of which shall encumber such Collateral covered or intended or purported to be covered by the Security Documents other than Permitted Liens;

(h)           evidence of the completion of all filings of each such Security Document, including with the United States Patent and Trademark Office and the United States Copyright Office, and delivery, recordation and filing, if necessary, of such other security and other documents, including UCC-3 termination statements with respect to UCC filings that do not constitute Permitted Liens, as may be necessary or, in the reasonable opinion of the Collateral Agent (acting at the direction of the Majority Lenders), desirable to perfect the Liens created, or purported or intended to be created, by such Security Documents; and

(i)            evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent (acting at the direction of the Majority Lenders), desirable to perfect the security interest created by the Security Documents have been taken.

5.16         Payment of Fees and Expenses

The Borrower shall have paid all of the accrued fees and expenses (entitled to be paid hereunder) of each Lender for which invoices have been submitted at least one Business Day prior to the closing of the transactions contemplated hereby.

5.17         No New Information

No Lender shall have become aware of any information or other matter affecting the Borrower, any of its Subsidiaries or the AskMen Acquisition that in its judgment is inconsistent in a material and adverse manner with the information disclosed to such Lender prior to the date hereof, taken as a whole.

5.18         No Material Adverse Change

At and as of the Closing Date, there shall have been:

(j)            since December 31, 2004, no material adverse change and no event, condition, occurrence or development that, individually or in the aggregate, could reasonably be expected to result in a material adverse change, in:

(i)            the business, results of operations, cash flows, property, assets, liabilities, condition (financial or otherwise), management or prospects of the Borrower and AskMen and their respective Subsidiaries taken as a whole,

(ii)           the industry of the Borrower or AskMen,

(iii)          the projections of the Borrower and its Subsidiaries (including after the AskMen Acquisition) or the assumptions underlying such projections as delivered to the Lender, and

(k)           no litigation, investigation or other proceeding pending or threatened that, (i) if adversely determined, could reasonably be expected to result in material adverse impact on the Borrower, AskMen and their respective Subsidiaries taken as a whole, or their respective businesses, or the ability of any of them to repay the Loans or otherwise perform any of their respective obligations under the AskMen Acquisition Documents (including the AskMen Financing Documents), or (ii) challenges or purports to challenge any of the transactions contemplated by this Agreement or the AskMen Acquisition Documents or on any of the rights or remedies of the Lender under the Loan Documents or the AskMen Financing Documents.

5.19         Disbursement Instructions

The Lenders shall have received written instructions from the Borrower to the Lenders directing the proceeds of the Loans to be made on the Closing Date.

5.20         Other Assurances

The Borrower shall have delivered to the Lenders such other and further certificates, assurances and documents as the Lenders or their respective counsel may have reasonably requested in order to evidence the accuracy of the representations and warranties thereof, the performance of the covenants and agreements to be performed at or prior to the closing of the transactions contemplated hereby, and the fulfillment of the conditions to the Lenders’ obligations.

SECTION 6.  AFFIRMATIVE COVENANTS

So long as any Loan or other amount is owing to any Lender hereunder, the Borrower covenants to the Lenders as follows:

6.1           Payment of Obligations

The Borrower will pay or cause to be paid at or before maturity or before they become delinquent, as the case may be, the Loans.

6.2           Delivery of Financial and Other Statements and Reports

(a)           The Borrower will deliver to each Lender the following:

(i)            Monthly Financial Statements.  As soon as available, but in any event not later than 30 days after the last day of each month (except for the last month of each fiscal quarter), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and related consolidated statements of operations and cash flows, of the Borrower and its Subsidiaries for such month and for the portion of the fiscal year through the end of such month, together with related consolidating statements for such periods (provided that such consolidating statements are being prepared for the Borrower’s management or other creditors), all in reasonable detail and prepared in accordance with GAAP consistently applied, and accompanied by a comparison of current month and year-to-date results as reported in such consolidated statements to (A) results for the corresponding periods of the prior fiscal year and (B) results projected for such periods in the budget and business plans delivered to Lenders pursuant to Section 6.2(a)(iv) at the commencement of the then current fiscal year;

(ii)           Quarterly Financial Statements.  As soon as available, but in any event not later than 45 days after the last day of each fiscal quarter (except for the last fiscal quarter of each fiscal year), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and related consolidated statements of operations, stockholders’ equity and cash flows, of the Borrower and its Subsidiaries for such quarter and for the portion of the fiscal year through the end of such quarter, together with related consolidating statements for such periods (provided that such consolidating statements are being prepared for the Borrower’s management or other creditors), all in reasonable detail and prepared in accordance with GAAP consistently applied, and accompanied by a comparison of current quarter and year-to-date results as reported in such consolidated statements to (A) results for the corresponding periods of the prior fiscal year and (B) results projected for such periods in the budget and business plans delivered to Agents and Lenders pursuant to Section 6.2(a)(iv) at the commencement of the then current fiscal year;

(iii)          Annual Financial Statements.  As soon as available, but in any event not later than 90 days after the close of each fiscal year, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year, and related audited consolidated statements of operations, cash flows and changes in stockholders’ equity of the Borrower and its Subsidiaries for such fiscal year, reported on (without any material qualification arising from the scope of the audit or with respect to the continuance of the Borrower and its Subsidiaries as going concerns) by a nationally recognized firm of independent certified public accountants and prepared in accordance with GAAP consistently applied;

(iv)          Budgets.  As soon as available, but in any event not later than 60 days after the first day of each fiscal year, a reasonably detailed consolidated monthly budget for the Borrower and its Subsidiaries for the immediately forthcoming fiscal year, which plan shall have been approved by the Borrower’s board of directors;

(v)           Auditor Reports.  Promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all material reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

(vi)          Information Provided to Other Securityholders. Concurrently with the provision of the same to or by the holders of Senior Subordinated Notes, Common Stock, Series A Preferred Stock or Series B Preferred Stock copies of any financial or other report or notice delivered to, or received from, any such holders, in each case as a class;  and

(vii)         Other Information.  On an as requested basis, any other information reasonably requested by any Agent or any Lender.

(b)           Compliance Certificates.  The Borrower will deliver to each Agent and to each Lender, together (in the case of the Lenders) with the financial statements under Section 6.2(a)(ii), within 45 days after the end of each fiscal quarter, a Compliance Certificate stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing officers with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Borrower is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or interest and premium, if any, on the Loans is prohibited or if such event has occurred, a description of the event and what action the Borrower is taking or proposes to take with respect thereto.

(c)           Accountant Letters.  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 6.2(iii) will be accompanied by a written statement of the Borrower’s independent public accountants (who shall be a firm of established national reputation or otherwise approved by the Majority Lenders) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would cause them to believe that any Default or Event of Default has occurred or, if any such Default or Event of Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such Default or Event of Default.

(d)           Notice of Defaults.  So long as any of the Loans are outstanding, the Borrower will deliver to each Agent and to each Lender, forthwith upon any officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.

6.3           Taxes

The Borrower will timely pay, and will cause each of its Subsidiaries to timely pay, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Agents or to the Lenders.

6.4           Insurance

The Borrower will maintain liability, casualty, business continuity and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

6.5           Corporate Existence

The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other entity existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the corporate or other entity rights (charter and statutory), licenses and franchises of the Borrower and its Subsidiaries; provided, however, that with respect to any Subsidiary of the Borrower, the Borrower will not be required to preserve any such right, license or franchise, or corporate or other entity existence, if the board of directors of the Borrower determines that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to any Agent or to any Lender.

6.6           Books and Records

The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account, in which full and materially correct entries shall be made in accordance with GAAP of all financial transactions and the assets and business of Borrower and each of its Subsidiaries.

6.7           Compliance with Laws

The Borrower will, and will cause each of its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws and Environmental Permits) to which any of them is subject, and obtain and keep in effect all licenses, permits (including Environmental Permits), franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or obtain and keep in effect would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.8           Use of Proceeds

The Borrower will apply the proceeds of the Loans only for purposes specified in Section 4.7.

6.9           Mandatory Prepayments with Excess Cash and Net Financing Proceeds

Within 30 days of the receipt of any Net Financing Proceeds, and within 90 days of the end of each fiscal year in which the Borrower generated Excess Cash Flow, the Borrower will make mandatory prepayments of the Aggregate Required Prepayment Amount as follows:

(a)           to the Term Loans, subject to Section 2.9, in an amount equal to the Term Loans’ applicable First Lien Percentage of the Aggregate Required Prepayment Amount; and

(b)           to each other Series of First Lien Debt, in an amount equal to each Series of First Lien Debt’s applicable First Lien Percentage of the Aggregate Required Prepayment Amount;

provided, that if a Series of First Lien Debt requires the Borrower to make an offer to purchase, redeem or prepay such Series of First Lien Debt with such Net Financing Proceeds or Excess Cash Flow, then in lieu of making a mandatory prepayment of such First Lien Debt pursuant to clause (b) above, the Borrower shall use such Series of First Lien Debt’s First Lien Percentage of such Net Financing Proceeds or Excess Cash Flow to make such offer concurrent with the mandatory prepayment of the Aggregate Required Prepayment Amount payable to any other Series.  For the avoidance of doubt, the Borrower will prepay Term Loans pursuant to this Section 6.9 only with the Term Loan’s First Lien Percentage of any Net Financing Proceeds and Excess Cash Flow applied as set forth above.

Any mandatory prepayment of Term Loans will be made by paying to the Lenders an amount equal to the principal amount of such Terms Loans prepaid plus accrued and unpaid interest to the date of prepayment, and will be payable in cash.  If any Net Financing Proceeds or Excess Cash Flow remains after prepayment of the Term Loans and other Series of First Lien Debt, the Borrower may use such Net Financing Proceeds or Excess Cash Flow for any purpose not otherwise prohibited by this Agreement.

6.10         Additional Collateral, etc.

(a)           With respect to any Property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (i) any Property described in Section 6.10(b) or Section 6.10(c) and (ii) Property acquired by an Excluded Foreign Subsidiary) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, the Borrower shall promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as may be required under any applicable law or as the Administrative Agent deems necessary or advisable (acting at the direction of the Majority Lenders) to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property subject only to Permitted Liens, including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent (acting at the direction of the Majority Lenders).

(b)           With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrower or any of its Subsidiaries, the Borrower shall promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as may be required under any applicable law or as the Administrative Agent deems necessary or advisable (acting at the direction of the Majority Lenders) to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Offices, the execution and delivery by all necessary persons of control agreements, and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent (acting at the direction of the Majority Lenders), and (iv) if requested by the Administrative Agent (acting at the direction of the Majority Lenders), deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent (acting at the direction of the Majority Lenders).

(c)           With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), the Borrower shall promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as may be required under any applicable law or as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d)           Notwithstanding anything to the contrary in this Section 6.10, paragraphs (a), (b), (c) and (e) of this Section 6.10 shall not apply to any Property, new Subsidiary or new Excluded Foreign Subsidiary created or acquired after the Closing Date, as applicable, as to which the Administrative Agent has determined in its sole discretion (acting at the direction of the Majority Lenders) that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

(e)           With respect to any fee interest (or leasehold interest, to the extent such leasehold is created under a triple net ground lease or similar transaction) in any real property having a value (together with improvements thereof) of at least $100,000 (the “Mortgaged Property”) acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real property owned by an Excluded Foreign Subsidiary), the Borrower shall promptly (i) execute and deliver a first priority Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent (acting at the direction of the Majority Lenders), provide the Secure Parties with (A) title and extended coverage insurance, complying with the provisions of Section 6.10(f), covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent acting at the direction of the Majority Lenders) as well as a current ALTA survey thereof complying with the provisions of Section 6.10(g) together with a surveyor’s certificate, (B) flood insurance complying with the provisions of Section 6.10(h) and (C) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent (acting at the direction of the Majority Lenders) in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent (acting at the direction of the Majority Lenders), deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent (acting at the direction of the Majority Lenders).

(f)            If requested by the Administrative Agent pursuant to Section 6.10(e), the Administrative Agent shall receive in respect of each Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance.  Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except for Permitted Liens disclosed therein; (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy – 1970 form B (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request in form and substance acceptable to the Administrative Agent (in each case, acting at the direction of the Majority Lenders), including (to the extent applicable with respect to such Mortgaged Property and available in the jurisdiction in which such Mortgaged Property is located), the following: variable rate endorsement; survey endorsement; comprehensive endorsement; zoning (ALTA 3.1 with parking added) endorsement; first loss, last dollar and tie-in endorsement; access coverage; separate tax parcel coverage; contiguity coverage; usury; closing business; subdivision; environmental protection lien; CLTA 119.2 and CLTA 119.3 (for leased Real Estate, only); and such other endorsements as the Administrative Agent shall reasonably require (acting at the direction of the Majority Lenders) in order to provide insurance against specific risks identified by the Administrative Agent (acting at the direction of the Majority Lenders) in connection with such Mortgaged Property, and (G) be issued by title companies satisfactory to the Administrative Agent acting at the direction of the Majority Lenders (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent acting at the direction of the Majority Lenders).  Also, the Administrative Agent shall receive (i) evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid and (ii) a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to above and a copy of all other material documents affecting the mortgaged properties.

(g)           If requested by the Administrative Agent pursuant to Section 6.10(e), the Administrative Agent shall receive, and the title insurance company issuing the policy referred to in Section 6.10(e) (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them (in the case of the Administrative Agent, acting at the direction of the Majority Lenders), dated not more than 30 days prior to the acquisition of an interest in such property unless the Title Insurance Company has agreed to delete its survey disclosure exception on the basis of an earlier survey and such survey is, in any event, dated not more than 2 years prior to such date by an independent professional licensed land surveyor satisfactory to the Administrative Agent (acting at the direction of the Majority Lenders) and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 and meeting the accuracy requirements as defined therein, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following:  each survey shall (A) be a current “as-built” survey showing the location of any adjoining streets (including their widths and any pavement or other improvements), easements (including the recorded information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments; (B) locate all means of ingress and egress, certifying the amount of acreage and square footage, indicate the address of the property, contain the legal description of the property, and also contain a location sketch of the property;

(C) show the location of all improvements as constructed on the property, all of which shall be within the boundary lines of the property and conform to all applicable zoning ordinances, set-back lines and restrictions and the surveyor shall certify compliance with the foregoing; (D) indicate the location of any improvements on the property with the dimensions in relations to the lot and building lines; (E) show measured distances from the improvements to be set back and specified distances from street or property lines in the event that deed restrictions, recorded plats or zoning ordinances require same; (F) designate all courses and distances referred to in the legal description, and indicate the names of all adjoining owners on all sides of the property, to the extent available; and (G) indicate the flood zone designation, if any, in which the property is located.  The legal description of the applicable property shall be shown on the face of each survey, and the same shall conform to the legal description contained in the title policy described below.

(h)           If requested by the Administrative Agent pursuant to Section 6.10(e), the Administrative Agent shall receive, (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such maturity date and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

6.11         Security Interests

The Borrower, each Guarantor and each of their respective Domestic Subsidiaries will perform any and all acts and execute any and all documents (including, the execution, amendment or supplementation of any financing statement and continuation statement) for filing in any appropriate jurisdiction under the provisions of the UCC, local law or any statute, rule or regulation of any applicable jurisdiction which are necessary in order to maintain or confirm in favor of the Administrative Agent a valid and perfected Lien on the Collateral and any additional Collateral, subject to no Liens except for Permitted Liens.  Upon request of the Administrative Agent (acting at the direction of the Majority Lenders), the Borrower shall, as promptly as practicable after the filing of any financing statements, deliver to the Administrative Agent acknowledgment copies of, or copies of lien search reports confirming the filing of, financing statements duly filed under the UCC of all jurisdictions as may be necessary or desirable to perfect the Lien created, or purported or intended to be created, by each Security Document.

6.12         Post-Closing Covenants

Within 5 Business Days of any merger, amalgamation or other combination of Acquisition Co. and AskMen, the Borrower shall cause a legal opinion to be delivered to the Lenders and the Collateral Agent in form and substance substantially similar to the legal opinion from Canadian counsel delivered pursuant to Section 5.6 hereof.

Within 5 Business Days of the Closing Date, the Borrower shall cause a certificate dated such date showing the amount and types of insurance coverage as of such date as required by Section 5.3(b) of the Guarantee and Collateral Agreement.

SECTION 7.  NEGATIVE COVENANTS

So long as any Loan or other amount is owing to any Lender hereunder, the Borrower hereby covenants to the Lenders as follows:

7.1           Incurrence of Indebtedness and Issuance of Preferred Stock

(a)           The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Borrower will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock.

(b)           The provisions of Section 7.1(a) hereof will not prohibit the incurrence of, or prohibit the Borrower and its Subsidiaries from remaining liable with respect to, any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)            Existing Debt;

(ii)           the incurrence by the Borrower of Indebtedness represented by the Loan pursuant to this Agreement;

(iii)          the incurrence by the Borrower of Indebtedness represented by the Senior Subordinated Notes pursuant to the Securities Purchase Agreement;

(iv)          the incurrence by the Borrower of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that is described in Section 7.1(b)(ii) and Section 7.1(b)(iv);

(v)           the incurrence by the Borrower or any of its Subsidiaries of intercompany Indebtedness owed to the Borrower or any of its Wholly Owned Subsidiaries; provided, however, that:

(A)          if the Borrower or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Loans, in the case of the Borrower, or the Loan Guarantee, in the case of a Guarantor;

(B)           in each case where the Borrower or any Guarantor is the creditor, such Indebtedness is evidenced by a demand promissory note pledged to the Administrative Agent for the ratable benefit of the Lenders pursuant to the Guarantee and Collateral Agreement;

(C)           the following will be deemed, in each case, to constitute an incurrence of Indebtedness by the Borrower or one of its Subsidiaries, as the case may be, that was not permitted by this Section 7.1(b)(v);

(1)   any subsequent issuance or transfer of Equity Interests that result in any

Indebtedness originally incurred pursuant to this Section 7.1(b)(v) being held by a Person other than the Borrower or a Subsidiary thereof, and

(2)   any sale or other transfer of any Indebtedness originally incurred pursuant to this Section 7.1(b)(v) to a Person that is not either the Borrower or a Wholly Owned Subsidiary thereof;

(vi)          the issuance by any of the Borrower’s Subsidiaries to the Borrower or to any of its Wholly Owned Subsidiaries of shares of preferred stock; provided, however, that the following will be deemed, in each case, to constitute an issuance of preferred stock by such Subsidiary that was not permitted by this Section 7.1(b)(vi):

(A)          any subsequent issuance or transfer of Equity Interests that results in any preferred stock originally issued pursuant to this Section 7.1(b)(vi) being held by a Person other than the Borrower or a Wholly Owned Subsidiary of the Borrower; and

(B)           any sale or transfer of any preferred stock originally issued pursuant to this Section 7.1(b)(vi) to a Person that is not either the Borrower or a Wholly-Owned Subsidiary of the Borrower;

(vii)         the incurrence by the Borrower or any of its Subsidiaries of Hedging Obligations in the ordinary course of business;

(viii)        the Guarantee by the Borrower or any of its Subsidiaries of Indebtedness of the Borrower or a Subsidiary of the Borrower that was permitted to be incurred by another provision of this Section 7.1; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Loans, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(ix)           the incurrence by the Borrower or any of its Subsidiaries of Indebtedness in respect of workers compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(x)            the incurrence by the Borrower of any Indebtedness represented by the Series A Preferred Stock and Series B Preferred Stock outstanding or issued on the Closing Date;

(xi)           the incurrence by the Borrower or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days; and

(xii)          Indebtedness incurred pursuant to the AskMen Acquisition Documents; provided that the aggregate amount of such Indebtedness does not exceed the Subsequent Acquisition Indebtedness Cap applicable to such AskMen Acquisition Documents.

The accrual of interest, the accretion or amortization of original issue discount on any Indebtedness, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 7.1.

7.2           No Layering.

The Borrower will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Borrower or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Loans and the applicable Guarantee of the Loan on substantially identical terms; provided, however, that no Indebtedness of the Borrower shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

7.3           Restrictions on Liens

The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt, or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

7.4           Limitation on Restricted Payments

The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend or make any other payment or distribution on account of the Borrower’s or any of its Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Borrower or any of its Subsidiaries) or to the direct or indirect holders of the Borrower’s or any of its Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or to the Borrower or a Subsidiary of the Borrower);

(ii)           purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Borrower or any of its Subsidiaries) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower;

(iii)          make any payment (whether or not in cash) on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any unsecured Indebtedness or Indebtedness that is subordinated in right of payment to the Loans or any of the Guarantees of the Loan (collectively “Junior Debt”); or

(iv)          make any Restricted Investment,

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).

The foregoing provisions will not prohibit:

(v)           so long as (A) no bankruptcy, insolvency or liquidation proceeding is pending and (B) no Default in the payment of an amount due under the Loan Documents has occurred and is continuing or would be caused thereby, the payment of regularly scheduled interest payments on the Senior Subordinated Notes pursuant to their terms on the date hereof;

(vi)          so long as no Default has occurred and is continuing or would be caused thereby, the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of the Borrower to the holders of its Equity Interests on a pro rata basis;

(vii)         so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Subsidiary of the Borrower held by any current or former officer, director or employee of the Borrower or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $750,000; provided further that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $250,000 in any twelve-month period;

(viii)        so long as no Default has occurred and is continuing or would be caused thereby, and so long as the Lenders have waived in writing, pursuant to Section 10.1, any Default or Event of Default that would result from such Change of Control or Initial Public Offering (such waiver to be in the Lenders’ sole and absolute discretion), the redemption of the Senior Subordinated Notes upon a Change of Control or Initial Public Offering pursuant to the terms of the Senior Subordinated Notes as in effect on the date hereof;

(ix)           regularly scheduled payments of interest and principal on the Senior Subordinated Notes; and

(x)            so long as no Default has occurred and is continuing or would be caused thereby, the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Borrower or such Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this shall be determined by the board of directors of the Borrower whose resolution with respect thereto shall be conclusive.

7.5           No Amendment to Certain Documents

Without the consent of the Majority Lenders, the Borrower will not amend, waive, modify or alter, or take any action that could cause to be amended, waived, modified or altered, the terms of the Securities Purchase Agreement, the Series A Preferred Stock Purchase Agreement, the Borrower’s Charter Documents, any Senior Subordinated Note, any share of Series A Preferred Stock, any share of Series B Preferred Stock, or any AskMen Acquisition Document, in any way to:

(i)            alter the terms of any of the Borrower’s Equity Securities, if, pursuant to the terms of the Borrower’s Equity Securities, as altered, the Borrower or any of its Subsidiaries could be required to take an action, whether upon the occurrence of an event, delivery of notice, on any date, or otherwise, that would, directly or indirectly, result in a Default or Event of Default or entitle the holder or holders of any Indebtedness of the Borrower or any of its Subsidiaries (with or without the giving of notice or lapse of time) to accelerate the maturity of such Indebtedness;

(ii)           increase the rate of or change the time for payment of interest on any Senior Subordinated Notes or any Permitted Refinancing Indebtedness;

(iii)          increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of the Senior Subordinated Notes or any Permitted Refinancing Indebtedness;

(iv)          tighten the redemption provisions or increase the price or terms at which the Borrower is required to offer to purchase any Senior Subordinated Notes or any Permitted Refinancing Indebtedness;

(v)           amend the provisions of Article XI of the Securities Purchase Agreement;

(vi)          except for the Senior Subordinated Note Waiver, amend, restate, or modify (a “Financing Change”) any document related to the Senior Subordinated Notes (collectively, the “Subordinated Debt Documents”) in a manner that imposes covenants or events of default upon the Borrower or its Subsidiaries which are more restrictive than the covenants contained in such documents prior to such Financing Change, unless the Borrower and the Majority Lenders shall, within 10 Business Days after such Financing Change, execute and deliver an amendment to this Agreement or any other applicable Loan Document for the purpose of effecting a change similar and in proportion to the changes to the Subordinated Debt Documents; provided, that upon any failure of the Borrower or the Majority Lenders to do so, this Agreement shall be deemed automatically amended to effect such similar and proportionate amendment;

(vii)         waive, amend, restate, or modify an AskMen Acquisition Document to the extent that such waiver, amendment, restatement or modification would either (a) waive, amend, restate, or modify an AskMen Acquisition Document in any material way, or (b) waive, amend, restate, or modify any term relating to a payment due to any Person.

7.6           Asset Sales; Casualty Proceeds

(a)           The Borrower will not, and will not permit any of its Subsidiaries to, consummate any other Asset Sale unless:

(i)            the Borrower (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii)           the fair market value is determined by the Borrower’s board of directors and evidenced by a resolution of the board of directors set forth in an Officers’ Certificate delivered to the Administrative Agent; and

(iii)          at least 80% of the consideration therefor received by the Borrower or such Subsidiary is in the form of cash.  For purposes of this provision, any securities, notes or other obligations received by the Borrower or any such Subsidiary from such transferee that are substantially contemporaneously (subject to ordinary settlement periods) converted by the Borrower or such Subsidiary into cash (to the extent of the cash received in that conversion) shall be deemed to be cash.

(b)           Within 120 days after the receipt of any Net Asset Sale Proceeds from an Asset Sale or any Casualty Proceeds, the Borrower may apply such Net Asset Sale Proceeds or Casualty Proceeds at its option:

(i)            to acquire all or substantially all of the assets of, or a majority of the voting stock of, another Permitted Business, if such assets or voting stock constitute Collateral;

(ii)           to make a capital expenditure;

(iii)          to reinvest in equipment or other productive assets of the general type that are used or useful in a Permitted Business, if such equipment or assets constitute Collateral;

(iv)          to repay Indebtedness ranking pari passu with the Loans that is secured by a Permitted Lien having priority over the Liens securing the Loans; provided that (a) such Indebtedness was permitted pursuant to the terms of this Agreement to be incurred, (b) the aggregate amount of such repayment does not exceed the fair market value of the Property subject to the Permitted Lien, as determined in good faith by the Borrower’s Board of Directors, and (c) no Default or Event of Default has occurred and is continuing; or

(v)           in the case of Casualty Proceeds, to restore or replace damaged or destroyed assets.

Pending the final application of any such Net Asset Sale Proceeds or Casualty Proceeds, the Borrower may temporarily reduce revolving credit borrowings or otherwise invest such Net Asset Sale Proceeds or Casualty Proceeds in any manner that is not prohibited by this Agreement.

Any Net Asset Sale Proceeds or Casualty Proceeds that are not applied or invested in the manner and within the time limits provided in the preceding paragraph will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $500,000, within five days thereof, the Borrower will use such Excess Proceeds to make mandatory prepayments as follows:

(a)           to the Term Loans, subject to Section 2.9, in an amount equal to the Term Loans’ applicable First Lien Percentage of the Excess Proceeds; and

(b)           to each other Series of First Lien Debt, in an amount equal to each Series of First Lien Debt’s applicable First Lien Percentage of the Excess Proceeds;

provided, that if a Series of First Lien Debt requires the Borrower to make an offer to purchase, redeem or prepay such Series of First Lien Debt with such Excess Proceeds, then, in lieu of making a mandatory prepayment of such First Lien Debt pursuant to clause (b) above, the Borrower shall use such Series of First Lien Debt’s First Lien Percentage of such Excess Proceeds to make such offer concurrent with the mandatory prepayment of the Excess Proceeds payable to any other Series.  For the avoidance of doubt, the Borrower will prepay Term Loans pursuant to this Section 6.9 only with the Term Loan’s First Lien Percentage of any Excess Proceeds applied as set forth above.

Any prepayment made pursuant to this Section 7.6 will be made by paying to the Lenders an amount equal to the principal amount of such Terms Loans prepaid plus accrued and unpaid interest to the date of prepayment, and will be payable in cash.  If any Excess Proceeds remain after completion of the foregoing prepayments, the Borrower may use such Excess Proceeds for any purpose not otherwise prohibited by this Agreement and the amount of Excess Proceeds will be reset to zero.

7.7           Limitation on Sale and Leaseback Transactions

The Borrower will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction.

7.8           Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries

The Borrower will not, and will not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Subsidiary of the Borrower to any Person (other than the Borrower or a Wholly Owned Subsidiary of the Borrower), unless:

(i)            such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Subsidiary; and

(ii)           the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 7.6.

In addition, the Borrower will not permit any Wholly Owned Subsidiary of the Borrower to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to the Borrower or a Wholly Owned Subsidiary of the Borrower.

7.9           Business Activities

The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.

7.10         Stay, Extension and Usury Laws

The Borrower and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement or the Loans; and the Borrower and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lenders, but will suffer and permit the execution of every such power as though no such law has been enacted.

7.11         Investment Company Act; United States Real Property Holding Corporation

The Borrower will not, and will not permit any of its Subsidiaries to, become an investment company subject to registration under the Investment Company Act of 1940, as amended.  Neither the Borrower nor any of its Subsidiaries will become a United States real property holding corporation as defined in Section 897(c)(2) of the Internal Revenue Code.

7.12         No Merger, etc.

The Borrower shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Borrower is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a)           either:

(i)            the Borrower is the surviving corporation; or

(ii)           the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b)           the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Borrower under the Loans, this Agreement and the other Loan Documents pursuant to agreements reasonably satisfactory to the Administrative Agent;

(c)           immediately after such transaction, no Default or Event of Default exists; and

(d)           the Leverage Ratio of (i) the Borrower, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Borrower), or (iii) to which such sale, assignment, transfer, conveyance or other disposition has been made, as applicable, for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such transaction is consummated would have been no more than 80% of the Required Leverage Ratio for such period, determined on a pro forma basis (in accordance with the accounting requirements of Rule 11-02 of Regulation S-X), as if such transaction (including any related incurrence of Indebtedness) had occurred at the beginning of such four-quarter period.

In addition, the Borrower will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.  This Section 7.12 will not apply to:

(i)            a merger of the Borrower with an Affiliate solely for the purpose of reincorporating the Borrower in another jurisdiction; and

(ii)           any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Borrower and its Subsidiaries.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in a transaction that is subject to, and that complies with the provisions of, this Section 7.12, the successor corporation formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the “Borrower” shall refer instead to the successor corporation and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay the principal of and interest on the Loans except in the case of a sale of all of the Borrower’s assets in a transaction that is subject to, and that complies with the provisions of, this Section 7.12.

7.13         Limitation on Transactions With Affiliates

(a)           The Borrower will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each an “Affiliate Transaction”), unless:

(i)            such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person; and

(ii)           the Borrower delivers to the Agents:

(A)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, a resolution of the Borrower’s Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 7.13(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(B)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, an opinion as to the fairness to the Borrower or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)           The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 7.13(a):

(i)            any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(ii)           transactions between or among the Borrower and/or its Subsidiaries;

(iii)          transactions with a Person that is an Affiliate of the Borrower solely because the Borrower owns, directly or through a Subsidiary, an Equity Interest in such Person;

(iv)          payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Borrower;

(v)           any issuance of Equity Interests (other than Disqualified Stock) of the Borrower to Affiliates of the Borrower;

(vi)          Restricted Payments (other than Permitted Investments) that do not violate Section 7.4.

7.14         Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

(a)           The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

(i)            pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Borrower or any of its Subsidiaries;

(ii)           make loans or advances to the Borrower or any of its Subsidiaries; or

(iii)          transfer any of its properties or assets to the Borrower or any of its Subsidiaries.

(b)           The restrictions in Section 7.14(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)            Existing Indebtedness as in effect on the date of this Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Agreement;

(ii)           this Agreement, the Loans and the Guarantees of the Loan;

(iii)          applicable law, rule, regulation or order;

(iv)          customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(v)           any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

(vi)          Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(vii)         Liens permitted to be incurred under the provisions of Section 7.3 that limit the right of the debtor to dispose of the assets subject to such Liens;

(viii)        provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Borrower’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(ix)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

7.15         Payments for Consent

The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or any of the Loan Documents unless such consideration is paid to all Lenders.

7.16         Employee Plans

Except as would not reasonably be expected to result in a Material Adverse Effect, either individually or in the aggregate, the Borrower will not, and will not permit any of its Subsidiaries to:

(i)            terminate any Employee Pension Plan subject to Title IV of ERISA;

(ii)           make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan;

(iii)          (A) adopt, establish, maintain or enter into any obligation to contribute to any new Plan or Multiemployer Plan, (B) modify any existing Plan so as to increase its obligations thereunder, or (C) increase a contribution obligation to any Multiemployer Plan;

(iv)          engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor;

(v)           incur any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, with respect to any Plan; or

(vi)          incur a Reportable Event with respect to, or commence a proceeding to have a trustee appointed, or have a trustee appointed, to administer or to terminate, any Single Employer Plan.

This Section 7.16 shall not be deemed to prohibit the Borrower from modifying a medical, dental or other “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) in the ordinary course of business.

7.17         ERISA Notices

Promptly, but in any event within 30 days therafter, the Borrower will deliver to each of the Lenders, if and when the Borrower or any Commonly Controlled Entity:

(i)            gives or is required to give notice to the PBGC of any Reportable Event with respect to any Employee Pension Plan which might constitute grounds for a termination of such plan under Title IV of ERISA or the imposition of a tax under Section 4971 of the Code, or knows that the plan administrator of any such plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

(ii)           receives written notice of complete or partial Withdrawal Liability under Title IV of ERISA or written notice that any Multiemployer Plan is in Reorganization or has been terminated, a copy of such notice;

(iii)          receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Employee Pension Plan, a copy of such notice;

(iv)          applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application;

(v)           gives notice of intent to terminate any Employee Pension Plan under Title IV of ERISA, a copy of such notice and, if reasonably requested by any of the Lenders and permitted under applicable law, related financial information; or

(vi)          fails to make any payment or contribution to any Employee Pension Plan (or Multiemployer Plan or in respect of any benefit arrangement) or makes any amendment to any Plan or benefit arrangement, in either case, which would reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Chief Financial Officer or Controller of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower is required or proposes to take.

SECTION 8.  FINANCIAL COVENANTS

8.1           Minimum Consolidated EBITDA.

The Borrower will maintain a Consolidated EBITDA set forth below of at least the amount set forth below for the Test Period ending on each date listed below:

Test Period	Minimum EBITDA
($ thousands)

June 30, 2005	12,225.00
September 30, 2005	12,875.00
December 31, 2005	15,075.00
March 31, 2006	15,725.00
June 30, 2006	16,275.00
September 30, 2006	16,700.00
December 31, 2006	18,000.00
March 31, 2007	18,675.00
June 30, 2007	19,350.00
September 30, 2007	19,500.00
December 31, 2007	19,850.00
March 31, 2008	20,000.00
June 30, 2008	20,400.00
September 30, 2008	20,750.00
December 31, 2008	21,150.00
March 31, 2009 and thereafter	21,450.00

8.2           Minimum EBITDA to Consolidated Interest Expense

The Borrower will not permit the ratio of (a) its Consolidated EBITDA for the Test Period ending on each date listed below to (b) its Consolidated Interest Expense for the Test Period ending on each date listed below to be less than the ratio set forth below:

Test Period	Ratio

June 30, 2005	2.60:1.00
September 30, 2005	2.60:1.00
December 31, 2005	2.60:1.00
March 31, 2006	2.60:1.00
June 30, 2006	2.75:1.00

Test Period	Ratio

September 30, 2006	2.75:1.00
December 31, 2006	3.00:1.00
March 31, 2007	3.25:1.00
June 30, 2007	3.50:1.00
September 30, 2007	3.50:1.00
December 31, 2007	3.50:1.00
March 31, 2008	3.60:1.00
June 30, 2008	3.60:1.00
September 30, 2008	3.70:1.00
December 31, 2008	3.70:1.00
March 31, 2009 and thereafter	3.70:1.00

8.3           Limitation on Capital Expenditures.

The Borrower will not, and will not permit its Subsidiaries to, make Consolidated Capital Expenditures for any purpose, in excess of the amounts set forth below for Test Period ending on the date set forth below:

Date	Capital Expenditures
($thousands)

December 31, 2005	5,000
December 31, 2006	5,000
December 31, 2007	5,000
December 31, 2008	5,000
December 31, 2009	5,000

In addition, the amount of Consolidated Capital Expenditures permitted by this Section 8.3 for any fiscal year shall be increased by an amount equal to the excess of (a) the permitted Consolidated Capital Expenditures for the immediately preceding fiscal year (without giving effect to this sentence) over (b) the amount of Consolidated Capital Expenditures permitted by the applicable clause actually made in such immediately preceding fiscal year; provided the aggregate amount of such excess does not exceed $250,000 in any fiscal year; provided further that any amount that is carried forward to any subsequent fiscal year which is not so expended shall not be available for any further subsequent fiscal year and the amount of Consolidated Capital Expenditures made in any fiscal year shall first be applied against the permitted amount set forth on the schedule above and thereafter applied to the amount available from the prior year.

8.4           Leverage Ratio.

The Borrower will not permit the ratio (the “Leverage Ratio”) of (a) Funded Indebtedness of Borrower and its Subsidiaries on each date listed below to (b) Consolidated EBITDA of the Borrower for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio

June 30, 2005	4.75:1.00
September 30, 2005	4.50:1.00
December 31, 2005	4.00:1.00
March 31, 2006	3.75:1.00
June 30, 2006	3.50:1.00
September 30, 2006	3.25:1.00
December 31, 2006	3.00:1.00
March 31, 2007	2.60:1.00
June 30, 2007	2.50:1.00
September 30, 2007	2.50:1.00
December 31, 2007	2.40:1.00
March 31, 2008	2.30:1.00
June 30, 2008	2.30:1.00
September 30, 2008	2.25:1.00
December 31, 2008	2.20:1.00
March 31, 2009 and thereafter	2.15:1.00

SECTION 9.  DEFAULTS AND REMEDIES

9.1           Event of Default

The occurrence of one or more of the following events shall constitute an “Event of Default”:

(i)            The Borrower defaults for two days in the payment when due of interest on the Loan;

(ii)           The Borrower defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Loan;

(iii)          Any representation, warranty or statement made or deemed made by the Borrower or its respective Subsidiaries herein or in any other Loan Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

(iv)          The Borrower or any of its Subsidiaries shall,

(A)          default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.9, Section 6.10, Section 6.11, Section 7 or Section 8;

(B)           default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any Loan Document (other than those referred to in Section 9.1(i), 9.1(ii) or 9.1(iv)(A) hereof) and such default shall continue unremedied for a period of at least thirty days after the date of such default;

(v)           A default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Subsidiaries (or the payment of which is Guaranteed by the Borrower or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Agreement, if that default:

(A)          is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default, which default has not been waived by the holders of such Indebtedness (a “Payment Default”);

(B)           results in the acceleration of such Indebtedness prior to its express maturity, or

(C)           entitles the holder or holders thereof (with or without the giving of notice or lapse of time) to accelerate the maturity of such Indebtedness,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness (1) under which there has been a Payment Default, (2) the maturity of which has been so accelerated, or (3) the maturity of which, the holder or holders are entitled to accelerate, aggregates to $750,000 or more;

(vi)          Any Indebtedness described in Section 9.1(v) shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;

(vii)         A final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Borrower or any of its Subsidiaries, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; provided that the aggregate of all such undischarged judgments (exclusive of any applicable insurance coverage) exceeds $750,000;

(viii)        The Borrower or any of its Significant Subsidiaries:

(A)          commences a voluntary case under any Bankruptcy Law;

(B)           consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law;

(C)           consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)          makes a general assignment for the benefit of its creditors; or

(E)           generally is not paying its debts as they become due;

(ix)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is an order for relief against the Borrower or any of its Significant Subsidiaries;

(B)           appoints a custodian of the Borrower or any of its Significant Subsidiaries or for all or substantially all of the property of the Borrower or any of its Subsidiaries; or

(C)           orders the liquidation of the Borrower or any of its Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(x)            The Borrower repudiates any of its material obligations under this Agreement or the Loan Documents or this Agreement or the Loans Documents are held to be unenforceable against the Borrower in any material respect for any reason;

(xi)           Any Guarantee of the Loan is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its Guarantee of the Loan;

(xii)          Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the ratable benefit of the Secured Parties the Liens, rights, powers and privileges created thereby (including a perfected security interest in, and Lien on, all of the Collateral), in favor of the Lenders, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no Liens other than Permitted Liens;

(xiii)         A Change of Control or an Initial Public Offering shall occur;

(xiv)        The Borrower or any Commonly Controlled Entity shall incur any liability in connection with the Insolvency or Reorganization of a Multiemployer Plan;

(xv)         All or any portion of any Acquisition Consideration is not paid when due (without giving effect to any grace periods) pursuant to the terms of an AskMen Acquisition Document, or any event occurs or circumstance exists that entitles any Person to accelerate the payment of all or any portion of any Acquisition Consideration;

(xvi)        The Borrower or any of its Subsidiaries shall be obligated to make any payment or shall have made any payment pursuant to the terms of an AskMen Acquisition Document, if (a) after giving pro forma effect to such payment as if such payment were made on the last day of the most recently ended fiscal quarter, the Borrower is or would be in violation of any provision of Section 8 hereof or (b) immediately prior to making such payment the Borrower fails to deliver to the Administrative Agent an Officers’ Certificate certifying that the officers executing such certificate have no reason to believe, and do not believe, that the Borrower will be in violation of any provision of Section 8 on the last day of the fiscal quarter in which such payment is made after giving effect to such payment; or

(xvii)       A default occurs under the Notes, the Note Purchase Agreement or any other First Lien Document (as defined in the Collateral Trust Agreement).

9.2           Acceleration

In the case of an Event of Default specified in clause (ix) or (x) of Section 9.1, all outstanding Loans will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Lenders of at least 50% in aggregate principal amount of the then outstanding Loans may declare all the Loans  to be due and payable immediately.  Upon the effectiveness of an Event of Default specified in clause (viii) or (ix) of Section 9.1 or any such declaration, the outstanding principal and accrued but unpaid interest on the Notes, together with a premium equal to the premium that the Borrower would have had to pay if the Borrower had elected to repay the Loans pursuant to Section 2.6 on the date of such Event of Default, will become due and payable immediately.

9.3           Other Remedies

If an Event of Default occurs and is continuing, the Lenders and Agents may pursue any available remedy to collect the payment of principal, premium, and interest on the Loan or to enforce the performance of any provision of the Loan Documents.

A delay or omission by any Lender or Agent in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

9.4           Waiver of Past Defaults

The Majority Lenders may on behalf of all the Lenders waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes; provided, however, that the Majority Lenders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

9.5           Rights of Lenders to Receive Payment

Notwithstanding any other provision of this Agreement, the right of any Lender  to receive payment of principal, premium (other than a premium resulting from an acceleration of the Loan) and interest on the Loan, on or after the respective due dates expressed in the Loan, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

SECTION 10.  THE AGENTS

10.1         Appointment

Each Lender hereby irrevocably designates and appoints the Collateral Agent and the Administrative Agent as the collateral agent and administrative agent as the case may be of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to each Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents.

10.2         Delegation of Duties

The Collateral Agent and the Administrative Agent may each execute any duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agents’ responsibilities, if any, for misconduct of any such agent or attorney-in-fact shall be governed by Section 10.3.

10.3         Exculpatory Provisions

Neither of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from its or such Person’s or its agent’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any Guarantor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any Guarantor to perform its obligations hereunder or thereunder.  Neither of the Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Guarantor.

10.4         Reliance by Collateral Agent and Administrative Agent

The Collateral Agent and the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent,

certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower or any Guarantor), independent accountants and other experts selected by either Agent.  Each of the Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless the Agents have been advised that such Note shall have been transferred in accordance with Section 11.3 and all actions required by such Section in connection with such transfer shall have been taken.  Each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

10.5         Notice of Default

Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice (at the address set forth in Section 11.1(b) hereof) from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that an Agent shall receive such a notice, such Agent shall give notice thereof to the Lenders.  The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until an Agent shall have received such directions, that Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

10.6         Non-Reliance on the Agents and Lenders

Each Lender expressly acknowledges that neither the Agents nor any of their officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agents hereafter taken, including any review of the affairs of the Borrower or any Guarantor or any affiliate of any of them, shall be deemed to constitute any representation or warranty by the Agents to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each Guarantor and their affiliates and made its own decision to extend the Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their respective affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any Guarantor or any affiliate of any of them that may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

10.7         Indemnification

The Lenders agree to indemnify the Collateral Agent and the Administrative Agent in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the aggregate principal amount of Notes held by each on the date on which indemnification is sought under this Section 10.7 (or, if indemnification is sought after the date upon which the Commitments shall have been terminated and the Loans shall have been paid in full, ratably in accordance with the aggregate principal amount of Loans held by each immediately prior to such date), for, and to save the Agents harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable legal fees and expenses) or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of this Agreement, any of the other Loan Documents, the AskMen Acquisition Agreement, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agents under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the Collateral Agent’s or the Administrative Agent’s gross negligence or willful misconduct.  The agreements in this Section 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.

10.8         Collateral Agent and Administrative in Individual Capacity

The Collateral Agent or the Administrative Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Collateral Agent were not the Collateral Agent or as though the Administrative Agent were not the Administrative Agent as appropriate.  With respect to any Loans made or renewed by them, the Agents shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include the Collateral Agent or Administrative Agent as appropriate in its individual capacity.

10.9         Successor Agents

The Collateral Agent may resign as Collateral Agent or the Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower.  If an Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9.1(i), Section 9.1(viii), or Section 9.1(ix) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent or Administrative Agent, and the term “Collateral Agent” or “Administrative Agent,” as appropriate, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Collateral Agent or Administrative Agent, as appropriate shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any Lenders.  If no successor agent has accepted appointment as Collateral Agent or Administrative Agent, as appropriate, by the date that is 10 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.  After any retiring Agent’s resignation as Collateral Agent or Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.  If the Agent consolidates, merges or converts into, or transfers all substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Agent or Administrative Agent as appropriate.

10.10       Authorization to Release Liens and Guarantees

The Collateral Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 11.5.

10.11       Withholding Tax

(a)           To the extent required by any applicable law, the Agents may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the forms or other documentation required by Section 2.11 are not delivered to the Collateral Agent, then the Collateral Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, a maximum amount of the applicable withholding tax.

(b)           If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Agents did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agents of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agents fully for all amounts paid, directly or indirectly, by the Agents as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

SECTION 11.  MISCELLANEOUS

11.1         Notices

Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and personally delivered, delivered by nationally-recognized overnight courier, mailed, or sent by facsimile, if to the Borrower or any Guarantor, to:

(a)           if to the Borrower or any Guarantor,

c/o IGN Entertainment, Inc.

8000 Marina Boulevard

2nd Floor

Brisbane, CA  94005

Attention:  Chief Executive Officer

Telephone No.:  415-508-2077

Telecopier No.:  415-508-2777

with copies to:

Great Hill Partners GP II, LLC.

One Liberty Square

Boston, MA  02109

Attention:  Michael A. Kumin

Telephone No.:  617-790-9435

Telecopier No.:  617-790-9416

and to:

Fenwick & West LLP

275 Battery Street, 16th Floor

San Francisco, CA 94114

Attention: Robert Dellenbach

Telephone No.:  415-875-2300

Telecopier No.:  415-281-1350

(b)           if to the Collateral Agent or the Administrative Agent,

US Bank, Corporate Trust Services

225 Asylum Street, 23rd Floor

Hartford, Connecticut 06103

Attention:  Michael M. Hopkins, Vice President

Telephone No.:  (860) 241-6820

Telecopier No.:  (860) 241-6897, (503) 258-5939

(c)           if to any Lender, to such Lender’s address as set forth on such Lender’s signature page hereto.

Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, if delivered on a Business Day (otherwise on the next Business Day), (ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing, or (iv) upon receipt in the case of a facsimile transmission if received on a Business Day (otherwise on the next Business Day).  Any notice, demand or request not so delivered shall not be effective for any purpose hereunder.  Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different Person to which all such notices, demands or requests thereafter are to be addressed.

11.2         Survival of Agreement

All agreements, representations and warranties contained herein or made in writing by or on behalf of the Borrower or any Guarantor in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Loan Documents.  No termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to any transaction or event occurring prior to such termination or cancellation, or any of the representations contained in this Agreement and the other Loan Documents and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation until payment in full of the Loans and payment in full of all other monetary amounts due under each Loan Document, except to the extent expressly set forth herein.  The Borrower and each Guarantor further agrees that to the extent the Borrower or such Guarantor makes a payment or payments to the Lenders or the Collateral Agent under this Agreement or any other Loan Document, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or United States federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Lenders or the Collateral Agent.  The Lenders shall be entitled to rely upon, and shall be deemed to have relied upon, all representations, warranties and covenants to be performed prior to the Closing Date contained in any Loan Document, notwithstanding any knowledge of the Lenders to the contrary, or any contrary information delivered to the Lender by the Borrower, any Guarantor or any other Person.

11.3         Transfers

(a)           This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and its successors and assigns, except that the Borrower may not assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of each Lender.

(b)           Any Lender may, without the consent of the Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 11.5.  The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as fully as if such Participant were a Lender hereunder.

(c)           Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Borrower, at any time and from time to time assign to any bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit I (an “Assignment and Acceptance”), executed by such Assignee and such Assignor and delivered to the Borrower for recording in the Register.  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.8 in respect of the period prior to such effective date).  Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

(d)           The Borrower shall maintain a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement.  Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide).  Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked “canceled”.  The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) or any Agent at any reasonable time and from time to time upon reasonable prior notice.

(e)           Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee, the Borrower shall (i) promptly accept such Assignment and Acceptance and notify the Agents and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register.

(f)            For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

(g)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof.  In addition, notwithstanding anything to the contrary in this Section 11.3(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower’s consent which will not be unreasonably withheld.  This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

11.4         Successors and Assigns

Whenever in this Agreement any of the parties hereto or any Lender is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower and each Guarantor or the Lenders that are contained in this Agreement or any other Loan Document shall bind and inure to the benefit of their respective successors and permitted assigns, except that neither the Borrower nor any Guarantor shall assign its rights or obligations under any Loan Document without the prior written consent of the Majority Lenders.  Each Lender shall have the right, subject to the provisions of Section 11.3, to assign or otherwise transfer its rights under this Agreement or any Loan held by it.

11.5         Amendment and Waiver

Prior to the Closing Date, the Loan Documents may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by each Agent, each Lender and the Borrower.  Thereafter, except as expressly provided otherwise, each Loan Document may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by the Borrower, each Agent and the Majority Lenders; provided further, however, that no such waiver and no such amendment, supplement or modification shall:

(a)           amend, modify or waive any provision of this Section 11.5,

(b)           reduce any percentage specified in the definition of Majority Lenders,

(c)           consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents,

(d)           release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement,

(e)           make or propose to make any Loan payable in money or property other than United States Dollars, or make or propose to make any change in Sections 6.9, 6.10, 6.11, 7.6, 9.4, 9.5 or 11.5 (or any related defined terms), or

(f)            affect or propose to affect the rate or time for payment of interest on any Loan (including default interest) or the amount of premium or principal or the principal maturity date of any Loan or the redemption or prepayment provisions, in each case without the consent of all Lenders; provided further, however, that no such waiver and no such amendment, supplement or modification shall amend, modify or waive any provision of Section 10 or any other provision affecting the rights, duties and obligations of any Agent without the consent of such Agent.

No failure or delay of any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be authorized as provided in this Section 11.5, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower or any Guarantor in any case shall entitle the Borrower or any Guarantor to any other or further notice or demand in similar or other circumstances.

11.6         Independence of Covenants

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a breach of such covenant or a Default or an Event of Default if such action is taken or condition exists.

11.7         No Fiduciary Relationship

No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by any Lender to any of the Loan Parties.

11.8         No Duty

All attorneys, accountants, appraisers, and other professional Persons and consultants retained by any Lender shall have the right to act exclusively in the interest of the Lenders, as applicable, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any Guarantor or any of their respective shareholders or any other Person.

11.9         Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11.10       Calculations; Computations

The financial statements to be furnished to the Lenders pursuant to this Agreement shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto); provided that all computations determining compliance with Section 8 and all definitions used herein for any purpose shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered pursuant to Section 4.9 and Section 6.2(a).

11.11       Interpretation

The Borrower, the Guarantors and the Lenders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Lenders, the Borrower and the Guarantors.  The definitions in Section 1 and elsewhere throughout this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Terms defined in this Agreement and used in any Exhibit, Schedule, Certificate, Annex or any other Loan Document or other document delivered in connection with this Agreement, shall have the meanings assigned herein unless otherwise defined therein or the context otherwise requires.  Unless otherwise specified, references in this Agreement or any other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such Loan Document, as the case may be, and references in any Article, Section or definition to any clause are references to such clause of such Section, Article or definition.  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP.  All references herein to statutes and rules promulgated under statutes are to be construed as including all statutory provisions and rules consolidating, amending or replacing the statute or rules referred to.

11.12       Governing Law; Jurisdiction; Venue; Waiver of Jury Trial

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE OTHER THAN MANDATORY PROVISIONS OF ARTICLE 9 OF THE UCC THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH GUARANTOR AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE BORROWER, EACH GUARANTOR, AND THEIR RESPECTIVE SUBSIDIARIES FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) TO CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, ITS AGENT FOR SERVICE OF PROCESS, SHALL CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGOR OR ITS RESPECTIVE SUBSIDIARIES IN ANY OTHER JURISDICTION.

THE BORROWER, EACH GUARANTOR AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN THE CLAUSE ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT AND THE LOAN DOCUMENTS

11.13       Entire Agreement

The Loan Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  The Loan Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.  Nothing in any of the Loan Documents shall confer upon any other Person other than the parties hereto any right, remedy or claim under this Agreement.

11.14       Severability

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of each Lenders’ rights and privileges shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

IGN Entertainment, Inc.

By:	/s/ Mark Jung
Name:
Title:

US Bank National Association,
as Collateral Agent and as Administrative Agent

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

GoldenTree Capital Solutions Fund Financing

By:	GoldenTree Asset Management, L.P.

	By:	/s/ Thomas H. Shandell
Name:
Title:

Wire Transfer Instructions:

Bank Name:	JP Morgan Chase & Co.
City and State:	Houston, Texas 77002
ABA Routing Number:	113-000-609
Account Name:	Asset Backed/Structure #2
Account Number:	00102619468
Sub-Account Name:	GoldenTree Capital Solutions Fund Financing
Sub-Account Number:	10221967.1
Attention:	Joann Young/Joanna Willars

Address:
c/o GoldenTree Asset Management, L.P.
300 Park Avenue
New York, New York 10022

Counterpart Signature Page

Credit Agreement

1

GoldenTree Capital Opportunities, L.P.

By:	GoldenTree Asset Management, L.P.

	By:	/s/ Thomas H. Shandell
Name:
Title:

Wire Transfer Instructions:

Bank Name:	JP Morgan Chase & Co.
City and State:	Houston, Texas 77002
ABA Routing Number:	113-000-609
Account Name:	Asset Backed/Structure #2
Account Number:	00102619468
Sub-Account Name:	GoldenTree Capital Opportunities, LP
Sub-Account Number:	10221945
Attention:	Joanna Willars

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

1

SCHEDULE 1

Lender	Term Loan Commitment

GoldenTree Capital Opportunities, LP	$4,000,000.00

GoldenTree Capital Solutions Fund Financing	$9,500,000.00

1

Borrower Disclosure Schedules

To

Credit Agreement

Dated as of May       , 2005

[Disclosure Schedules have been omitted. A copy of these schedules will be furnished supplementally to the Commission upon request.]

EXHIBIT A

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

[Date]

[LENDER]

Attention:  [                            ]

IGN Entertainment, Inc.

Ladies and Gentlemen:

Pursuant to Section 2.2 of that certain Credit Agreement, dated as of May [   ], 2005, as amended, supplemented or modified from time to time (the “Credit Agreement”), among IGN Entertainment, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), and US Bank National Association as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), the Borrower hereby gives the Lender listed above irrevocable notice that the Borrower hereby requests a Term Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Term Loan:

1.                                       The Business Day of the proposed Term Loan is                          ,         .

2.                                       The aggregate amount of the proposed Term Loan is $                        .

This Borrower hereby irrevocably authorizes and instructs the Lender to pay the proceeds of its Term Loan to the Borrower in the amount specified opposite such Lender’s name on the signature page hereto and in accordance with the wire transfer instructions for the Borrower set forth on the signature page hereto.  The Company acknowledges that the Term Loan will be funded at 98.0% of its principal amount.

The Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed Term Loan:

(a)                                  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct on and as of the date hereof as if made on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(b)                                 No Default or Event of Default has occurred and is continuing on the date hereof, or would result from the proposed Revolving Credit Loan or the application of the proceeds thereof.

A-1

(c)                                  Such proposed Term Loan is permitted to be incurred under the Note Purchase Agreement and Securities Purchase Agreement.

The Borrower agrees that, if prior to the time of the proposed Term Loan any of the foregoing certifications shall cease to be true and correct, the Borrower shall forthwith notify the Lender listed above thereof in writing (any such notice, a “Non-Compliance Notice”).  Except to the extent, if any, that prior to the time of the proposed Term Loan, the Borrower shall deliver a Non-Compliance Notice to each Lender, each of the foregoing certifications shall be deemed to be made additionally on the date of the proposed Term Loan as if made on such date.

TRANSFER INSTRUCTIONS	AMOUNT
Bank Name:
ABA Number:	$
Account Number:
Account Name:

Very truly yours,

IGN Entertainment, Inc.

By:
Name:
Title:

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 6.2(b) of the Credit Agreement, dated as of May [   ], 2005, as amended, supplemented or modified from time to time (the “Credit Agreement”), among IGN Entertainment, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), and US Bank National Association as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

1.                                       I am the duly elected, qualified and acting Chief Financial Officer of the Borrower.  I have reviewed and am familiar with the contents of this Certificate.

2.                                       I have reviewed the terms of the Credit Agreement and the Loan Documents and have made, or caused to be made under my supervision, a review of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”) with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement.

3.                                       Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default.

4.                                       To the best of my knowledge the Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in Default in the performance or observance of any of the terms, provisions and conditions of the Credit Agreement.(1)  To the best of my knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or interest and premium, if any, on the Loans is prohibited.(2)

5.                                       Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 8.1, 8.2, 8.3 and 8.4 of the Credit Agreement.

(1)                                  If a Default or Event of Default has occurred, describe all such Defaults or Events of Default of which you may have knowledge and what action the Borrower is taking or proposes to take with respect thereto.

(2)                                  If such event has occurred, describe the event and what action the Borrower is taking or proposes to take with respect thereto.

B-1

IN WITNESS WHEREOF, I execute this Certificate this            day of         , 200  .

IGN Entertainment, Inc.

By:
Title: Chief Financial Officer

Attachment 2
to EXHIBIT B

The information described herein is as of                              , 200  , and pertains to the period from                          , 20     to                              , 20    .

[Set forth Covenant Calculations]

B-3

EXHIBIT D

FORM OF TERM NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
May , 2005

FOR VALUE RECEIVED, the undersigned, IGN Entertainment, Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to                  (the “Lender”) or its registered assigns in lawful money of the United States and in immediately available funds, the principal amount of (a)                          DOLLARS ($          ), or, if less, (b) the unpaid principal amount of the Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement (as defined below).  The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement.  The Borrower further agrees to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.7 of the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.  The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Term Loan.

This Note (a) is one of the Term Notes referred to in the Credit Agreement (the “Credit Agreement”) dated as of May       , 2005, among IGN Entertainment, Inc., a Delaware corporation, the several banks and other financial institutions or entities from time to time parties to this Agreement, and US Bank National Association as administrative agent and as collateral agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

D-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 11.3 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Entertainment, Inc.

By:
Name:
Title:

D-2

Schedule A
to Term Note

LOANS AND REPAYMENTS

Date	Amount of Loans	Amount of Principal of Loans Repaid	Unpaid Principal Balance of Loans	Notation Made By

D-3

EXHIBIT E

FORM OF
PREPAYMENT OPTION NOTICE

US Bank National Association

Attention of [LENDER]:

[Date]

Ladies and Gentlemen:

The undersigned, US Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, refers to the Credit Agreement, dated as of May [   ], 2005, as amended, supplemented or modified from time to time (the “Credit Agreement”), among IGN Entertainment, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), and US Bank National Association as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Sections 6.9 or 7.6 of the Credit Agreement of the Mandatory Prepayment Amount.  Amounts applied to prepay the Term Loans shall be applied pro rata to the Term Loan held by you.  The portion of the prepayment amount to be allocated to the Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)	Total Term Loan Prepayment Amount

(B)	Portion of Term Loan Prepayment Amount to be received by you

(C)	Prepayment Date (five Business Days after the date of this Prepayment Option Notice)

IF YOU DO NOT WISH TO RECEIVE ALL OF THE TERM LOAN PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE INDICATED IN PARAGRAPH (B) ABOVE, please sign this notice in the space provided below and indicate the percentage of the Term Loan Prepayment Amount otherwise payable which you do not wish to receive.  Please return this notice as so completed via telecopy to the attention of [                      ] at                                                   , no later than

E-1

10:00 a.m., New York City time, on the Prepayment Date, at Telecopy No. [                          ].  IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE TERM LOAN PREPAYMENT ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE.

US BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[ ], as Lender

By:
Name:
Title:

Percentage of
Prepayment Amount
Declined:           %

E-2

EXHIBIT F

FORM OF EXEMPTION CERTIFICATE

Reference is made to the Credit Agreement, dated as of May [   ], 2005, as amended, supplemented or modified from time to time (the “Credit Agreement”), among IGN Entertainment, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), and US Bank National Association as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).  Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.                                                 (the “Non-U.S. Lender”) is providing this certificate pursuant to subsection 2.11(d) of the Credit Agreement.  The Non-U.S. Lender hereby represents and warrants that:

1.                                       The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

2.                                       The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Non-U.S. Lender further represents and warrants that:

(a)                                  the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b)                                 the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3.                                       The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4.                                       The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:

F-1

EXHIBIT G

FORM OF LEGAL OPINIONS

Terms defined in the Credit Agreement or the Guarantee and Collateral Agreement, as the case may be, are used herein as therein defined. For purposes hereof, the following terms have the meanings set forth below:

“Applicable State” means Delaware [please confirm that each subsidiary is organized under Delaware law].

“Applicable State Financing Statements” means the UCC-1 financing statements to be filed in the Applicable States, copies of which are attached hereto as Exhibit A.

“Collateral” means all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document, including, without limitation, the Pledged Stock, the Pledged Debt Securities, the Pledged Notes and the Intellectual Property Collateral.

“Court Orders” means court and governmental orders, writs, judgments and decrees identified to us by a Responsible Officer of each Loan Party as the only governmental orders, writs, judgments and decrees applicable to such Loan Party including.

“Designated State” means each state (other than an Applicable State) in which the fair market value of the personal property Collateral located in such state exceeds $100,000 in the aggregate.

“Designated State Filing Offices” means the offices listed on Schedule I attached hereto in which the Designated State Financing Statements are to be filed.

“Designated State UCC” means Articles 8 and 9 (as denominated therein) of the Uniform Commercial Code as in effect on the date hereof in each Designated State as set forth in the CCH Secured Transactions Guide as in effect on the date hereof.

“Designated State Financing Statements” means the UCC-1 financing statements to be filed in the Designated States, copies of which are attached hereto as Exhibit B.

“Documents” means, collectively, the Loan Documents, the Financing Statements and the AskMen Acquisition Documentation.

“Financing Statements” means the Applicable State Financing Statements and the Designated State Financing Statements.

“Governing Documents” means the articles or certificate of incorporation, bylaws, shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constituent documents of each Loan Party.

“Material Agreements” means the agreements and other instruments to which any Loan Party is a party or by which it or any of its property is bound, identified to us by a Responsible Officer of each Loan Party as the only debt instruments and other material agreements of such

Loan Party including, without limitation, the Note Purchase Agreement and Securities Purchase Agreement.

1.                                       Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, and (c) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.(1)

2.                                       The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the other Documents to which it is party, the execution, delivery and performance by each other Loan Party of each Document to which it is a party, and the consummation of the AskMen Acquisition and the other transactions contemplated by the Credit Agreement and the other Documents are within such Loan Party’s corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action, and do not and will not (A) result in (i) any violation or breach of any provision of any of the Governing Documents, (ii) any violation of any federal, New York, Applicable State or [jurisdiction of organization of each Loan Party] statute, rule or regulation (including, without limitation, Regulations T, U and X of the Federal Reserve Board and the Securities Exchange Act of 1934), (iii) any breach of or any default under, or give rise to any right to accelerate or to require the repayment, repurchase or redemption of any Indebtedness or Disqualified Stock under, any of the Material Agreements or Court Orders, or (iv) except for the Liens created by the Security Documents, the imposition under any Material Agreement of any Lien on any asset, property or revenues of any Loan Party, or (B) require any consents, approvals, authorizations, registrations, declarations or filings under any federal, New York, Applicable State or [jurisdiction of organization of each Loan Party] statute, rule or regulation applicable to any Loan Party or under any of the Material Agreements or Court Orders.

3.                                       No authorization or approval or other action by, and no notice to or filing with, any federal, New York, Applicable State or [jurisdiction of organization of each Loan Party] governmental authority or regulatory body, or any third party that is party to any of the Material Agreements, is required for (a) the due execution, delivery, recordation, filing or performance by any Loan Party of the Credit Agreement, the Notes or any other Document to which it is a party, or for the consummation of the AskMen Acquisition or the other transactions contemplated by the AskMen Acquisition Documentation and the other Documents, (b) the grant by any Loan Party of the Liens granted by it or the guaranties given by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created by the Security Documents (including the first priority nature thereof), or (d) the exercise by any Secured Party of its rights under the Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for: (i) as may be required in connection with any disposition of any portion of the Collateral consisting of securities by laws affecting the offering and sale of securities generally, (ii) in the case of the exercise of remedies in respect of Collateral subject to the Mortgages, the exercise of such remedies requiring prior court approval, (iii) in the case of clause (a) above, filings required by the Hart-Scott-Rodino Antitrust Improvements Act, and (iv) in the case of

(1)                                  Conforming changes should be made to this opinion with respect to any Loan Party which is not a corporation.

clauses (b), (c) and (d) above, the matters referred to in paragraphs 7, 8, 12, 15 and 17 below.  All applicable waiting periods in connection with the AskMen Acquisition and the other transactions contemplated by the Credit Agreement and the other Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the AskMen Acquisition or the rights of the Loan Parties freely to give guaranties or to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

4.                                       The Credit Agreement, each of the Notes, and each other Document has been duly executed and delivered by each Loan Party party thereto.  The Credit Agreement, each of the Notes and each other Document is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

5.                                       To the best of our knowledge, there is no action, suit, investigation, litigation or proceeding affecting any Loan Party pending or threatened before any court, governmental agency or arbitrator that (A) enjoins, prohibits, restricts or in any way purports to modify, restrict or otherwise affect the terms, performance, validity or enforceability of (i) any Document or the AskMen Acquisition, or (ii) the rights and remedies of any Secured Party thereunder or in respect thereof, or (B) could have a material adverse effect on (i) the business, condition (financial or otherwise), operations, management, value, performance, properties or prospects of any Loan Party, or (ii) the rights and remedies of any Secured Party under the Loan Documents.

6.                                       The provisions of the Guarantee and Collateral Agreement are effective to create valid security interests in favor of the Administrative Agent for the ratable benefit of the Secured Parties in the Collateral which is subject to Articles 8 and 9 of the New York UCC, as security, to the extent set forth therein, for the payment of the Obligations as defined therein.

7.                                       The Applicable State Financing Statements are in appropriate form for filing in the Office of the Secretary of State [and/or other applicable filing offices] of the Applicable State.  Upon the proper filing of the Applicable State Financing Statements in the Office of the Secretary of State [and/or other applicable filing offices] of the Applicable State, the security interest in favor of the Administrative Agent for the ratable benefit of the Secured Parties in the Collateral will be perfected to the extent a security interest in the Collateral can be perfected by filing a financing statement under the Applicable State UCC.

8.                                       Based upon our review of each Designated State UCC, the Designated State Financing Statements are in appropriate form for filing in the Designated State Filing Offices.  Upon the proper filing of the Designated State Financing Statements in the Designated State Filing Offices, the security interest in favor of the Administrative Agent for the ratable benefit of the Secured Parties in the Collateral will be perfected to the extent a security interest in the Collateral can be perfected by filing a financing statement under each Designated State UCC.

9.                                       Upon delivery of the certificates representing the certificated securities listed on Schedule 2 to the Guarantee and Collateral Agreement (collectively, the “Pledged Certificated Securities”) to the Administrative Agent in the State of New York, pursuant to the Guarantee and Collateral Agreement, with undated stock or bond powers, as applicable, duly endorsed in blank by an effective endorsement, the security interest in favor of the Administrative Agent for the ratable benefit of the Secured Parties in the Pledged Certificated Securities will be perfected, free of any adverse claim.

10.                                 The provisions of the Intellectual Property Security Agreement are effective to create valid security interests in favor of the Administrative Agent for the ratable benefit of the Secured Parties in the Intellectual Property Collateral as security, to the extent set forth therein, for the payment of the Obligations as defined therein.

11.                                 Upon the proper filing of the Applicable State Financing Statements in the Office of the Secretary of State [and/or other specified filing offices] of the Applicable State(2) and upon the proper recording of the Intellectual Property Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, the security interest in favor of the Administrative Agent for the ratable benefit of the Secured Parties in the Intellectual Property Collateral will be perfected.

12.                                 The Intellectual Property Security Agreement is in proper form for recordation and is recordable with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 15 U.S.C. §1060, 35 U.S.C. §261, 17 U.S.C. §205 and other applicable law.

13.                                 Each Loan Party is the owner of the entire right, title and interest, under the name of such Loan Party, in and to the Intellectual Property Collateral of such Loan Party including, without limitation, (i) the trademark and service mark registrations and applications listed on Schedule 1 to the Intellectual Property Security Agreement, (ii) the patents and patent applications listed on Schedule 1 to the Intellectual Property Security Agreement, (iii) the copyright applications and registrations listed on Schedule 1 to the Intellectual Property Security Agreement, (iv) the licenses listed on Schedule 1 to the Intellectual Property Security Agreement, and (v) any after acquired intellectual property in which a security interest is purported to be granted under the Intellectual Property Security Agreement.

14.                                 The Intellectual Property Collateral is free and clear of any Lien, security interest or other encumbrance and there are no effective financing or continuation statements or other instruments similar in effect covering any of the Intellectual Property Collateral on file in the United States Patent and Trademark Office, the United States Copyright Office or any Applicable State filing office identified in paragraph 11 above.

15.                                 None of the Intellectual Property Collateral has been adjudged invalid, unregistrable or unenforceable, in whole or in part, and the Intellectual Property Collateral is in full force and effect.

16.                                 There are no claims, encumbrances, or judgments, existing or pending against any of the Intellectual Property Collateral.

(2)                                  For purposes of this paragraph, the Applicable State means the state in which each Loan Party is located, i.e., the location of its place of business, or if it has more than place of business, its chief executive office.

17.                                 There are no taxes or governmental fees or charges required to be paid in connection with the execution, delivery, recording or filing or enforcement in the Applicable State of the Documents, including, without limitation, the Financing Statements and the Mortgages.

18.                                 No Loan Party is (i) an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a “holding company”, a “subsidiary company” of a holding company, or an “affiliate” of a holding company, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

19.                                 The AskMen Acquisition has become effective in accordance with the terms of the AskMen Acquisition Agreement.

20.                                 The authorized and outstanding capital stock of each Loan Party is as set forth in Schedule 4.2 to the Credit Agreement.  There are (i) to the best of our knowledge no outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Borrower or any other Loan Party and (ii) no restrictions upon the voting or transfer of any shares of capital stock of the Borrower or any other Loan Party pursuant to any of their Governing Documents or any Material Agreement or Court Order.

21.                                 The Borrower or a wholly-owned Subsidiary of the Borrower owns of record in the aggregate 100% of the capital stock and other equity securities of each Subsidiary of the Borrower.  All such capital stock and other equity securities have been duly authorized and validly issued and are fully paid and nonassessable.

22.                                 A federal or state court sitting in each Applicable State will honor the parties’ choice of the internal laws of the State of New York as the law applicable to the Documents (to the extent set forth in such Documents) and to the determination of whether the obligations created by the Documents are usurious.

EXHIBIT H

SOLVENCY CERTIFICATE

This Solvency Certificate (this “Certificate”) is delivered in connection with that certain Credit Agreement, dated as of May 27, 2005, as amended, supplemented or modified from time to time (the “Credit Agreement”), among IGN Entertainment, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), and US Bank National Association as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).  Capitalized terms used but not defined herein have the meanings given such terms in the Credit Agreement.

For purposes of this Certificate, “Transactions” means (i) the fulfillment of all conditions to the making of Loans under the Credit Agreement and the funding of such Loans on the Closing Date and the use of the proceeds thereof, (ii) the execution and delivery of the Loan Documents, (iii) the AskMen Acquisition, and (iv) the payment of all fees, costs and expenses associated with the foregoing.  In addition, for purposes of this Certificate, Two Cents Inc. is not considered a “Loan Party.”

I hereby certify on behalf of the Loan Parties as follows:

1.             I am the duly qualified and acting Chief Financial Officer of each Loan Party and in such capacity is a senior financial officer with responsibility for the management of the financial affairs of such Loan Party and the preparation of financial statements of such Loan Party.  I, together with other officers of the Loan Parties, acted on behalf of each Loan Party in connection with the negotiation and execution of the Credit Agreement and the other Loan Documents and the AskMen Acquisition Documentation, in each case, to which any Loan Party is a party.  In connection with the following certifications, I have reviewed the financial statements of the Loan Parties.

2.             I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for the Loan Parties for the purpose of discussing the meaning of its contents and the purpose for which it is to be used.  I have made such investigations and inquiries as I have deemed to be necessary and prudent, and have reviewed the Credit Agreement, the Notes and the other Loan Documents and the AskMen Acquisition Documentation, in each case, to which any Loan Party is a party.  I am providing this certificate solely in my capacity as an officer of each Loan Party.

3.             The unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 2004, and the related consolidated and consolidating statements of income and of cash flows for the fiscal years ended on such dates present fairly the consolidated and consolidating financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated and consolidating results of its operations and its consolidated and consolidating cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  After due inquiry, I have concluded that the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.  After due inquiry, I have concluded that during the period from December 31, 2004 to and including the date hereof there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of their respective businesses or Properties.

4.             In connection with the negotiation and execution of the Credit Agreement and the other Loan Documents and the AskMen Acquisition Documentation to which any Loan Party is a party, I have caused the preparation of financial projections for Borrower, its present Subsidiaries and AskMen on a consolidated basis, for the period commencing on the Closing Date and ending on December 31, 2005 and the period commencing on December 31, 2005 and ending on December 31, 2006 (collectively, the “Projections”). All of the Projections were prepared by the Borrower in good faith based upon reasonable assumptions.  It is understood and agreed that the Projections are estimates and not a guarantee of actual results.  The Projections attached hereto as Exhibit A give effect to the consummation of the transactions contemplated by the Credit Agreement, including the AskMen Acquisition (the “Transactions”).

5.             For purposes of delivering this Certificate, including the preparation of the Projections delivered herewith, I have:

(a)           consulted with counsel for the Loan Parties concerning, among other matters, pending and threatened litigation, uninsured risks, guaranties of obligations of other Persons and other contingent obligations and have included as a liability in my conclusions my best judgment as to the maximum realistic exposure of each Loan Party to liabilities which would not be included in reserves otherwise reflected on the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2004;

(b)           consulted with the chief executive officer and controller of each Loan Party and reviewed the financial statements of each Loan Party;

(c)           consulted with the Borrower’s accountants with respect to the financial statements of the Loan Parties and their respective assets and liabilities; and

(f)            made such other investigations and inquiries as I have deemed appropriate and have taken into account the nature of the particular business anticipated to be conducted by the Loan Parties after consummation of the Transactions.

Based upon the foregoing, I have reached the following conclusions:

(A)          No Loan Party is now, and the consummation of the Transactions will not render any Loan Party, “insolvent” as defined below. I understand that in this context, “insolvent” means that the present fair salable value of assets of each Loan Party is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. I have assumed that in this context “fair salable value” means the price available upon the sale of such assets by a willing seller to a willing buyer, where material information as to the asset and the market for such asset is known to both, and where the sale is executed with commercially reasonable promptness. I also understand that (i) the term “debts” includes any liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

(B)           No Loan Party will incur, and no Loan Party intended to incur or believed that it would incur, debts beyond its ability to pay as they mature as a result of the consummation of the Transactions.  I have based my conclusion in part on the Projections which demonstrate that each Loan Party will have sufficient cash flow and cash resources after paying all of its scheduled anticipated indebtedness (including, without limitation, in the case of the Borrower, scheduled payments by the Borrower under (i) the Credit Agreement and the Notes and (ii) the Notes issued under the Senior Notes and Senior Subordinated Notes) and other indebtedness and liabilities permitted under the Credit Agreement.  I have concluded that the realization of the current assets in the ordinary course of business of each Loan Party will be sufficient to pay recurring current debt, short-term debt and long-term debt service of such Loan Party as such debts mature and that the cash flow and cash resources (including earnings plus non-cash charges to earnings and, to the extent permitted under the Credit Agreement, the disposition of assets held for sale) of such Loan Party will be sufficient to provide cash necessary to repay indebtedness and liabilities of such Loan Party (including, in the case of the Borrower, the indebtedness and liabilities of the Borrower under (i) the Credit Agreement and the Notes, and (ii) the Senior Notes and Senior Subordinated Notes) as such debts and liabilities mature.

(C)           The consummation of the Transactions will not leave any Loan Party with property remaining in its hands constituting “unreasonably small capital.” I have assumed for purposes of reaching this conclusion that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by each Loan Party in light of the Projections and available credit capacity.

(D)          No Loan Party has executed the Credit Agreement, the Notes, any other Loan Documents or any AskMen Acquisition Documentation, in each case, to which such Loan Party is a party or made any transfer or incurred any obligations in connection with the Transactions, with actual intent to hinder, delay or defraud either present or future creditors.

I understand that the Secured Parties are relying on the truth and accuracy of the foregoing in connection with each extension of credit to the Borrower pursuant to the Credit Agreement and the other Loan Documents.

I represent the foregoing information to be, to the best of my knowledge and belief, after diligent inquiry, true, correct and complete and execute this Solvency Certificate as the Chief Financial Officer of each Loan Party as of May _, 2005.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Solvency Certificate as of the date first written above.

IGN ENTERTAINMENT, INC.

By:
Name:	Michael J. Sheridan
Title:	Chief Financial Officer

GAMESPY INDUSTRIES, INC.

By:
Name:	Mark A. Jung
Title:	Chief Financial Officer

INCFUSION CORPORATION
D.B.A. ROTTEN TOMATOES

By:
Name:	Michael J. Sheridan
Title:	Chief Financial Officer

[SIGNATURE PAGE TO THE SOLVENCY CERTIFICATE]

Exhibit A

Projections

EXHIBIT I

FORM OF
ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement , dated as of May [   ], 2005, as amended, supplemented or modified from time to time (the “Credit Agreement”), among IGN Entertainment, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), and US Bank National Association as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:

1.                                       The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the credit facility contained in the Credit Agreement (the “Assigned Facility”), in a principal amount for the Assigned Facility as set forth on Schedule 1 hereto.

2.                                       The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facility and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3.                                       The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 4.9 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.11(d) of the Credit Agreement.

4.                                       The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”).  Following the execution of this Assignment and Acceptance, it will be delivered to the Borrower for acceptance by it and recording by the Borrower pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Borrower, be earlier than five Business Days after the date of such acceptance and recording by the Borrower).

5.                                       Upon such acceptance and recording, from and after the Effective Date, the Borrower shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]

6.                                       From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7.                                       This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Principal Amount Assigned	Commitment Percentage Assigned(4)

$	. %

[Name of Assignor]		[Name of Assignee]

By:		By:
	Title		Title

(4)                                  Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

EXHIBIT M

Acknowledged:

IGN Entertainment, Inc.

By:
Title

AMENDMENT AND WAIVER NO. 1 TO CREDIT AGREEMENT

This AMENDMENT AND WAIVER NO. 1 (the “Amendment”) is made as of June 7, 2005 by and among IGN Entertainment, Inc., a Delaware corporation (the “Company”), those entities listed on the signature pages hereto under the heading “Lenders” (the “Lenders”), those entities listed on the signature pages hereto under the heading “Guarantors” (the “Guarantors”), and US Bank National Association as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). This Amendment is made with reference to that certain Credit Agreement dated as of May 27, 2005, by and among the Company, the Lenders, the Administrative Agent and the Collateral Agent (the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Company, the Administrative Agent, the Collateral Agent and the Lenders entered into the Credit Agreement;

WHEREAS, the Company is in default on certain financial covenants set forth in the Credit Agreement;

WHEREAS, pursuant to Section 11.5 of the Credit Agreement, the Company, the Agents, and the Majority Lenders desire to make certain amendments to the Credit Agreement as set forth below and the Guarantors desire to acknowledge such amendments;

WHEREAS, pursuant to Section 11.5 of the Credit Agreement, the Majority Lenders desire to waive certain provisions of the Credit Agreement as set forth below and the Guarantors desire to acknowledge such waivers;

WHEREAS, the holders of Senior Subordinated Notes have agreed to amend the Securities Purchase Agreement pursuant to that certain Amendment and Waiver No. 5 to Securities Purchase Agreement attached hereto as Exhibit A;

WHEREAS, the holders of Senior Secured Notes have agreed to amend the Senior Note Purchase Agreement pursuant to that certain Amendment No. 5 to Note Purchase Agreement attached hereto as Exhibit B;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                               WAIVER

The Majority Lenders hereby waive any and all rights and remedies they may have, including those pursuant to Article IX of the Credit Agreement arising directly from the Defaults and Events of Default described on Exhibit C hereto and the Lenders and each Agent hereby waive any rights to notice required in the Credit Agreement with respect to such Defaults.

SECTION 2.                                               AMENDMENTS TO THE CREDIT AGREEMENT

2.1.                              Section 8.2 of the Credit Agreement is amended and restated in its entirety as follows:

“Minimum EBITDA to Consolidated Interest Expense.

The Borrower will not permit the ratio of (a) its Consolidated EBITDA for the Test Period ending on each date listed below to (b) its Consolidated Interest Expense for the Test Period ending on each date listed below to be less than the ratio set forth below:

Test Period	Ratio

June 30, 2005	1.80:1.00
September 30, 2005	1.80:1.00
December 31, 2005	2.00:1.00
March 31, 2006	2.00:1.00
June 30, 2006	2.00:1.00
September 30, 2006	2.10:1.00
December 31, 2006	2.35:1.00
March 31, 2007	2.50:1.00
June 30, 2007	2.60:1.00
September 30, 2007	2.60:1.00
December 31, 2007	2.65:1.00
March 31, 2008	2.75:1.00
June 30, 2008	3.00:1.00
September 30, 2008	3.25:1.00
December 31, 2008	3.25:1.00
March 31, 2009	3.25:1.00”

2.2.                              Section 8.4 of the Credit Agreement is amended and restated in its entirety as follows:

“Leverage Ratios.

The Borrower will not permit the ratio (the “Leverage Ratio”) of (a) Funded Indebtedness of Borrower and its Subsidiaries on each date listed below to (b) Consolidated EBITDA of the Borrower for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio

June 30, 2005	4.75:1.00
September 30, 2005	4.25:1.00
December 31, 2005	3.65:1.00
March 31, 2006	3.50:1.00
June 30, 2006	3.35:1.00

2

Test Period	Ratio

September 30, 2006	3.15:1.00
December 31, 2006	2.90:1.00
March 31, 2007	2.60:1.00
June 30, 2007	2.50:1.00
September 30, 2007	2.50:1.00
December 31, 2007	2.40:1.00
March 31, 2008	2.30:1.00
June 30, 2008	2.30:1.00
September 30, 2008	2.25:1.00
December 31, 2008	2.20:1.00
March 31, 2009	2.15:1.00”

SECTION 3.                                               CONSENT

The Majority Lenders hereby consent to the amendment to the Securities Purchase Agreement in the form of Exhibit A hereto pursuant to Section 7.5 of the Credit Agreement.

SECTION 4.                                               CONDITIONS PRECEDENT

The effectiveness of the waiver to the Credit Agreement contemplated by Section 1 hereof and the amendments to the Credit Agreement contemplated by Section 2 hereof are subject to the receipt by each Lender delivering a signature page to this Amendment of the following:

(a)                                  counterparts hereof duly executed by the Company, the Guarantors, each Agent and the Majority Lenders;

(b)                                 an amendment to the Securities Purchase Agreement in the form of Exhibit A hereto (the “SPA Amendment”), duly executed by the holders of the requisite principal amount of Senior Subordinated Notes and the holders of the requisite number of shares of Series B Preferred Stock;

(c)                                  an amendment to the Note Purchase Agreement in the form of Exhibit B hereto (the “NPA Amendment”), duly executed by the holders of the requisite principal amount of Senior Secured Notes; and

(d)                                 all costs, fees and expenses payable to the Agents and the Lenders by the Company, including without limitation the reasonable fees and disbursements of Latham & Watkins LLP.

SECTION 5.                                               COUNTERPARTS

This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.  Signature

3

pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

SECTION 6.                                               RATIFICATION OF AGREEMENT

6.1.                              To induce the Majority Lenders to enter into this Amendment, the Company and the Guarantors jointly and severally represent and warrant that after giving effect to this Amendment no violation of the terms of the Credit Agreement or any Security Document exists and all representations and warranties contained in this Amendment and the Credit Agreement (including, after giving effect to this Amendment, the SPA Amendment and the NPA Amendment, Section 4.6 of the Credit Agreement), as amended by this Amendment, are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date and except for the representations and warranties contained in Section 4.2(iii) in which case they were true, correct and complete in all material respects on and as of the Closing Date.

6.2.                              Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Credit Agreement and each Security Document are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

SECTION 7.                                               GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, THE COMPANY, EACH GUARANTOR AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY ACCEPT FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY, EACH GUARANTOR, AND THEIR RESPECTIVE SUBSIDIARIES IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) TO CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, ITS AGENT FOR SERVICE OF PROCESS, WHICH SHALL CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS OR THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES IN ANY OTHER JURISDICTION.

4

EACH OF THE COMPANY, THE GUARANTORS AND THEIR RESPECTIVE SUBSIDIARIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT AND THE NOTE DOCUMENTS.

SECTION 8.                                               ACKNOWLEDGMENT AND CONSENT BY THE GUARANTORS

Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, its obligations under its Guarantee shall not be impaired or affected and such Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

[SIGNATURE PAGES FOLLOW]

5

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

IGN ENTERTAINMENT, INC.

By:	/s/ Mark Jung
Name:
Title:

GUARANTORS:

GAMESPY INDUSTRIES, INC.

By:	/s/ Mark Jung
Name:
Title:

TWO CENTS, INC.

By:	/s/ Mark Jung
Name:
Title:

INCFUSION CORPORATION (D.B.A. ROTTEN TOMATOES)

By:	/s/ Mark Jung
Name:
Title:

[Counterpart Signature Pages Follow]

ADMINISTRATIVE AGENT:

US BANK NATIONAL ASSOCIATION

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

COLLATERAL AGENT:

US BANK NATIONAL ASSOCIATION

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

LENDERS:

GoldenTree Capital Solutions Fund Financing

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
		Name:	Thomas Shandell
		Title:	Portfolio Manager

Address:

c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Counterpart Signature Page
Amendment And Waiver No. 1 to
Credit Agreement

LENDERS (continued):

GoldenTree Capital Opportunities, LP

By:	GoldenTree Asset Management, LP, as Investment Advisor

	By:	/s/ Thomas H. Shandell
		Name:	Thomas Shandell
		Title:	Portfolio Manager

Address:
c/o GoldenTree Asset Management, LP, as Investment Advisor
300 Park Avenue
New York, New York 10022

Exhibit A

Amendment and Waiver to Securities Purchase Agreement

[See Amendment No. 5 to Securities Purchase Agreement in Exhibit 10.15 to this Form S-1.]

Exhibit B

Amendment and Waiver to Note Purchase Agreement

[See Amendment and Waiver No. 5 to Note Purchase Agreement in Exhibit 10.16 to this Form S-1.]

Exhibit C

Existing Defaults

[Exhibit C has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXECUTION COPY

AMENDED AND RESTATED

GUARANTEE AND COLLATERAL AGREEMENT

made by

IGN ENTERTAINMENT, INC.

and certain of its Subsidiaries

in favor of

US Bank National Association
as Collateral Agent

Dated as of May 27, 2005

TABLE OF CONTENTS

SECTION 1.	DEFINED TERMS

1.1.	Definitions
1.2.	Other Definitional Provisions

SECTION 2.	GUARANTEE

2.1.	Guarantee
2.2.	Rights of Reimbursement, Contribution and Subrogation
2.3.	Amendments, etc. with respect to the First Lien Debt
2.4.	Guarantee Absolute and Unconditional
2.5.	Reinstatement
2.6.	Payments

SECTION 3.	GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL

SECTION 4.	REPRESENTATIONS AND WARRANTIES

4.1.	Representations in Note Purchase Agreement and in the Credit Agreement
4.2.	Title; No Other Liens
4.3.	Perfected First Priority Liens
4.4.	Name; Jurisdiction of Organization, etc.
4.5.	Inventory and Equipment
4.6.	Farm Products
4.7.	Investment Property
4.8.	Receivables
4.9.	Intellectual Property
4.10.	Vehicles
4.11.	Letter of Credit Rights
4.12.	Commercial Tort Claims

SECTION 5.	COVENANTS

5.1.	Covenants in the Note Purchase Agreement and the Credit Agreement
5.2.	Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts
5.3.	Maintenance of Insurance
5.4.	Payment of Obligations
5.5.	Maintenance of Perfected Security Interest; Further Documentation
5.6.	Changes in Locations, Name, Jurisdiction of Incorporation, etc.
5.7.	Notices
5.8.	Investment Property
5.9.	Receivables
5.10.	Intellectual Property

i

5.11.	Vehicles

SECTION 6.	REMEDIAL PROVISIONS

6.1.	Certain Matters Relating to Receivables
6.2.	Communications with Obligors; Grantors Remain Liable
6.3.	Pledged Securities
6.4.	Proceeds to be Turned Over To Collateral Agent
6.5.	Application of Proceeds
6.6.	Code and Other Remedies
6.7.	Registration Rights
6.8.	Waiver; Deficiency

SECTION 7.	THE COLLATERAL AGENT

7.1.	Collateral Agent’s Appointment as Attorney-in-Fact, etc.
7.2.	Duty of Collateral Agent
7.3.	Execution of Financing Statements
7.4.	Authority of Collateral Agent
7.5.	Appointment of Co-Collateral Agents

SECTION 8.	MISCELLANEOUS

8.1.	Amendments in Writing
8.2.	Notices
8.3.	No Waiver by Course of Conduct; Cumulative Remedies
8.4.	Enforcement Expenses; Indemnification
8.5.	Successors and Assigns
8.6.	Set-Off
8.7.	Counterparts
8.8.	Severability
8.9.	Section Headings
8.10.	Integration
8.11.	GOVERNING LAW
8.12.	Submission to Jurisdiction; Waivers
8.13.	Acknowledgments
8.14.	Additional Grantors
8.15.	Releases
8.16.	WAIVER OF JURY TRIAL

ii

AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of May 27, 2005, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of US Bank National Association, as Collateral Agent (in such capacity, the “Collateral Agent”) for (i) the holders of Senior Secured Notes due March 31, 2009 (the “Notes”), issued by IGN Entertainment, Inc., a Delaware corporation ( “IGN”), pursuant to a Note Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), dated as of March 3, 2004, by and among IGN, the Collateral Agent and the purchasers listed on the signature pages thereto (the “Purchasers”), (ii) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of May 27, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IGN, the Lenders party thereto and the Collateral Agent, and (iii) the other Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to the Note Purchase Agreement, on March 3, 2004 the Purchasers purchased the Notes from IGN upon the terms and subject to the conditions set forth therein;

WHEREAS, the Grantors are currently in default under the Note Purchase Agreement and contemporaneously with the execution of this Agreement the Grantors, the Holders of Notes and the Collateral Agent are executing Amendment and Waiver No. 4 (the “NPA Waiver”) pursuant to which such defaults will be waived by the Holders;

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to IGN upon the terms and subject to the conditions set forth therein;

WHEREAS, IGN is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part, to enable IGN to finance the purchase of the outstanding capital stock of AskMen.com Solutions Canada Inc. pursuant to the Share Transfer Agreement dated as of May 27, 2005, including related fees and expenses;

WHEREAS, IGN and the other Grantors are engaged in related businesses, and each Grantor will derive or has derived substantial direct and indirect benefit from the issuance of Notes pursuant to the Note Purchase Agreement and from the extensions of credit pursuant to the Credit Agreement;

WHEREAS, on March 3, 2004, the Grantors, the Collateral Agent and the Grantors entered into a Guarantee and Collateral Agreement (the “Old Guarantee and Collateral Agreement”) providing for the guarantee of, and the grant of a lien securing obligations under the Notes;

WHEREAS, it is a condition precedent (a) to the obligation of the Lenders to make their respective extensions of credit to IGN under the Credit Agreement and (b) to the amendments and waivers contemplated by the NPA Waiver that the Grantors shall have amended and restated the Old Guarantee and Collateral Agreement in its entirety as set forth herein and shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

WHEREAS, pursuant to Section 8.1 of the Old Guarantee and Collateral Agreement, the Old Guarantee and Collateral Agreement may be amended and restated as set forth herein only if this Agreement is signed by IGN, the Collateral Agent and holders of Notes holding in the aggregate more than 50% of outstanding Notes (the “Majority Holders”); and

WHEREAS, IGN, the Collateral Agent and the Majority Holders wish to amend and restate the Old Guarantee and Collateral Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises, to induce the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to IGN thereunder, to induce the Holders to enter into the NPA Waiver, and in light of the Collateral Agent and the Purchasers having entered into the Note Purchase Agreement and the Purchasers having purchased Notes thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.   DEFINED TERMS

1.1.          Definitions.  (a)  Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement unless those terms are also defined in the Credit Agreement, in which case they shall have the meanings given them in the Credit Agreement.  The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:  Accounts, Account Debtor, Authenticate, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)           The following terms shall have the following meanings:

“Agreement”:  this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Bankruptcy Law”: Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee (including those listed in Schedule 6), granting any right under any Copyright, including the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”:  (i) all domestic and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. § 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on,  incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, mask works registrations, and mask works applications, and any renewals or extensions thereof, including each registration and application identified in Schedule 6, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all Copyright Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Deposit Account”:  (i) all “deposit accounts” as defined in Article 9 of the UCC, (ii) all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts) and (iii) shall include all of the accounts listed on Schedule 2 hereto under the heading “Deposit Accounts” (as such schedule may be amended from time to time) together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.

“Disposition”:  with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Excluded Assets”:  any lease, license, contract, property right or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement  (other than to the extent that any such term would be rendered ineffective pursuant to

Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above.

“Excluded Foreign Subsidiary Voting Stock”:  the voting Capital Stock of any Excluded Foreign Subsidiary.

“First Lien Debt”:  means all obligations and liabilities of IGN to pay the unpaid principal of and interest and premium on (including interest accruing after the maturity of the Notes and the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to IGN or any Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and Loans and all other obligations and liabilities of IGN to the Collateral Agent or to any Holder or Lender, as the case may be, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise in each case under, out of, or in connection with, this Agreement, any other Note Document or Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees and disbursements of counsel to the Collateral Agent and each Secured Party that are required to be paid by IGN pursuant to the terms of this Agreement or any other Note Document or Loan Document) or otherwise.

“General Intangibles”:  all “general intangibles” as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all agreements governing hedging obligations and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

“Grantors”: as defined in the preamble to this Agreement.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Note Documents or Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Note Document or Loan Document).

“Guarantors”:  the collective reference to each Grantor other than IGN.

“Holder” or “Holders”:  an individual, partnership, corporation, trust or unincorporated organization or a government or agency or political subdivision thereof in whose name a Note is registered.

“IGN”: as defined in the preamble to this Agreement.

“Insurance”: shall mean:  (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to any other Grantor or any of their respective Subsidiaries.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof including all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts (other than any Excluded Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Equity Interests”), (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.

“Issuers”:  the collective reference to each issuer of a Pledged Security.

“Lenders”: as defined in the preamble to this Agreement.

“Majority Holders”: as defined in the preamble to this Agreement.

“Loan Document”: this Agreement, the Credit Agreement, and the Notes.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes”: as defined in the preamble to this Agreement.

“Note Document”: this Agreement, the Note Purchase Agreement, and the Notes.

“NPA Waiver”: as defined in the preamble to this Agreement.

“Obligations”:  (i) in the case of IGN, the First Lien Debt, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Old Guarantee and Collateral Agreement”: as defined in the preamble to this Agreement.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 6.

“Patents”:  (i) all domestic and foreign patents, patent applications and patentable inventions, including each issued patent and patent application identified in Schedule 6, all certificates of invention or similar property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all Patent Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Pledged Alternative Equity Interests”: shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests.

“Pledged Commodity Contracts”:  all commodity contracts listed on Schedule 2 (as such Schedule may be amended from time to time) and all other commodity contracts to which any Grantor is party from time to time.

“Pledged Debt Securities”:  all debt securities now owned or hereafter acquired by any Grantor, including the debt securities listed on Schedule 2 (as such Schedule may be amended from time to time) together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Equity Interests”: shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests”: shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company including all limited liability company interests listed on Schedule 2 hereto under the heading “Pledged LLC Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Notes”:  all promissory notes now owned or hereafter acquired by any Grantor including those listed on Schedule 2 (as such Schedule may be amended from time to time) and, all Intercompany Notes at any time issued to any Grantor.

“Pledged Partnership Interests”:  shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership including all partnership interests listed on Schedule 2 hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Securities”:  the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

“Pledged Security Entitlements”:  all security entitlements with respect to the financial assets listed on Schedule 2 (as such Schedule may be amended from time to time) and all other security entitlements of any Grantor.

“Pledged Stock”:  shall mean all shares of capital stock now owned or hereafter acquired by such Grantor, including all shares of capital stock described on Schedule 2 hereto under the heading “Pledged Stock” (as such schedule may be amended from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock be required to be pledged hereunder.  For the avoidance of doubt, AskMen, Acquisition Sub and each subsidiary of AskMen shall be an Excluded Foreign Subsidiary.

“Pledged Trust Interests”:  shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust including all trust interests listed on Schedule 2 hereto under the heading “Pledged Trust Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Receivable”:  all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance.  References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Secured Parties”:  collectively the Collateral Agent, each Holder, and each Lender.

“Securities Act”:  the Securities Act of 1933, as amended.

“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 6.

“Trademarks”:  (i) all domestic and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including each registration and application identified in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trade Secret License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret, including any of the foregoing referred to in Schedule 6.

“Trade Secrets”:  (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including any of the foregoing referred to in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments arising out of the sale, lease, license, assignment or other disposition thereof, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.

“Vehicles”:  all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and, in any event including the vehicles listed on Schedule 7 and all tires and other appurtenances to any of the foregoing.

1.2.          Other Definitional Provisions.

(a)           The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d)           The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein or in any other document with respect to the First Lien Debt or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the First Lien Debt or the Guarantor Obligations, as the case may be.

SECTION 2.   GUARANTEE

2.1.          Guarantee.

(a)           Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by IGN when due (whether at the stated maturity, by acceleration or otherwise) of the First Lien Debt.

(b)           If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2.  Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

(c)           Each Guarantor agrees that First Lien Debt may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(d)           The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Obligations, notwithstanding that from time to time during the terms of the Note Purchase Agreement or the Credit Agreement, IGN may be free from any First Lien Debt.

(e)           No payment made by IGN, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from IGN, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the First Lien Debt shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the First Lien Debt or any payment received or collected from such Guarantor in respect of the First Lien Debt), remain liable for the First Lien Debt up to the maximum liability of such Guarantor hereunder until the First Lien Debt are paid in full.

2.2.          Rights of Reimbursement, Contribution and Subrogation.  In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:

(a)           If such payment is made by IGN or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to either a Note or a Loan or other extension of credit made to IGN, IGN shall not be entitled (A) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (B) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property until payment in full in cash of the Obligations.

(b)           If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from IGN and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

(c)           If and whenever (after payment in full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.2(a) and 2.2(b), such Grantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the Collateral Agent upon any Collateral granted to it in this Agreement.  Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Collateral Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation.  If subrogation is demanded by any Grantor, then (after payment in full of the Obligations) the Collateral Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument satisfactory to the Collateral Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Collateral Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Collateral Agent.

(d)           All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations.  Until payment in full of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim.  If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Obligations.  If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Collateral Agent, in the exact form received and, if necessary, duly endorsed.

(e)           The obligations of the Grantors under the Note Documents and the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2.  The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property.  The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f)            Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Collateral Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).

2.3.          Amendments, etc. with respect to the First Lien Debt.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the First Lien Debt made by any Secured Party may be rescinded by such Secured Party and any of the First Lien Debt continued, and the First Lien Debt, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Note Purchase Agreement, the Credit Agreement and the other Note Documents and Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the First Lien Debt may be sold, exchanged, waived, surrendered or released.  Except to the extent required by any non-waivable provisions of the New York UCC, no Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the First Lien Debt or for the guarantee contained in this Section 2 or any property subject thereto.

2.4.          Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the First Lien Debt and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the First Lien Debt shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between IGN and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon IGN or any of the Guarantors with respect to the First Lien Debt.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Note Purchase Agreement, the Credit Agreement, the Note Documents or any Loan Documents, any of the First Lien Debt or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by IGN or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of IGN or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of IGN for the First Lien Debt, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against IGN, any other Guarantor or any other Person or against any collateral security or guarantee for the First Lien Debt or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from IGN, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of IGN, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5.          Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the First Lien Debt is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of IGN or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, IGN or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6.          Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in United States dollars in immediately available funds.

SECTION 3.   GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL

(a)           Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the personal property of such Grantor, including the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          all Contracts;

(iv)          all Deposit Accounts;

(v)           all Documents;

(vi)          all Equipment;

(vii)         all General Intangibles;

(viii)        all Instruments;

(ix)           Insurance;

(x)            all Intellectual Property;

(xi)           all Inventory;

(xii)          all Investment Property;

(xiii)         all Letter of Credit Rights;

(xiv)        all Money;

(xv)         all Vehicles;

(xvi)        all Goods not otherwise described above;

(xvii)       any Collateral Account;

(xviii)      all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(xix)         to the extent not otherwise included, all other property of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, none of the Excluded Assets shall constitute Collateral.

(b)           Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including any Receivables and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.   REPRESENTATIONS AND WARRANTIES

In light of the Collateral Agent and the Purchasers having entered into the Note Purchase Agreement and the Purchasers having purchased Notes thereunder and to induce the Collateral Agent and the Lenders to enter into the Credit Agreement, the Lenders to make their respective extensions of credit to IGN thereunder and the Holders to enter into the NPA Waiver, each Grantor hereby represents and warrants to the Secured Parties that:

4.1.          Representations in Note Purchase Agreement and in the Credit Agreement.  In the case of (a) each Guarantor that was a party to the Note Purchase Agreement, the representations and warranties set forth in Article IV of the Note Purchase Agreement as they relate to such Guarantor or to the Note Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference were true and correct when made under the Note Purchase Agreement and (b) as to each Guarantor, the representations and warranties in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to IGN’s knowledge shall, for the purposes of this Section 4.l, be deemed to be or have been a reference to such Guarantor’s knowledge.

4.2.          Title; No Other Liens.  Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, except for Permitted Liens.  No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to the Old Guarantee and Collateral Agreement or this Agreement or as are permitted by the Note Purchase Agreement and the Credit Agreement.

4.3.          Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in duly completed and duly executed form, as applicable, and may be filed by the Collateral Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof and (ii) are prior to all other Liens on the Collateral except for Permitted Liens.  Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including those specified in Section 5.2 to:  (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC), (ii) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts,  (iii) establish the Collateral Agent’s “control” (within the meaning of Section 9-107 of the UCC) over all Letter of Credit Rights, (iv) establish the Collateral Agent’s control (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper and (v) establish the Collateral Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction “UETA”) over all “transferable records” (as defined in UETA).

4.4.          Name; Jurisdiction of Organization, etc.  On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.  Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  Except as otherwise indicated on Schedule 4, the jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing the Grantor to have been organized or formed.  Except as specified on Schedule 4, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

4.5.          Inventory and Equipment.  (a)  On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.  Within the five years preceding execution of this agreement, such Grantor has not changed the location of its Equipment and Inventory except as otherwise disclosed on Schedule 5;

(b)           any Inventory now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

(c)           none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

4.6.          Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7.          Investment Property.

(a)           Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule.  Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor and all of such Pledged Debt Securities and Pledged Notes has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor.  Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the headings “Securities Accounts,”  “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor has an interest.  Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account or any securities, commodities or other property credited thereto.

(b)           The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each

Issuer owned by such Grantor or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.

(c)           All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

(d)           The terms of any uncertificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction).

(e)           The terms of any certificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of New York.

(f)            Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

(g)           Each Issuer that is not a Grantor hereunder has executed and delivered to the Collateral Agent an Acknowledgment and Agreement, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement.

4.8.          Receivables.

(a)           No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the New York UCC) of the Collateral Agent.

(b)           None of the obligors on any Receivables is a Governmental Authority.

(c)           Each Receivable (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable laws and regulations.

4.9.          Intellectual Property.

(a)           Schedule 6 lists all registered Intellectual Property owned by such Grantor in its own name on the date hereof.  Except as set forth in Schedule 6, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property and is otherwise entitled to use all such Intellectual Property subject only to the license terms of the licensing or franchise agreements referred to in paragraphs 4.9(c) and (f) below.

(b)           On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and neither the operation of such Grantor’s business as currently conducted or as contemplated to be conducted nor the use if the Intellectual Property in connection therewith conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any other Person.

(c)           Except as set forth in Schedule 6, on the date hereof (i) none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, and (ii) there are no other agreements, obligations, orders or judgments which affect the use of any Intellectual Property.

(d)           To its knowledge after due inquiry, the rights of such Grantor in or to the Intellectual Property do not conflict with or infringe upon the rights of any third party.  No claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party.

(e)           No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.  Such Grantor is not aware of any uses of any item of Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.

(f)            No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any third party, (iii) alleging that any material Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, or (iv) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.  To the knowledge of such Grantor, no Person is engaging in any activity that infringes upon the Intellectual Property or upon the rights of such Grantor therein.  Except as set forth in Schedule 6 hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of the Intellectual Property.  The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property.

(g)           With respect to each Copyright License, Trademark License and Patent License:  (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

(h)           Except as set forth in Schedule 6, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of material Intellectual Property in full force and effect and to protect and maintain its interest therein.  Such Grantor has used proper statutory notice in connection with its use of each material Patent, Trademark and Copyright included in the Intellectual Property.

(i)            To its knowledge after due inquiry, none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person; no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.

(j)            Such Grantor has made all filings and recordations that its management deems in IGN’s commercial interest to adequately protect its interest in its material Intellectual Property including such recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices.

(k)           Such Grantor has taken all reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of Intellectual Property and has taken all reasonable steps to ensure that all licensed users of any kind of Intellectual Property use such consistent standards of quality.

(l)            No Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor’s rights in, any Intellectual Property.

4.10.        Vehicles.  Schedule 7 is a complete and correct list of all Vehicles owned by such Grantor on the date hereof.  The aggregate book value of all Vehicles owned by all Grantors is less than $75,000.

4.11.        Letter of Credit Rights.  No Grantor is a beneficiary or assignee under any letter of credit other than the letters of credit described on Schedule 8 hereto.  Each Grantor has instructed all issuers and nominated persons under letters of credit in which the Grantor is the beneficiary or assignee to make all payments thereunder to the Collateral Account.

4.12.        Commercial Tort Claims.  No Grantor has any Commercial Tort Claims.

SECTION 5.   COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full:

5.1.          Covenants in the Note Purchase Agreement and the Credit Agreement.  Each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default under the Note Purchase Agreement or Credit Agreement is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

5.2.          Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts.

(a)           If any of the Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(b)           If any of the Collateral is or shall become “Electronic Chattel Paper” such Grantor shall ensure (i) that a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) that such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) that copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) that each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c)           If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit C.

(d)           Each Grantor shall maintain Securities Entitlements, Securities Accounts and Deposit Accounts only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Collateral Agent without further consent of such Grantor, such agreement to be substantially in the form of Exhibit D.

(e)           If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Collateral Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit E.

(f)            In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, if legally effective to create or perfect the equivalent of a security interest therein, causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Collateral Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.

5.3.          Maintenance of Insurance.

(a)           Such Grantor will maintain, with financially sound and reputable insurance companies, insurance on all its property (including all Inventory, Equipment and Vehicles) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Collateral Agent with copies for each Secured Party, upon written request, full information as to the insurance carried; provided that in any event such Grantor will maintain, to the extent obtainable on commercially reasonable terms, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of loss by fire, explosion and theft), covering the repair or replacement cost of all such property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), and (ii) public liability insurance.  All such insurance with respect to such Grantor shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Collateral Agent may approve in writing.  All insurance shall (i) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (ii) be reasonably satisfactory in all other respects to the Collateral Agent.  IGN agrees that it will not cancel or effect a material reduction in amount or material change in coverage in any insurance until at least 30 days after receipt by the Collateral Agent of written notice thereof.

(b)           Such Grantor will deliver to the Collateral Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of any Secured Party from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor, and (v) promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of $1,000,000 with respect to any property and casualty insurance policy maintained by such Grantor.  Each Secured Party shall be named as additional insured on all such liability insurance policies of such Grantor and the Collateral Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.

(c)           IGN shall deliver to the Secured Parties a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by IGN to the Holders and the Lenders of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

5.4.          Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings would not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.5.          Maintenance of Perfected Security Interest; Further Documentation.

(a)           Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)           Such Grantor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.

(c)           At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement in the form attached hereto as Exhibit D.

5.6.          Changes in Locations, Name, Jurisdiction of Incorporation, etc.  Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of duly authorized and, where required, executed copies of (a) all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment (other than mobile goods) shall be kept:

(i)            permit any of the Inventory or Equipment (other than mobile goods) to be kept at a location other than those listed on Schedule 5;

(ii)           without limiting the prohibitions on mergers involving the Grantors contained in the Note Purchase Agreement and the Credit Agreement, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

(iii)          change its legal name, identity or structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

5.7.          Notices.  Such Grantor will advise the Secured Parties promptly, in reasonable detail, of:

(a)           any Lien (other than any Permitted Lien) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)           of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8.          Investment Property.

(a)           If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock or other Pledged Equity Interest of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations.  Any property (other than cash) paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)           Except as permitted by the Note Purchase Agreement or the Credit Agreement, without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction expressly permitted by the Note Purchase Agreement or the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein, or (v) without the prior written consent of the Collateral Agent, cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any Issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (v), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof.

(c)           In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of

Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.  In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.

5.9.          Receivables.

(a)           Other than in the ordinary course of business consistent with its past practice and so long as no Event of Default shall have occurred and be continuing, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)           Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

(c)           Each Grantor shall perform and comply in all material respects with all of its obligations with respect to the Receivables.

5.10.        Intellectual Property.

(a)           Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)           Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c)           Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired.  Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d)           Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)           Such Grantor (either itself or through licensees) will use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright included in the Intellectual Property.

(f)            Such Grantor will notify the Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(g)           Promptly upon such Grantor’s acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of Grantor, apply for registration thereof with the United States Copyright Office, the United States Patent and Trademark Office and other appropriate office to the extent IGN management deems such registration commercially and reasonably necessary for the protection of its material assets and its business.  Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark or other Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(h)           Except as provided in Section 5.10(i), such Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(i)            Such Grantor (either itself or through licensees) will not, without the prior written consent of the Collateral Agent, discontinue use of or otherwise abandon any Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Collateral Agent in accordance herewith.

(j)            In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(k)           Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property which is not now a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) it shall give prompt (and, in any event within Five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Collateral Agent in accordance herewith, and (iv) it shall provide the Collateral Agent promptly (and, in any event within Five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) with an amended Schedule 6 hereto and take the actions specified in Section 5.10(m).

(l)            Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.  For the avoidance of doubt, nothing in this section (l) shall require the registration of any previously unregistered Intellectual Property.

(m)          Such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

(n)           Such Grantor shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets, including entering into confidentiality agreements with employees, to the extent commercially reasonable, labeling such secret information and documents, and restricting access to secret information and documents.

5.11.        Vehicles.

(a)           No Vehicle shall be removed from the state which has issued the certificate of title or ownership therefor for a period in excess of four months.

SECTION 6.   REMEDIAL PROVISIONS

6.1.          Certain Matters Relating to Receivables

(a)           The Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications.  At any time during which an Event of Default has occurred and is continuing, upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)           The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables in the ordinary course of its business, subject to the Collateral Agent’s direction and control, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense; provided, however, that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           At the Collateral Agent’s request, at any time during which an Event of Default has occurred and is continuing, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

6.2.          Communications with Obligors; Grantors Remain Liable.

(a)           The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivable to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)           The Collateral Agent may at any time during which an Event of Default has occurred and is continuing notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable of the security interest of the Collateral Agent therein.  In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables directly to the Collateral Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3.          Pledged Securities.

(a)           Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Note Purchase Agreement, the Credit Agreement, this Agreement, any Note Documents or any Loan Document.

(b)           If an Event of Default shall occur and be continuing:  (i)  all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent.  In addition, the Collateral Agent shall have the right at any time when an Event of Default has occurred and is continuing, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations.  In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein.

(c)           Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

6.4.          Proceeds to be Turned Over To Collateral Agent.  In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5.          Application of Proceeds.  At such intervals as may be agreed upon by IGN and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, ratably to (i) the Collateral Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents and (ii) the Collateral Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Note Documents;

Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties; and

Third, to the Collateral Agent, for application by it towards prepayment of the Obligations ratably, pro rata among the Holders and Lenders according to the amounts of the Obligations then unpaid to the Holders and Lenders as the case may be; and

Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to IGN or to whosoever may be lawfully entitled to receive the same.

6.6.          Code and Other Remedies.

(a)           If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral.  The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

(b)           The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral, and the Grantor shall be credited with proceeds of the sale.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

(c)           In the event of any Disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such Disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

6.7.          Registration Rights.

(a)           If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests or the Pledged Debt Securities pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Grantor agrees to use its all commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Note Purchase Agreement and Credit Agreement or a defense of payment.

6.8.          Waiver; Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

SECTION 7.   THE COLLATERAL AGENT

7.1.          Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)           Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to immediately comply therewith.

(c)           The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due payments of principal or interest under the Note Purchase Agreement or the Credit Agreement, as the case may be, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2.          Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the

Collateral or any part thereof.  The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

7.3.          Execution of Financing Statements.  Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, the Collateral Agent is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement.  Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

7.4.          Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Note Purchase Agreement, by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5.          Appointment of Co-Collateral Agents.  At any time or from time to time, in order to comply with any Requirement of Law, the Collateral Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

SECTION 8.   MISCELLANEOUS

8.1.          Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the consent of the Collateral Agent and the holders of a majority in aggregate principal amount of First Lien Debt.

8.2.          Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.1 of the Note Purchase Agreement and Section 11.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3.          No Waiver by Course of Conduct; Cumulative Remedies.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4.          Enforcement Expenses; Indemnification.

(a)           Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the Note Documents and Loan Documents to which such Grantor is a party, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Agent.

(b)           Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent IGN would be required to do so pursuant to Section 1.6 of the Note Purchase Agreement and Section 2.5 of the Credit Agreement.

(d)           The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement, the Note Purchase Agreement and the other Loan Documents and Note Documents.

(e)           Each Grantor agrees that the provisions of Section 1.11 of the Note Purchase Agreement and Section 2.11 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

8.5.          Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.6.          Set-Off.  Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default pursuant either to Section 8.1(i) of the Note Purchase Agreement or to Section 9.1(i) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Note Purchase Agreement, the Credit Agreement, any Note Document, any Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

8.7.          Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8.          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9.          Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10.        Integration.  This Agreement amends and restates and supersedes the Old Guarantee and Collateral Agreement in its entirety.  This Agreement and the other Note Documents and Loan Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Note Documents.

8.11.        GOVERNING LAW.  THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN MANDATORY PROVISIONS OF THE UCC) THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

8.12.        Submission to Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13.        Acknowledgments.  Each Grantor hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents and Loan Documents to which it is a party;

(b)                                 no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Note Documents or Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Note Documents or Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14.        Additional Grantors.  Each Subsidiary of IGN that is required to become a party to this Agreement pursuant to Section 5.10 of the Note Purchase Agreement and Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15.        Releases.

(a)           At such time as the Notes and Loans and the other Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           If any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Note Purchase Agreement and the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of IGN, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be Disposed of in a transaction permitted by the Note Purchase Agreement and the Credit Agreement; provided that IGN shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by IGN stating that such transaction is in compliance with the Note Purchase

Agreement and the Credit Agreement and the other Note Documents and Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith.

(c)           Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.

8.16.        WAIVER OF JURY TRIAL.  EACH GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

IGN Entertainment, Inc.

By:	/s/ Mark Jung
Name:
Title:

GameSpy Industries, Inc.

By:	/s/ Mark Jung
Name:
Title:

Two Cents, Inc.

By:	/s/ Mark Jung
Name:
Title:

Incfusion Corporation (d.b.a. Rotten Tomatoes)

By:	/s/ Mark Jung
Name:
Title:

S-1

US Bank National Association, as Collateral Agent

By:	/s/ Michael M. Hopkins
	Name:	Michael M. Hopkins
	Title:	Vice President

S-2

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

1-1

Schedule 2

DESCRIPTION OF PLEDGED INVESTMENT PROPERTY

Pledged Stock:

Grantor	Issuer	Issuer’s Jurisdiction Under New York UCC Section 9- 305(a)(2)	Class of Stock	Stock Certificate No.	Percentage of Shares	No. of Shares

Pledged Notes:

Grantor	Issuer	Payee	Principal Amount

Pledged Debt Securities:

Grantor	Issuer	Issuer’s Jurisdiction Under New York UCC Section 9-305(a)(2)	Payee	Principal Amount

2-1

Pledged Security Entitlements:

Grantor	Issuer of Financial Asset	Description of Financial Asset	Securities Intermediary (Name and Address)	Securities Account (Number and Location)	Securities Intermediary’s Jurisdiction Under New York UCC Section 9-305(a)(3)

Pledged Commodity Contracts:

Grantor	Description of Commodity Contract	Commodity Intermediary (Name and Address)	Commodity Account (Number and Location)	Commodity Intermediary’s Jurisdiction Under New York UCC Section 9- 305(a)(4)

2-2

Pledged Partnership Interests:

Grantor	Issuer	Type of Partnership Interest (e.g., General or Limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

Pledged LLC Interests:

Grantor	Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Issuer

Pledged Trust Interests:

Grantor	Issuer	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Trust Interests of the Issuer

2-3

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

2-4

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

[List each office where a financing statement is to be filed]

Copyright, Patent and Trademark Filings

[List all filings]

Actions with respect to Investment Property

[Describe all actions required to obtain “control” of Investment Property]

Other Actions

[Describe other actions to be taken]

3-1

Schedule 4

EXACT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION AND
CHIEF EXECUTIVE OFFICE

Exact Legal Name	Jurisdiction of Organization	Organizational I.D.	Location

4-1

Schedule 5

LOCATION OF INVENTORY AND EQUIPMENT

Grantor	Locations

5-1

Schedule 6

COPYRIGHTS

PATENTS

TRADEMARKS

TRADE SECRETS

INTELLECTUAL PROPERTY LICENSES

OTHER INTELLECTUAL PROPERTY

6-1

Schedule 7

VEHICLES

A-1

Schedule 8

LETTERS OF CREDIT RIGHTS

Exhibit A to
Guarantee and Collateral Agreement

FORM OF ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of [             ], 2005 (the “Agreement”), made by the Grantors parties thereto for the benefit of US Bank National Association, as collateral agent; capitalized terms used but not defined herein have the meanings given such terms therein.  The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

1.                                       The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.                                       The undersigned confirms the statements made in the Agreement with respect to the undersigned including, without limitation, in Section 4.7 and Schedule 2.

3.                                       The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

4.                                       The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By
Name:
Title:

Address for Notices:

Fax:

A-1

Exhibit B-1 to
Amended and Restated Guarantee and Collateral Agreement

FORM OF AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY
AGREEMENT

This AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of [                  ] (as amended, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of US Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Amended and Restated Guarantee and Collateral Agreement referred to below).

WHEREAS, IGN Entertainment, Inc., a Delaware corporation (“IGN”), US Bank National Association, as Collateral Agent, and the purchasers listed on the signature pages thereto (the “Purchasers”) entered into a Note Purchase Agreement dated as of March 3, 2004 (as amended, supplemented, replaced or otherwise modified from time to time, the “Note Purchase Agreement”) according to which the Purchasers purchased IGN’s Senior Secured Notes due March 31, 2009 (the “Notes”) from IGN upon the terms and subject to the conditions set forth therein;

WHEREAS IGN, US Bank National Association, as Collateral Agent, and the lenders listed on the signature pages thereto (the “Lenders”) have entered into a Credit Agreement, dated as of [             ], 2005 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used and not defined herein have the meanings given such terms in the Note Purchase Agreement unless those terms are also defined in the Credit Agreement, in which case they shall have the meanings given them in the Credit Agreement.

WHEREAS, it was a condition precedent to the obligation of the Purchasers to purchase Notes under the Note Purchase Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of March 3, 2004, in favor of the Collateral Agent (the “Old Guarantee and Collateral Agreement”) providing for the guarantee of, and the grant of a lien securing obligations under the Notes;

WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective extensions of credit to IGN under the Credit Agreement that Grantors shall have executed that certain Amended and Restated Guarantee and Collateral Agreement, dated as of [            ], 2005, in favor of the Collateral Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”);

WHEREAS, the Grantors are currently in default under the Note Purchase Agreement and contemporaneously with the execution of this Agreement the Grantors, the Collateral Agent and the Holders are executing Amendment and Waiver No. 4 (the “NPA Waiver”) pursuant to which such defaults will be waived by the Holders, provided that the Grantors have executed the Amended and Restated Guarantee and Collateral Agreement, which amends and restates the Old Guarantee and Collateral Agreement;

B-1-1

WHEREAS, under the terms of the Amended and Restated Guarantee and Collateral Agreement, the Grantors have granted a security interest in certain Property, including certain Intellectual Property of the Grantors to the Collateral Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

SECTION 1.                                Grant of Security.  Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)                                  (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(b)                                 (i) all patents, patent applications and patentable inventions, including each issued patent and patent application identified in Schedule 1, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);

(c)                                  (i) all copyrights, whether or not the underlying works of authorship have been published, including, but not limited to copyrights in software and databases all Mask Works (as defined in 17 U.S.C. § 901 of the Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, mask works and mask work applications,

B-1-2

and any renewals or extensions thereof, including each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Copyrights”);

(d)                                 (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);

(e)                                  (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of:  (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright including any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(f)                                    any and all proceeds of the foregoing.

SECTION 2.                                Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security Agreement.

SECTION 3.                                Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4.                                Governing Law.  This Intellectual Property Security Agreement (including any claim or controversy arising out of or relating to this Agreement shall be

B-1-3

governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

SECTION 5.                                Conflict Provision.  This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Amended and Restated Guarantee and Collateral Agreement, Note Purchase Agreement and the Credit Agreement.  The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Amended and Restated Guarantee and Collateral Agreement, Note Purchase Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Amended and Restated Guarantee and Collateral Agreement, Note Purchase Agreement or the Credit Agreement, the provisions of the Amended and Restated Guarantee and Collateral Agreement, Note Purchase Agreement or the Credit Agreement shall govern.

B-1-4

IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

IGN Entertainment, Inc.

By:
Name:
Title:

STATE OF CALIFORNIA	)
	)	ss:
)
COUNTY OF	)

On the          day of         in the year 2005 before me, the undersigned, a Notary Public in and for said State, personally appeared                                        , personally known to me or proved to me on the basis of satisfactory evidence to be the individual who executed this instrument as                                    of IGN ENTERTAINMENT, INC. and acknowledged to me that said corporation executed it pursuant to its by-laws or a resolution of its board of directors.

Notary Public
GameSpy Industries, Inc.

By:
Name:
Title:

STATE OF CALIFORNIA	)
	)	ss:
)
COUNTY OF	)

On the           day of            in the year 2005 before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual who executed this instrument as                                            of GAMESPY INDUSTRIES, INC. and acknowledged to me that said corporation executed it pursuant to its by-laws or a resolution of its board of directors.

Notary Public

B-1-5

Two Cents, Inc.

By:
Name:
Title:

STATE OF CALIFORNIA	)
	)	ss:
)
COUNTY OF	)

On the           day of           in the year 2005 before me, the undersigned, a Notary Public in and for said State, personally appeared                                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual who executed this instrument as                                       of TWO CENTS, INC. and acknowledged to me that said corporation executed it pursuant to its by-laws or a resolution of its board of directors.

Notary Public
Incfusion Corporation

By:
Name:
Title:

STATE OF CALIFORNIA	)
	)	ss:
)
COUNTY OF	)

On the           day of        in the year 2005 before me, the undersigned, a Notary Public in and for said State, personally appeared                                            , personally known to me or proved to me on the basis of satisfactory evidence to be the individual who executed this instrument as                        of INCFUSION CORPORATION and acknowledged to me that said corporation executed it pursuant to its by-laws or a resolution of its board of directors.

Notary Public

B-1-6

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

TRADE SECRETS

INTELLECTUAL PROPERTY LICENSES

Exhibit B-2 to
Amended and Restated Guarantee and Collateral Agreement

AMENDED AND RESTATED FORM OF AFTER-ACQUIRED INTELLECTUAL PROPERTY
SECURITY AGREEMENT

(FIRST SUPPLEMENTAL FILING)

This AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT (FIRST SUPPLEMENTAL FILING), dated as of                          , 2005 (as amended, supplemented or otherwise modified from time to time, the “First Supplemental Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of US Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Amended and Restated Guarantee and Collateral Agreement referred to below).

WHEREAS, IGN Entertainment, Inc., a Delaware corporation (“IGN”), US Bank National Association, as Collateral Agent, and the purchasers listed on the signature pages thereto (the “Purchasers”) entered into a Note Purchase Agreement dated as of March 3, 2004 (as amended, supplemented, replaced or otherwise modified from time to time, the “Note Purchase Agreement”) according to which the Purchasers purchased IGN’s Senior Secured Notes due March 31, 2009 (the “Notes”) from IGN upon the terms and subject to the conditions set forth therein;

WHEREAS IGN, US Bank National Association, as Collateral Agent, and the lenders listed on the signature pages thereto (the “Lenders”) have entered into a Credit Agreement, dated as of [              ], 2005 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used and not defined herein have the meanings given such terms in the Note Purchase Agreement unless those terms are also defined in the Credit Agreement, in which case they shall have the meanings given them in the Credit Agreement.

WHEREAS, it was a condition precedent to the obligation of the Purchasers to purchase Notes under the Note Purchase Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of March 3, 2004, in favor of the Collateral Agent (the “Old Guarantee and Collateral Agreement”) providing for the guarantee of, and the grant of a lien securing obligations under the Notes;

WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective extensions of credit to IGN under the Credit Agreement that Grantors shall have executed that certain Amended and Restated Guarantee and Collateral Agreement, dated as of [              ], 2005, in favor of the Collateral Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”);

WHEREAS, the Grantors are currently in default under the Note Purchase Agreement and contemporaneously with the execution of this Agreement the Grantors, the Collateral Agent and the Holders are executing Amendment and Waiver No. 3 (the “NPA Waiver”) pursuant to which such defaults will be waived by the Holders, provided that the

B-2-1

Grantors have executed the Amended and Restated Guarantee and Collateral Agreement, which amends and restates the Old Guarantee and Collateral Agreement;

WHEREAS, under the terms of the Amended and Restated Guarantee and Collateral Agreement, the Grantors have granted a security interest in certain Property, including After-Acquired Intellectual Property of the Grantors to the Collateral Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this First Supplemental Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

WHEREAS, the Intellectual Property Security Agreement was recorded against certain United States Intellectual Property at [INSERT REEL/FRAME NUMBER] [IF SECOND OR LATER SUPPLEMENTAL, ADD PRIOR REEL/FRAME NUMBERS].

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

SECTION 1.           Grant of Security.  Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)           (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(b)           (i) all patents, patent applications and patentable inventions, including each issued patent and patent application identified in Schedule 1, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);

B-2-2

(c)           (i) all copyrights, whether or not the underlying works of authorship have been published, including copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. § 901 of the Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Copyrights”);

(d)           (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);

(e)           (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of:  (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including the grant of rights to manufacture, distribute, print, publish, copy, import, export, exploit and sell materials derived from any Copyright including any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(f)            any and all proceeds of the foregoing.

SECTION 2.           Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this First Supplemental Intellectual Property Security Agreement.

B-2-3

SECTION 3.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4.           Governing Law.  This First Supplemental Intellectual Property Security Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard of conflict of law principles that would result in the application of any law other than the law of the State of New York.

SECTION 5.           Conflict Provision.  This First Supplemental Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Amended and Restated Guarantee and Collateral Agreement, Note Purchase Agreement and the Credit Agreement.  The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Amended and Restated Guarantee and Collateral Agreement, Note Purchase Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Amended and Restated Guarantee and Collateral Agreement, Note Purchase Agreement or the Credit Agreement, the provisions of the Amended and Restated Guarantee and Collateral Agreement, Note Purchase Agreement or the Credit Agreement shall govern.

B-2-4

IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement (first supplemental filing) to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

B-2-5

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

TRADE SECRETS

INTELLECTUAL PROPERTY LICENSES

Exhibit C to
Amended and Restated Guarantee and Collateral Agreement

FORM OF AMENDED AND RESTATED CONTROL AGREEMENT

This AMENDED AND RESTATED CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Control Agreement”) dated as of                   , 200  , is made by and among                       , a                    corporation (the “Grantor”), US Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Amended and Restated Guarantee and Collateral Agreement referred to below), and                        , a                           corporation (the “Issuer”).

WHEREAS, the Grantor has granted to the Collateral Agent for the benefit of the Secured Parties a security interest in the uncertificated securities of the Issuer owned by the Grantor from time to time (collectively, the “Pledged Securities”), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the “Collateral”) pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated as of [                 ], 2005 (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among the Grantor and the other persons party thereto as grantors in favor of the Collateral Agent.

WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined:  Adverse Claim, Control, Instruction, Proceeds and Uncertificated Security.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Notice of Security Interest.  The Grantor, the Collateral Agent and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, the Collateral Agent’s security interest in the Collateral.  The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Collateral Agent’s security interest in the Collateral.  The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Collateral Agent’s security interest in the Collateral and, upon request by the Collateral Agent, to register the Collateral Agent as the registered owner of any or all of the Pledged Securities.  The Issuer acknowledges that the Collateral Agent has control over the Collateral.

SECTION 2.           Collateral.  The Issuer hereby represents and warrants to, and agrees with the Grantor and the Collateral Agent that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of [                    ], (ii) the Pledged Securities are uncertificated securities, (iii) the issuer’s jurisdiction is, and during the term of this Control Agreement shall remain, the State of [                    ], (iv) Schedule 1 contains a true and

complete description of the Pledged Securities as of the date hereof and (v) except for the claims and interests of the Collateral Agent and the Grantor in the Collateral, the Issuer does not know of any claim to or security interest or other interest in the Collateral.

SECTION 3.           Control.  The Issuer hereby agrees, upon written direction from the Collateral Agent and without further consent from the Grantor, (a) to comply with all instructions and directions of any kind originated by the Collateral Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Collateral Agent and to pay over to the Collateral Agent all proceeds without any setoff or deduction, and (b) except as otherwise directed by the Collateral Agent, not to comply with the instructions or directions of any kind originated by the Grantor or any other person.

SECTION 4.           Other Agreements.  The Issuer shall notify promptly the Collateral Agent and the Grantor if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral.  In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control.

SECTION 5.           Protection of Issuer.  The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

SECTION 6.           Termination.  This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Collateral Agent that (i) all of the obligations secured by the Collateral have been paid in full in immediately available funds, or (ii) all of the Collateral has been released, whichever is sooner, and the Issuer shall thereafter be relieved of all duties and obligations hereunder.

SECTION 7.           Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor’s and the Collateral Agent’s addresses as set forth in the Guarantee and Collateral Agreement, and to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

[Name of Issuer]

[Address of Issuer]

Attention:

Telephone:  (      )       -

Telecopy:  (      )       -

SECTION 8.           Amendments in Writing.  None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

SECTION 9.           Entire Agreement.  This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 10.         Execution in Counterparts.  This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 11.         Successors and Assigns.  This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Collateral Agent.

SECTION 12.         Governing Law and Jurisdiction.  This Control Agreement has been delivered to and accepted by the Collateral Agent and will be deemed to be made in the State of New York.  THIS CONTROL AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.  Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

SECTION 13.       WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

[ ], as Collateral
Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

Exhibit D to
Amended and Restated Guarantee and Collateral Agreement

FORM OF AMENDED AND RESTATED CONTROL AGREEMENT

This AMENDED AND RESTATED CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Control Agreement”) dated as of [                      ], 200[_], is made by and among                                   , a                        corporation (the “Grantor”), US Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below), and                          , a                        corporation (the “Bank”).

WHEREAS, the Bank maintains for the Grantors securities accounts and deposit accounts, including without limitation, the accounts listed on Schedule 1 hereto (the “Pledged Accounts”), in the name of the Grantor.

WHEREAS, the Grantor has granted to the Collateral Agent for the benefit of the Secured Parties a security interest in the Pledged Accounts, all cash, instruments, financial assets carried therein, all security entitlements with respect thereto, all cash checks, instruments and other items of value of the Grantor now or hereafter paid, deposited, credited, held or otherwise in the possession or under the control of, or in transit to, the Bank or any agent, bailee or custodian thereof, and all additions thereto and substitutions and proceeds thereof (collectively, the “Collateral”) pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated as of [            ], 2005 (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among the Grantor and the other persons party thereto as grantors in favor of the Collateral Agent.

WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined:  adverse claim, bank’s jurisdiction, commodity account, commodity contract, control, deposit account, entitlement order, financial asset, instruction, investment property, proceeds, securities account, securities intermediary, securities intermediary’s jurisdiction, and security entitlement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Notice of Security Interest.  The Grantors, the Collateral Agent and the Bank are entering into this Control Agreement to perfect, and to confirm the priority of, the Collateral Agent’s security interest in the Collateral.  The Bank acknowledges that this Control Agreement constitutes written notification to the Bank of the Collateral Agent’s security interest in the Collateral.  The Bank agrees to promptly make all necessary entries or notations in its books and records to reflect the Collateral Agent’s security interest in the Collateral.  The Bank acknowledges that the Collateral Agent has control over the Pledged Accounts, all cash, instruments, and financial assets contained therein from time to time, and all security entitlements with respect thereto.  The Collateral Agent hereby appoints the Bank as the

Collateral Agent’s bailee and pledgee in possession for the Pledged Accounts and the Bank hereby accepts such appointment and agrees to be bound by the terms of this Agreement.

SECTION 2.           Collateral; Pledged Accounts.

(a)           Each Grantor hereby represents and warrants to, and agrees with the Collateral Agent and the Bank that, all cash, instruments and investment property (other than any commodity contract or commodity account) held by the Bank for the Grantor is and shall be credited to the Pledged Accounts.

(b)           The Bank hereby represents and warrants to, and agrees with the Grantor and the Collateral Agent that (i) the Bank is a securities intermediary with respect to the Grantor and, to the extent permitted by applicable law, the Pledged Accounts are securities accounts, (ii) to the extent permitted by applicable law, all assets, property and items from time to time carried in the Pledged Accounts, including, without limitation, any investment property, are, and will continue to be, financial assets, (iii) the securities intermediary’s jurisdiction is, and during the term of this Control Agreement shall remain, the State of New York, (iv) the Bank’s jurisdiction is, and during the term of this Control Agreement shall remain, the State of New York, (v) Schedule 1 contains a true and complete statement of the Pledged Accounts as of the date hereof (including, without limitation, the financial assets, cash and instruments carried therein or with respect thereto), (vi) no financial asset included in the Collateral is registered in the name of, payable to the order of, or specially indorsed to, the Grantor, which has not been indorsed to the Bank or in blank, and (vii) the Pledged Accounts are and shall remain a cash account, and the Bank will not extend, directly or indirectly, any “purpose credit” (within the meaning of such term under Regulation T of the Board of Governors of the Federal Reserve System of the United States) to the Grantor in respect of the Pledged Accounts.

(c)           The Collateral Agent hereby instructs the Bank, and the Bank hereby confirms and agrees that, unless the Collateral Agent shall otherwise direct the Bank in writing, any cash, instruments or investment property (other than any commodity contract or commodity account) from time to time held by the Bank for the Grantor shall be credited only to, and carried only in, the Pledged Accounts.

SECTION 3.           Control.  The Bank hereby agrees that, at any time that an Event of Default exists and is continuing, upon written direction from the Collateral Agent and without further consent from the Grantor, (a) to comply with all instructions, entitlement orders and directions of any kind originated by the Collateral Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Collateral Agent and to pay over to the Collateral Agent all cash Collateral and proceeds without any setoff or deduction, and (b) except as otherwise directed by the Collateral Agent, not to comply with the instructions, entitlement orders or directions of any kind originated by the Grantor or any other person until such time as the Collateral Agent sends written notice to the Bank that such Event of Default has been cured or waived.

SECTION 4.           Statements and Other Information.  Upon the Collateral Agent’s request, the Bank shall send to the Collateral Agent copies of all the regular monthly account statements provided to the Grantor and such other information relating to the Pledged Accounts as shall be reasonably requested by the Collateral Agent.  The Bank shall also deliver to the Collateral Agent a copy of all notices and statements required to be sent to the Grantor pursuant to any agreement governing or related to the Pledged Accounts to the Collateral Agent at such times as any such notice is sent to the Grantor.

SECTION 5.           Other Agreements; Termination; Successor Banks.  The Bank shall notify promptly the Collateral Agent and the Grantor if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral.  As long as the Guarantee and Collateral Agreement remains in effect, neither the Grantor nor the Bank shall terminate any Pledged Account without 30 days’ prior written notice to the other party and the Collateral Agent.  In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Accounts or the Collateral, the provisions of this Control Agreement shall control.  In the event the Bank no longer serves as bank for the Collateral, the Pledged Accounts and the cash, instruments and financial assets carried therein or held with respect thereto shall be transferred to a successor bank or custodian satisfactory to the Collateral Agent, provided, that prior to such transfer, such successor bank or custodian shall execute an agreement that is substantially in the form of this Control Agreement or is otherwise in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 6.           Protection of Bank.  The Bank may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

SECTION 7.           Termination.  This Control Agreement shall terminate automatically upon receipt by the Bank of written notice executed by the Collateral Agent that (i) all of the obligations (excluding unmatured contingent reimbursement and indemnification obligations) secured by the Collateral have been paid in full in immediately available funds, or (ii) all of the Collateral has been released, whichever is sooner, and the Bank shall thereafter be relieved of all duties and obligations hereunder.

SECTION 8.           Waiver; Priority of Collateral Agent’s Interests.  Other than with respect to its fees and customary commissions with respect to the Pledged Accounts, the Bank hereby waives its right to set off any obligations of the Grantor to the Bank against any or all of the Collateral, and hereby agrees that any and all liens, encumbrances, claims or security interests which the Bank may have against the Collateral, either now or in the future in connection with any Pledged Account are and shall be subordinate and junior to the prior payment in full in immediately available funds of all obligations of the Grantor now or hereafter existing under the Credit Agreement and Note Purchase Agreement, the Guarantee and Collateral Agreement, and all other documents related thereto, whether for principal, interest (including, without limitation, interest as provided in the Credit Agreement and Note Purchase Agreement, whether or not such interest accrues after the filing of such petition for purposes of the federal Bankruptcy Law or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise.  Except for the foregoing and claims and interests of the Collateral Agent and the Grantor in the Collateral, the Bank does not know of any claim to or security interest or other interest in the Collateral.

SECTION 9.           Miscellaneous.  (a)              Irrevocable Agreement.  The Grantor acknowledges that the agreements made by it and the authorizations granted by it in Sections 1, 2 and 3 hereof are irrevocable and that the authorizations granted in Sections 1, 2 and 3 hereof are powers coupled with an interest.

(b)           Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

[Name of Bank]
[Address of Bank]
Attention:

Telephone:  (     )

Telecopy:  (     )

[Collateral Agent]
[Address of Collateral Agent]
Attention:

Telephone:  (     )

Telecopy:  (     )

[Name of Grantor]
[Address]
Attention:

Telephone:  (     )

Telecopy:  (     )

(c)           Amendments in Writing.  None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

(d)           Entire Agreement.  This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(e)           Execution in Counterparts.  This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)            Successors and Assigns.  This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Collateral Agent.

(g)           Governing Law and Jurisdiction.  This Control Agreement has been delivered to and accepted by the Collateral Agent and will be deemed to be made in the State of New York.  THIS CONTROL AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.  Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

(h)           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

[ ], as Collateral Agent

By:
Name:
Title:

[NAME OF BANK]

By:
Name:
Title:

SCHEDULE 1

[LIST OF BANK ACCOUNTS]

Exhibit E to
Amended and Restated Guarantee and Collateral Agreement

FORM OF AMENDED AND RESTATED CONTROL AGREEMENT

This AMENDED AND RESTATED CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Control Agreement”) dated as of                          , 200   , is made by and among                               , a                          corporation (the “Grantor”), US Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Amended and Restated Guarantee and Collateral Agreement referred to below), and                         , a                          corporation (the “Broker”).

WHEREAS, the Broker maintains for the Grantor a commodity account, Account No.                                 (the “Pledged Account”), in the name of the Grantor.

WHEREAS, the Grantor has granted to the Collateral Agent for the benefit of the Secured Parties a security interest in the Pledged Account, the commodity contracts and any free credit balance carried therein, and all additions thereto and substitutions and proceeds thereof (collectively, the “Collateral”) pursuant to a Guarantee and Collateral Agreement, dated as of [              ], 2005 (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among the Grantor and the other persons party thereto as grantors in favor of the Collateral Agent.

WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”) are used herein as so defined:  Commodity Account, Commodity Contract, Commodity Intermediary’s Jurisdiction, Control and Proceeds.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Notice of Security Interest.  The Grantor, the Collateral Agent and the Broker are entering into this Control Agreement to perfect, and to confirm the priority of, the Collateral Agent’s security interest in the Collateral.  The Broker acknowledges that this Control Agreement constitutes written notification to the Broker of the Collateral Agent’s security interest in the Collateral.  The Broker agrees to promptly make all necessary entries or notations in its books and records to reflect the Collateral Agent’s security interest in the Collateral.  The Broker acknowledges that the Collateral Agent has control over the Pledged Account and all commodity contracts and any free credit balance carried therein from time to time.

SECTION 2.           Collateral; Pledged Account.

(a)           The Grantor hereby represents and warrants to, and agrees with the Collateral Agent and the Broker that, all commodity contracts carried by the Broker on its books for the Grantor are and shall be credited to the Pledged Account.

(b)           The Broker hereby represents and warrants to, and agrees with the Grantor and the Collateral Agent that (i) the Broker is a commodity intermediary with respect to the Grantor and the Pledged Account is a commodity account, (ii) the commodity intermediary’s jurisdiction is, and during the term of this Control Agreement shall remain, the State of New York, (iii) Schedule 1 contains a true and complete statement of the Pledged Account and the commodity contracts and any free credit balance carried therein as of the date hereof, and (iv) the Pledged Account is and shall remain a cash account, and the Broker will not extend, directly or indirectly, any “purpose credit” (within the meaning of such term under Regulation T of the Board of Governors of the Federal Reserve System of the United States) to the Grantor in respect of the Pledged Account.

(c)           The Collateral Agent hereby instructs the Broker, and the Broker hereby confirms and agrees that, unless the Collateral Agent shall otherwise direct the Broker in writing, all commodity contracts carried by the Broker on its books for the Grantor shall be credited only to, and carried only in, the Pledged Account.

SECTION 3.           Control.  The Broker hereby agrees, upon written direction from the Collateral Agent and without further consent from the Grantor, (a) to apply any value distributed on account of the commodity contracts carried in the Pledged Account as directed by the Collateral Agent, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Collateral Agent and to pay over to the Collateral Agent all proceeds and other value therefrom or otherwise distributed with respect thereto without any setoff or deduction, and (b) except as otherwise directed by the Collateral Agent, not to apply any value distributed on account of any commodity contract carried in the Pledged Account as directed by the Grantor or any other person.

SECTION 4.           Other Agreements; Termination; Successor Brokers.  The Broker shall simultaneously send to the Collateral Agent copies of all notices given and statements rendered pursuant to the Pledged Account.  The Broker shall notify promptly the Collateral Agent and the Grantor if any other person asserts any lien, encumbrance, claim or security interest in or against any of the Collateral.  As long as the Guarantee and Collateral Agreement remains in effect, neither the Grantor nor the Broker shall terminate the Pledged Account without thirty (30) days’ prior written notice to the other party and the Collateral Agent.  In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Account or the Collateral, the provisions of this Control Agreement shall control.  In the event the Broker no longer serves as Broker for the Collateral, the Pledged Account, the commodity contracts and any free credit balance carried therein shall be transferred to a successor broker, custodian or futures commission merchant satisfactory to the Collateral Agent, provided, that prior to such transfer, such successor broker, custodian or futures commission merchant shall execute an agreement that is substantially in the form of this Control Agreement or is otherwise in form and substance satisfactory to the Collateral Agent.

SECTION 5.           Protection of Broker.  The Broker may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

SECTION 6.           Termination.  This Control Agreement shall terminate automatically upon receipt by the Broker of written notice executed by the Collateral Agent that (i) all of the obligations secured by the Collateral have been paid in full in immediately available funds, or (ii) all of the Collateral has been released, whichever is sooner, and the Broker shall thereafter be relieved of all duties and obligations hereunder.

SECTION 7.           Waiver; Priority of Collateral Agent’s Interests.  Other than with respect to its fees and customary commissions with respect to the Pledged Account, the Broker hereby waives its right to set off any obligations of the Grantor to the Broker against any or all of the Collateral, and hereby agrees that any and all liens, encumbrances, claims or security interests which the Broker may have against the Collateral, either now or in the future in connection with the Pledged Account are and shall be subordinate and junior to the prior payment in full in immediately available funds of all obligations of the Grantor now or hereafter existing under the Credit Agreement, the Guarantee and Collateral Agreement, and all other documents related thereto, whether for principal, interest (including, without limitation, interest as provided in the Credit Agreement, whether or not such interest accrues after the filing of such petition for purposes of the federal Bankruptcy Law or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise.  Except for the foregoing and claims and interests of the Collateral Agent and the Grantor in the Collateral, the Broker does not know of any claim to or security interest or other interest in the Collateral.

SECTION 8.           Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor’s and the Collateral Agent’s addresses as set forth in the Guarantee and Collateral Agreement, and to the Broker’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

[Name of Broker]
[Address of Broker]
Attention:

Telephone:  (     )

Telecopy:  (     )

SECTION 9.           Amendments in Writing.  None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

SECTION 10.         Entire Agreement.  This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 11.         Execution in Counterparts.  This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 12.         Successors and Assigns.  This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Collateral Agent.

SECTION 13.         Governing Law and Jurisdiction.  This Control Agreement has been delivered to and accepted by the Collateral Agent and will be deemed to be made in the State of New York.  THIS CONTROL AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.  Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

SECTION 14.       WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

[ ], as Collateral
Agent

By:
Name:
Title:

[NAME OF BROKER]

By:
Name:
Title:

Annex 1 to
Amended and Restated Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                        ,  200   , made by                                            , a                       corporation (the “Additional Grantor”), in favor of US Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for (i) the holders of Senior Secured Notes due March 31, 2009 (the “Notes”), issued by IGN Entertainment, Inc., a Delaware Corporation (“IGN”), pursuant to a Note Purchase Agreement, dated as of March 3, 2004 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among IGN, the Collateral Agent and the purchasers listed on the signature pages thereto (the “Purchasers”), (ii) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of [              ], 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IGN, the Lenders party thereto, the Collateral Agent, and (iii) the other Secured Parties (as defined in the Amended and Restated Guarantee and Collateral Agreement (as hereinafter defined)).

W I T N E S S E T H:

WHEREAS, IGN, US Bank National Association, the Collateral Agent, and the Purchasers have entered into the Note Purchase Agreement;

WHEREAS, IGN, US Bank National Association, the Collateral Agent, and the Lenders have entered into the Credit Agreement;

WHEREAS, in connection with the Note Purchase Agreement and the Credit Agreement, IGN and certain of its Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of [               ], 2005 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                      to the Guarantee and Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement

is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.             GOVERNING LAW.  THIS ASSUMPTION AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

2

EXECUTION COPY

COLLATERAL TRUST AGREEMENT

dated as of May 27, 2005

among

IGN Entertainment, Inc.,

the other Pledgors from time to time party hereto,

US Bank National Association,

as Collateral Agent under the Credit Agreement,

US Bank National Association,
as Collateral Agent under the Note Purchase Agreement,

and

US Bank National Association,
as Collateral Trustee

i

ii

COLLATERAL TRUST AGREEMENT

This Collateral Trust Agreement (this “Agreement”) is dated as of May 27, 2005 and is by and among IGN Entertainment, Inc., a Delaware corporation (“IGN”), the Pledgors from time to time party hereto, the Credit Agreement Collateral Agent (as defined below), the Notes Collateral Agent (as defined below), and US Bank National Association, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

On May 2, 2004, IGN issued $22.5 million in aggregate principal amount of its Senior Secured Notes due March 31, 2009 (the “Notes”) pursuant to a Note Purchase Agreement (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Note Purchase Agreement”) among IGN, the purchasers listed on the signature pages thereto, and US Bank National Association, as Collateral Agent (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”).

IGN intends to enter into a Credit Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Credit Agreement”) among IGN, the lenders party thereto, and US Bank National Association, as Administrative Agent and as Collateral Agent (in such capacity and together with its successors, the “Credit Agreement Collateral Agent”), which will provide for $13.5 million of term loans.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

IGN and the other Pledgors intend to secure the Obligations under the Credit Agreement, the Notes and all future First Lien Debt on an equal and ratable basis with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

This Agreement sets forth the terms on which each Secured Party appoints the Collateral Trustee to act as the trustee for the present and future holders of the First Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1         Defined Terms.  The following terms will have the following meanings:

“Act of Required Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the aggregate outstanding principal amount of First Lien Debt (including outstanding letters of credit whether or not then available or drawn).  For purposes of this definition, (a) First Lien Debt registered in the name of, or beneficially owned by, IGN or any Affiliate of IGN will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether in the capacity of officer or director of such Person, through the ownership of voting securities, by agreement or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Capital Lease” means any lease of any property which would in accordance with GAAP be required to be classified and accounted for on the balance sheet of the lessee as a capital lease.

“Capitalized Lease Obligation” means, with respect to any Person for any period, any obligation of such Person to pay rent or other amounts under a Capital Lease, including the amount of such obligation that is capitalized.

2

“Capital Stock” means any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

“Collateral” means, in the case of each Series of First Lien Debt, all properties and assets of IGN and the other Pledgors now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure the First Lien Obligations, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of IGN or any other Pledgor, such assets or properties will cease to be excluded from the Collateral if IGN or any other Pledgor thereafter acquires or reacquires such assets or properties.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trust Joinder” means an agreement substantially in the form of Exhibit A.

“Credit Agreement” has the meaning set forth in the recitals.

“Discharge of First Lien Obligations” means the occurrence of all of the following:

(1)           termination or expiration of all commitments to extend credit that would constitute First Lien Debt;

(2)           payment in full in cash of the principal of and interest and premium (if any) on all First Lien Debt (other than any undrawn letters of credit);

(3)           discharge or cash collateralization of all outstanding letters of credit constituting First Lien Debt; and

(4)           payment in full in cash of all other First Lien Obligations that are outstanding and unpaid at the time the First Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of First Lien Debt, that such Liens or proceeds:

(1)           will be allocated and distributed first to the First Lien Representative for each outstanding Series of First Lien Debt for the account of the holders of such Series of First Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of First Lien Debt when the allocation or distribution is made, and thereafter

3

(2)           will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding First Lien Obligations) to the First Lien Representative for each outstanding Series of First Lien Obligations, for the account of the holders of any remaining First Lien Obligations, ratably in proportion to the aggregate unpaid amount of such remaining First Lien Obligations due and demanded (with written notice to the applicable First Lien Representative and the Collateral Trustee) prior to the date such distribution is made.

“Fair Market Value” means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, (1) determined in good faith by an officer of IGN and evidenced by an Officers’ Certificate delivered to the Collateral Trustee, if such value is less than or equal to $500,000, or (2) determined in good faith by the Board of Directors of IGN and evidenced by a resolution delivered to the Collateral Trustee, if such value is greater than $500,000.

“First Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of IGN or any other Pledgor to secure First Lien Obligations.

“First Lien Debt” means Indebtedness under the Notes, the Note Purchase Agreement and the Credit Agreement that was permitted to be incurred and secured under each applicable First Lien Document.

“First Lien Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of First Lien Debt causes, or permits holders of First Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the First Lien Debt outstanding thereunder to become immediately due and payable.

“First Lien Documents” means the Notes, Note Purchase Agreement, the Credit Agreement and any other instrument, agreement or document pursuant to which any First Lien Debt is incurred and the Security Documents.

“First Lien Obligations” means the First Lien Debt and all other Obligations in respect of First Lien Debt.

“First Lien Representative” means:

(a)           in the case of the Credit Agreement, the Credit Agreement Collateral Agent;  and

(b)           in the case of the Notes, the Notes Collateral Agent.

“First Lien Trust Estate” has the meaning set forth in Section 2.1.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

4

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. The term “Guarantee” used as a verb (and the participle formed therefrom) will have a correlative meaning.

“Guarantors” means each of:

(a)           the guarantors listed on the signature pages hereto; and

(b)           any other Subsidiary of IGN that executes a Guarantee of any Series of First Lien Debt or grants a Lien in favor of the Collateral Agent to Secure any Series of First Lien Debt,

and their respective successors and assigns.

“Guarantee and Collateral Agreement” means that certain Amended and Restated Guarantee and Collateral Agreement dated the date hereof between IGN, each Guarantor, each holder of Senior Notes and the Collateral Agent under the Note Purchase Agreement and the Credit Agreement.

“Hedging Obligations” means with respect to any specified Person, the obligations of such Person under:

(a)           interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(b)           other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“IGN” has the meaning set forth in the preamble.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(a)           in respect of borrowed money;

(b)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)           inrespect of banker’s acceptances;

(d)           representing Capital Lease Obligations;

5

(e)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except (i) any such balance that constitutes an accrued expense or trade payable not overdue by more than 90 days incurred in the ordinary course of such Person’s business, (ii) any such balance due that is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves or other appropriate provisions have been made in accordance with GAAP, and (iii) any such obligation incurred under ERISA; or

(f)            representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any First Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against IGN any of its Subsidiaries or any other Pledgor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.10(a).

“Insolvency or Liquidation Proceeding” means:

(1)           any case commenced by or against IGN or any other Pledgor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of IGN or any other Pledgor, any receivership or assignment for the benefit of creditors relating to IGN or any other Pledgor or any similar case or proceeding relative to IGN or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to IGN or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

6

(3)           any other proceeding of any type or nature in which substantially all claims of creditors of IGN or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

“Moody’s” means Moody’s Investors Service, a division of Dun & Bradstreet Corporation, and its successors and assigns.

“Notes” has the meaning set forth in the recitals.

“Note Documents” means the Note Purchase Agreement, the Notes and the Security Documents that create a Lien Securing Obligations under the Notes.

“Note Purchase Agreement” has the meaning set forth in the recitals.

“Obligations” means any principal, interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the First Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of IGN by two officers of IGN, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of IGN, including:

(a)           a statement that the Person making such certificate has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

7

“Permitted Prior Liens” means:

(1)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with IGN or any Subsidiary of IGN; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with IGN or the Subsidiary;

(2)           Liens on property (including Capital Stock) existing at the time of acquisition of the property by IGN or any Subsidiary of IGN; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(3)           Liens to secure Indebtedness (including Capital Lease Obligations) permitted by each First Lien Document covering only the assets acquired with or financed by such Indebtedness;

(4)           Liens existing on the date that the Notes were first issued; and

(5)           Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the security documents.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Pledgors” means IGN and the Guarantors.

“S&P” means Standard & Poor’s Ratings Services and its successors and assigns.

“Secured Parties” means the holders of First Lien Obligations and the First Lien Representatives.

“Security Documents” means this Agreement, the Guarantee and Collateral Agreement, and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by IGN or any other Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.2.

“Series of First Lien Debt” means First Lien Debt for which a single transfer register is maintained, including the following series: (a) First Lien Debt under the Credit Agreement and (b) First Lien Debt under the Notes.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

8

SECTION 1.2         Rules of Interpretation.

(a)           All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b)           Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c)           The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d)           References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided.  References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided.  References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e)           This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it.  Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

ARTICLE 2.  THE TRUST ESTATE

SECTION 2.1         Declaration of First Lien Trust.

To secure the payment of the First Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, each of the Pledgors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of First Lien Obligations, all of such Pledgor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of First Lien Obligations (collectively, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof (other than with respect to amounts payable to the Collateral Agent for its own account) and all cash and non-cash proceeds thereof, the “First Lien Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the First Lien Trust Estate in trust for the benefit solely and exclusively of all present and future

9

holders of First Lien Obligations as security for the payment of all present and future First Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1)           all Liens securing the First Lien Obligations have been released as provided in Section 4.1;

(2)           the Collateral Trustee holds no other property in trust as part of the First Trust Estate;

(3)           no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4)           IGN delivers to the Collateral Trustee an Officers’ Certificate stating that all First Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the First Lien Documents and that the Pledgors are not required by any First Lien Document to grant any First Lien upon any property, then the trust arising hereunder will terminate, except that all provisions set forth in Sections 7.09 and 7.10 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity), will remain enforceable in accordance with their terms.

The parties further declare and covenant that the First Lien Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2         Collateral Shared Equally and Ratably.  The parties to this Agreement agree that the payment and satisfaction of all of the First Lien Obligations will be secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties.

ARTICLE 3.  OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1         Undertaking of the Collateral Trustee.

(a)           Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as trustee, for the benefit solely and exclusively of the present and future Secured Parties:

(1)           perform its obligations under the Security Documents;

(2)           deliver and receive notices pursuant to the Security Documents;

(3)           remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the

10

Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(4)           execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 and that are accompanied by an Officers’ Certificate to the effect that the amendment is permitted under Section 7.1; and

(5)           release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1(b).

(b)           Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

SECTION 3.2         Release or Subordination of Liens.  The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a)           as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable First Lien Document;

(b)           as required by Article 4; or

(c)           as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

SECTION 3.3         Enforcement of Liens.  If the Collateral Trustee at any time receives written notice that any event has occurred that constitutes a default under any First Lien Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder, the Collateral Trustee will promptly deliver written notice thereof to each First Lien Representative.  Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders.  Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any First Lien Document as it may deem advisable and in the best interest of the holders of First Lien Obligations.

11

SECTION 3.4         Application of Proceeds.

(a)           The Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral and the proceeds of any title insurance policy required under any First Lien Document in accordance with Section 6.5 of the Guarantee and Collateral Agreement.

(b)           If any First Lien Representative or any holder of a First Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the First Lien Obligations in accordance with Section 3.4(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such First Lien Representative or such holder of a First Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of all holders of First Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4(a).  Until so delivered, such proceeds will be held by that First Lien Representative or that holder of a First Lien Obligation, as the case may be, for the benefit of all holders of First Lien Obligations and other Obligations secured by a Permitted Prior Lien.

(c)           This section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of First Lien Obligations, each present and future First Lien Representative and the Collateral Trustee as holder of First Liens.

(d)           In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

SECTION 3.5         Powers of the Collateral Trustee.

(a)           The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(b)           No First Lien Representative or holder of First Lien Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.6         Documents and Communications.  The Collateral Trustee will permit each First Lien Representative and each holder of First Lien Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7         For Sole and Exclusive Benefit of Holders of First Lien Obligations.  The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the First Lien Trust Estate solely and exclusively for the benefit of the present and future holders of present and

12

future First Lien Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

ARTICLE 4.  OBLIGATIONS ENFORCEABLE BY IGN AND THE
OTHER PLEDGORS

SECTION 4.1         Release of Liens on Collateral.

(a)           The Collateral Trustee’s Liens upon the Collateral will be released upon receipt of the Collateral Trustee of the documents required by Section 4.1(b):

(1)           in whole, upon (A) payment in full and discharge of all outstanding First Lien Debt and all other First Lien Obligations that are outstanding, due and payable at the time all of the First Lien Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all First Lien Documents and the cancellation or termination or cash collateralization of all outstanding letters of credit issued pursuant to any First Lien Documents;

(2)           as to any Collateral that is sold, transferred or otherwise disposed of by IGN or any other Pledgor to a Person that is not (either before or after such sale, transfer or disposition) IGN or a Subsidiary of IGN in a transaction or other circumstance that complies with Section 6.6 of the Note Purchase Agreement and Section 7.6 of the Credit Agreement and is permitted by all of the other First Lien Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of;

(3)           as to a release of less than all or substantially all of the Collateral, if consent to the release of all First Liens has been given by an Act of Required Debtholders; and

(4)           as to a release of all or substantially all of the Collateral, if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of First Lien Debt at the time outstanding as provided for in the applicable First Lien Documents and (B) IGN has delivered an Officers’ Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained.

(b)           The Collateral Trustee agrees for the benefit of IGN and the other Pledgors that if the Collateral Trustee at any time receives:

(1)           an Officers’ Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other First Lien Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

13

(2)           the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable.

(3)           in the case of a release pursuant to Section 4.1(a)(3) or (4), the documents referred to therein;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to IGN or other applicable Pledgor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

(c)           The Collateral Trustee hereby agrees that:

(1)           in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of IGN or other applicable Pledgor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2)           within one Business Day of the receipt by it of any Act of Required Debtholders pursuant to Section 4.1(a)(3), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each First Lien Representative.

(d)           Each First Lien Representative hereby agrees that:

(1)           as soon as reasonably practicable after receipt of an Officers’ Certificate from IGN pursuant to Section 4.1(b)(1) it will, to the extent required by such Section, either provide (A) the written confirmation required by Section 4.1(b)(3), (B) a written statement that such release is not permitted by Section 4.1(a), or (C) a request for further information from IGN reasonably necessary to determine whether the proposed release is permitted by Section 4.1(a) and after receipt of such information such First Lien Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (A) or (B), as applicable; and

(2)           within one Business Day of the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.1(c)(2), such First Lien Representative will deliver a copy of such notice to each registered holder of the Series of First Lien Debt for which it acts as First Lien Representative.

SECTION 4.2         Delivery of Copies to First Lien Representatives.  IGN will deliver to each First Lien Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate.  The First Lien Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(d).

14

SECTION 4.3         Collateral Trustee not Required to Serve, File or Record.  The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if IGN or any other Pledgor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of IGN or such Pledgor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the First Lien Representatives that the requirements of such UCC provisions have been satisfied.

ARTICLE 5.  IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1         No Implied Duty.  The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents.  The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

SECTION 5.2         Appointment of Agents and Advisors.  The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3         Other Agreements.  The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee.  The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing First Lien Debt (other than this Agreement and the other Security Documents).

SECTION 5.4         Solicitation of Instructions.

(a)           The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b)           No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

15

SECTION 5.5         Limitation of Liability.  The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction.

SECTION 5.6         Documents in Satisfactory Form.  The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7         Entitled to Rely.  The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by IGN or any other Pledgor in compliance with the provisions of this Agreement or delivered to it by any First Lien Representative as to the holders of First Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof.  The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8         First Lien Debt Default.  The Collateral Trustee will not be required to inquire as to the occurrence or absence of any First Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any First Lien Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9         Actions by Collateral Trustee.  As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of First Lien Obligations.

SECTION 5.10       Security or Indemnity in favor of the Collateral Trustee.  The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

16

SECTION 5.11       Rights of the Collateral Trustee.  In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document.  In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12       Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a)           Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral.  The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b)           The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Pledgor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the First Lien Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION 5.13       Assumption of Rights, Not Assumption of Duties.  Notwithstanding anything to the contrary contained herein:

(1)           each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform

17

all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2)           the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3)           the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

SECTION 5.14       No Liability for Clean Up of Hazardous Materials.  In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver.  The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 6.  RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1         Resignation or Removal of Collateral Trustee.  Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a)           the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each First Lien Representative and IGN; and

(b)           the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2         Appointment of Successor Collateral Trustee.  Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders.  If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of IGN), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1)           authorized to exercise corporate trust powers;

(2)           having a combined capital and surplus of at least $50,000,000;

18

(3)           that is not a First Lien Representative.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3         Succession.  When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1)           such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2)           the predecessor Collateral Trustee will (at the expense of IGN) promptly transfer all Liens and collateral security and other property of the First Lien Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the First Lien Trust Estate.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

SECTION 6.4         Merger, Conversion or Consolidation of Collateral Trustee.  Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the corporate trust business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3 without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2.  The Collateral Trustee shall promptly notify IGN of any such merger, consolidation or consolidation.

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1         Amendment.

(a)           No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1)           any amendment or supplement that has the effect solely of adding or maintaining Collateral, or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein will become effective when executed and

19

delivered by IGN or any other applicable Pledgor party thereto and the Collateral Trustee;

(2)           no amendment or supplement that reduces, impairs or adversely affects the right of any holder of First Lien Obligations:

(A)          to vote its outstanding First Lien Debt as to any matter described as subject to an Act of Required Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders”),

(B)           to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1, or

(C)           to require that Liens securing First Lien Obligations be released only as set forth in the provisions described in Section 4.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of First Lien Debt so affected under the applicable First Lien Documents; and

(3)           no amendment or supplement that imposes any obligation upon the Collateral Trustee or any First Lien Representative or adversely affects the rights of the Collateral Trustee or any First Lien Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such First Lien Representative, respectively.

(b)           The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the First Lien Documents.  Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of IGN to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of IGN addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral.

SECTION 7.2         Voting.  In connection with any matter under this Agreement requiring a vote of holders of First Lien Debt, each Series of First Lien Debt will cast its votes in accordance with the First Lien Documents governing such Series of First Lien Debt.  The amount of First Lien Debt to be voted by a Series of First Lien Debt will equal (1) the aggregate principal amount of First Lien Debt held by such Series of First Lien Debt, plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of First Lien Debt.  Following and in accordance with the outcome of the applicable vote under its First Lien Documents, the

20

First Lien Representative of each Series of First Lien will cast all of its votes as a block in respect of any vote under this Agreement.

SECTION 7.3         Further Assurances; Insurance.

(a)           IGN and each of the other Pledgors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of First Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral, (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the First Lien Documents.

(b)           Upon the reasonable request of the Collateral Trustee or any First Lien Representative at any time and from time to time, IGN and each of the other Pledgors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the First Lien Documents for the benefit of holders of First Lien Obligations.

(c)           IGN and the other Pledgors will maintain insurance as required by the Guarantee and Collateral Agreement.

(d)           Upon the request of the Collateral Trustee, IGN and the other Pledgors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

(e)           Upon the request of the Collateral Trustee, IGN and the other Pledgors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants.  IGN and the other Pledgors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of IGN and the other Pledgors and their Subsidiaries, all at IGN’s expense.

21

SECTION 7.4         Successors and Assigns.

(a)           Except as provided in Section 5.2 or Article 6, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void.  All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each First Lien Representative and each present and future holder of First Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b)           Neither IGN nor any other Pledgor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void.  All obligations of IGN and the other Pledgors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each First Lien Representative and each present and future holder of First Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.5         Delay and Waiver.  No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof.  No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.6         Notices.  Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:

US Bank, Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103
Attention:  Michael M. Hopkins, Vice President
Telephone No.:  (860) 241-6820
Telecopier No.:  (860) 241-6897, (503) 258-5939

If to IGN or any other

Pledgor:                                                                                                                                  c/o IGN Entertainment, Inc.

8000 Marina Boulevard
2nd Floor
Brisbane, CA  94005
Attention:  Chief Executive Officer
Telephone No.:  415-508-2077
Telecopier No.:  415-508-2777

22

with copies to:

Great Hill Partners GP II, LLC.
One Liberty Square
Boston, MA  02109
Attention:  Michael A. Kumin
Telephone No.:  617-790-9435
Telecopier No.:  617-790-9416

and to:

Fenwick & West LLP
275 Battery Street, 16th Floor
San Francisco, CA 94114
Attention: Robert Dellenbach
Telephone No.:  415-875-2300
Telecopier No.:  415-281-1350

If to the Credit Agreement
Collateral Agent:

US Bank, Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103
Attention:  Michael M. Hopkins, Vice President
Telephone No.:  (860) 241-6820

Telecopier No.:  (860) 241-6897, (503) 258-5939

If to the Notes Collateral
Agent:

US Bank, Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103
Attention:  Michael M. Hopkins, Vice President
Telephone No.:  (860) 241-6820
Telecopier No.:  (860) 241-6897, (503) 258-5939

and if to any other First Lien Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of First Lien Debt, its address shown on the register kept by the office or agency where the relevant First Lien Debt may be presented for registration of transfer or for exchange.  Failure to mail a notice or communication to a holder of First Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of First Lien Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.  Any notice or communication not sent as set forth above shall be ineffective for any purpose hereunder.

23

SECTION 7.7         Notice Following Discharge of First Lien Obligations.  Promptly following the Discharge of First Lien Obligations with respect to one or more Series of First Lien Debt, each First Lien Representative with respect to each applicable Series of First Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other First Lien Representative.

SECTION 7.8         Entire Agreement.  This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.9         Compensation; Expenses.  The Pledgors jointly and severally agree to pay, promptly upon demand:

(1)           such compensation to the Collateral Trustee and its agents as IGN and the Collateral Trustee may agree in writing from time to time;

(2)           all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3)           all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any First Lien Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other First Lien Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by IGN or any other Pledgor;

(4)           all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(5)           all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6)           after the occurrence of any First Lien Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any First Lien Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the First Lien Obligations or the proof, protection, administration or resolution of any claim based upon the First Lien Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants,

24

appraisers and other professionals engaged by the Collateral Trustee, its agents or the First Lien Representatives.

The agreements in this Section 7.09 will survive repayment of all other First Lien Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.10       Indemnity.

(a)           The Pledgors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each First Lien Representative, each holder of First Lien Obligations and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)           All amounts due under this Section 7.10 will be payable upon demand.

(c)           To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.10(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Pledgors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d)           The agreements in this Section 7.10 will survive repayment of all other First Lien Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.11       Severability.  If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.12       Headings.  Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.13       Obligations Secured.  All obligations of the Pledgors set forth in or arising under this Agreement will be First Lien Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.14       Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

25

SECTION 7.15       Consent to Jurisdiction.  All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York.  By executing and delivering this Agreement, each Pledgor, for itself and in connection with its properties, irrevocably:

(1)           accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2)           waives any defense of forum non conveniens;

(3)           agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6;

(4)           agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5)           agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.16       Waiver of Jury Trial.  Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.16 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.17       Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

26

SECTION 7.18       Effectiveness.  This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.19       Additional Pledgors.  IGN will cause each Person that becomes a Pledgor or is required by any First Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.  IGN shall promptly provide each First Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.19.

SECTION 7.20       Continuing Nature of this Agreement.  This Agreement will be reinstated if at any time any payment or distribution in respect of any of First Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of First Lien Obligations or First Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise).

SECTION 7.21       Insolvency.  This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Pledgor.  The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.22       Rights and Immunities of First Lien Representatives.  The Notes Collateral Agent and the Credit Agreement Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Note Purchase Agreement and Credit Agreement respectively, and any future First Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable First Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein.  In no event will any First Lien Representative be liable for any act or omission on the part of the Pledgors or the Collateral Trustee hereunder.

27

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

IGN
IGN ENTERTAINMENT, INC.

By:	/s/ Mark Jung
Name:
Title:

GUARANTORS
TWO CENTS INC.

By:	/s/ Mark Jung
Name:
Title:

GAMESPY INDUSTRIES, INC.

By:	/s/ Mark Jung
Name:
Title:

INCFUSION CORPORATION

By:	/s/ Mark Jung
Name:
Title:

S-1

US BANK NATIONAL ASSOCIATION, as Collateral Agent under the Note Purchase Agreement

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

US BANK NATIONAL ASSOCIATION, as Collateral Agent under the Credit Agreement

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

US BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

S-2

EXHIBIT A
to Collateral Trust Agreement

[FORM OF]
COLLATERAL TRUST JOINDER

The undersigned,                                    , a                             , hereby agrees to become party as [a Pledgor] [a First Lien Representative] under the Collateral Trust Agreement dated as of                   , 2005 (the “Collateral Trust Agreement”) among IGN Entertainment, Inc., the Pledgors from time to time party thereto, US Bank National Association, as Collateral Agent under the Credit Agreement (as defined therein), US Bank National Association, as Collateral Agent under the Note Purchase Agreement (as defined therein) and US Bank National Association, as Collateral Trustee, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                                          , 20     .

[                                                         ]

By:
Name:
Title: